Exhibit 10.11

EXECUTION VERSION

MASTER REPURCHASE AGREEMENT

dated as of November 2, 2010

among

PennyMac Corp., a Seller,

PennyMac Mortgage Investment Trust Holdings I, LLC, a Seller,

and

Wells Fargo Bank, National Association, Buyer

Schedule 1-A	Representations and Warranties with Respect to Mortgage Loans

Schedule 1-B	Representations and Warranties with Respect to REO Properties

Schedule 1-C	Representations and Warranties with Respect to REMIC Certificates

Schedule 2	Notice Addresses and Wire Instructions

Schedule 3	Representations and Warranties for Ineligible Remedies

Schedule 4	Schedule of Indebtedness

Schedule 5	Schedule of Average State Timelines Regarding Foreclosures

Schedule 6	Schedule of Maximum Foreclosure Aging

EXHIBITS

EXHIBIT A	[Reserved]

EXHIBIT B	Form of Servicer Instruction Notice

EXHIBIT C	Form of Closing Certificate

EXHIBIT D	Form of Compliance Certificate

EXHIBIT E	Form of Confirmation

EXHIBIT F	Early Repurchase Schedule

EXHIBIT G	Form of Investment Advisor Side Letter

EXHIBIT H	Form of Mortgage Loan Schedule

EXHIBIT I	Form of REO Property Schedule

EXHIBIT J	Form of Transaction Request

EXHIBIT K	Form of Power of Attorney

EXHIBIT L	Form of Purchased Asset Data Summary

EXHIBIT M	Form of Assignment and Acceptance

EXHIBIT N	Form of “Good-Bye Letter”

v

THIS MASTER REPURCHASE AGREEMENT, dated as of November 2, 2010 (this “Agreement”), is made by and among PENNYMAC CORP., a Delaware corporation (“PMC”), PENNYMAC MORTGAGE INVESTMENT TRUST HOLDINGS I, LLC (a Delaware limited liability company (“PMIT”; together with PMC and as more specifically defined below each a “Seller” and collectively the “Sellers”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (as more specifically defined below, “Buyer”).  Sellers and Buyer (each a “Party”) hereby agree as follows:

ARTICLE 1

APPLICABILITY

Section 1.01           Applicability.  Subject to the terms and conditions of the Repurchase Documents, from time to time and at the request of a Seller, the Parties may enter into transactions in which Sellers agree to sell, transfer and assign to Buyer certain Assets and all related rights in and interests related to such Assets on a servicing released basis, against the transfer of funds by Buyer representing the Purchase Price for such Assets, with a simultaneous agreement by Buyer to transfer to Sellers and Sellers to repurchase such Assets in a repurchase transaction at a date not later than the Maturity Date, against the transfer of funds by Sellers representing the Repurchase Price for such Assets.

ARTICLE 2

DEFINITIONS AND INTERPRETATION

“Accelerated Repurchase Date”:  Defined in Section 10.02.

“Accepted Servicing Practices”:  With respect to any Purchased Mortgage Loan or Underlying Asset, those mortgage servicing practices of prudent financial or mortgage lending institutions which service assets of the same type as such assets in the jurisdiction where the related Underlying Mortgaged Property is located and in a manner at least equal in quality to the servicing that a Seller or Servicer provides to assets which they own in their own portfolios.

“Account”: As applicable, any of the Mortgage Loan Interest Reserve Account, REO Property Interest Reserve Account, REO Collection Account, Participation Account or Waterfall Account.

“Account Bank”:  Wells Fargo Bank, National Association, or any other bank approved by Buyer.

“Account Control Agreement” shall mean any collection account control agreement entered into by the Buyer, Sellers, Servicer, and the Account Bank, in form and substance acceptable to Buyer with respect to certain of the Accounts.

“Actual Knowledge”:  With respect to any Person, the actual knowledge of such Person without further inquiry or investigation; provided, that for the avoidance of doubt, such actual knowledge shall include the knowledge of such Person and each of its employees, officers, directors and agents.

“Additional Purchased Assets”:  The meaning specified in Section 4.01.

“Adjusted Tangible Net Worth”:  With respect to any Person, as of any date of determination, the excess of such Person’s total assets (net of goodwill and intangible assets, including mortgage servicing rights) over its total liabilities, calculated in accordance with GAAP as reflected on such Person’s financial statements.

“Affiliate”:  With respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person; provided, however, that neither the Servicer nor the Investment Advisor shall be deemed an Affiliate for the purposes of this Agreement.

“Agency”:  Fannie Mae or Freddie Mac, as applicable.

“Aggregate Purchase Price”:  As of any date of determination, the aggregate outstanding Purchase Price of all Purchased Assets subject to a Transaction.

“Agreement”:  This Master Repurchase Agreement dated as of the Closing Date, by and amongst Sellers and Buyer as amended, supplemented or modified thereto from time to time, which shall include on or prior to the Effective Date all Schedules and Exhibits thereto.

“ALTA”:  The American Land Title Association.

“Alternative Rate”:  A per annum rate based on an index approximating the behavior of LIBOR, as determined by Buyer.

“Anti-Terrorism Laws”:  Any Requirements of Law relating to money laundering or terrorism, including Executive Order 13224 signed into law on September 23, 2001, the regulations promulgated by the Office of Foreign Assets Control of the Treasury Department, and the Patriot Act.

“Applicable Percentage”:  For each Purchased Asset, the applicable percentage determined by Buyer for such Purchased Asset on the Purchase Date thereof, up to the Maximum Applicable Percentage.

“Appraised Value”:  The value set forth in an appraisal made in connection with the origination of a Mortgage Loan as the value of the related Underlying Mortgaged Property.

“Asset”:  Any Mortgage Loan, any REMIC Certificate, any REO Entity Interest or any Underlying Asset, as applicable and as the context may require.

“Asset Documents”:  (i) With respect to each Mortgage Loan, the Mortgage Loan Documents, (ii) with respect to each REMIC Certificate, such REMIC Certificate and the REMIC Certificate Documents, and (iii) with respect to each REO Property, the related REO Entity Interests and the related REO Property Documents.

“Asset Schedule”:  The Mortgage Loan Schedule or the REO Property Schedule, as applicable.

“Bankruptcy Code”:  Title 11 of the United States Code, as amended.

“Blank Assignment Documents”:  Defined in Section 6.02(j).

“BPO”:  An opinion of the BPO Value of an Underlying Mortgaged Property given by a licensed real estate agent or broker (acceptable to Buyer and at Sellers’ expense) which generally includes three comparable sales and three comparable listings.

“BPO Value”:  The stated dollar value contained in a BPO regarding the fair market value of a mortgaged property or parcel of real property.

“Business Day”:  Any day other than (a) a Saturday or a Sunday, (b) a day on which banks in the States of New York, California or North Carolina are authorized or obligated by law or executive order to be closed, (c) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive order to be closed, or (d) if the term “Business Day” is used in connection with the determination of LIBOR, a day dealings in Dollar deposits are not carried on in the London interbank market.

“Buyer”:  Wells Fargo Bank, National Association, in its capacity as Buyer under this Agreement and the other Repurchase Documents.

“Buyer’s Margin Percentage”:  For any Purchased Asset or Underlying Asset as of any date, the percentage equivalent of the quotient obtained by dividing one (1) by the Applicable Percentage used to calculate the Purchase Price for such Purchased Asset or Underlying Asset on the related Purchase Date.

“Capital Lease Obligations”:  With respect to any Person, the amount of all obligations of such Person to pay rent or other amounts under a lease of property to the extent and in the amount that such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Stock”:  Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests (certificated or un-certificated) in any limited liability company, any and all partnership or other equivalent interests in any partnership or limited partnership, any and all trust certificate representing ownership of the related trust, and any and all warrants or options to purchase any of the foregoing.

“Carryover Amount” means the sum of (a) the aggregate of any Carryover Amounts in respect of prior Pricing Periods that have not previously been distributed under Section 5.02(a)(II), and (b) in respect of the current Pricing Period, the amount by which any payments due Servicer pursuant to clause first of Section 5.02(a) of the PC REO Trust Agreement and clause first of Section 5.02(a)(II) of the Agreement, exceed 30% of the Income collected by Servicer with respect to the Purchase Mortgage Loans, the Underlying REO Properties and the Underlying Mortgage Loans.

“Change of Control”:  The occurrence of any of the following events:  (a) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the beneficial owner, directly or indirectly, of 25% or more of the total voting power of all classes of Equity Interests of any Seller or Guarantor entitled to vote generally in the election of the directors, (b) Guarantor shall cease to indirectly own and control, of record and beneficially, 100% of the Equity Interests of either (i) PMOP or (ii) PennyMac GP OP, Inc., (c) PMOP shall cease to own and control, of record and beneficially, 100% of the Equity Interests of PMC or PMIT, or (d) PMC shall cease to own and control, of record and beneficially, 100% of the Equity Interests of PC REO.

“Class A Participant” Has the meaning ascribed to such term in the related REMIC Declaration Agreement.

“Class A Participation”:  Has the meaning ascribed to such term in the related REMIC Declaration Agreement.

“Closing Certificate”:  A true and correct certificate in the form of Exhibit C, executed by a Responsible Officer of each Seller.

“Closing Date”:  November 2, 2010.

“Code”:  The Internal Revenue Code of 1986, as amended.

“Compliance Certificate”:  A true and correct certificate in the form of Exhibit D,  executed by a Responsible Officer of each Seller and Guarantor.

“Confirmation”:  A purchase confirmation in the form of Exhibit E, duly completed, executed and delivered by a Seller and Buyer in accordance with Section 3.01.

“Contingent Liabilities”:  With respect to any Person as of any date, all of the following as of such date:  (a) liabilities and obligations (including any Guarantee Obligations) of such Person in respect of “off-balance sheet arrangements” (as defined in the Off-Balance Sheet Rules defined below), (b) obligations, including Guarantee Obligations, whether or not required to be disclosed in the footnotes to such Person’s financial statements, guaranteeing in whole or in part any Non-Recourse Indebtedness, lease, dividend or other obligation, excluding, however (i) contractual indemnities (including any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and (ii) guarantees of non-monetary obligations that have not yet been called on or quantified, of such Person or any other Person, and (c) forward commitments or obligations to fund or provide proceeds with respect to any loan or other financing that is obligatory and non-discretionary on the part of the lender.  The amount of any Contingent Liabilities described in the preceding clause (b) shall be deemed to be (i) with respect to a guarantee of interest or interest and principal, or operating income guarantee, the sum of all payments required to be made thereunder (which, in the case of an operating income guarantee, shall be deemed to be equal to the debt service for the note secured thereby), through (x) in the case of an interest or interest and principal guarantee, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guarantee, the date through which such guarantee will remain in effect, and

(ii) with respect to all guarantees not covered by the preceding clause (i), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and in the footnotes to the most recent financial statements of such Person.  “Off-Balance Sheet Rules” means the Disclosure in Management’s Discussion and Analysis About Off-Balance Sheet Arrangements and Aggregate Contractual Obligations, Securities Act Release Nos. 33-8182; 34-47264; FR-67 International Series Release No. 1266 File No. S7-42-02, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified at 17 CFR Parts 228, 229 and 249).

“Contractual Obligation”:  With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, deed to secure debt, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property or assets are bound or are subject.

“Contribution Agreement”: The Contribution Agreement in form and substance satisfactory to Buyer between PMC and PC REO pursuant to which PMC will convey, transfer and contribute to PC REO the REO Property resulting from the foreclosure of a Purchased Mortgage Loan or other Mortgage Loan, as the same may be amended, modified or supplemented from time to time and approved by Buyer.

“Control”:  With respect to any Person, the direct or indirect possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling,” “Controlled” and “under common Control” have correlative meanings.

“Conversion Date”: As applicable, (i) with respect to any Purchased REMIC Certificate, the date on which Buyer releases its rights, title and interest in a Removed Mortgage Loan and such Removed Mortgage Loan becomes subject to a Transaction as a Purchased Mortgage Loan pursuant to Section 3.01(g)(i) hereof, or (ii) with respect to any Purchased Mortgage Loan, the date on which Buyer releases its rights, title and interest in such Purchased Mortgage Loan that has become a Foreclosed Mortgage Loan, and such Foreclosed Mortgage Loan is contributed to PC REO to support the related Purchased REO Entity Interests, pursuant to Section 3.01(g)(ii) hereof.

“Custodial Agreement”:  The Custodial Agreement, dated as of the date hereof, among Buyer, Sellers and Custodian, substantially in the form and substance as mutually agreed to between Buyer and Sellers, as the same may be amended, modified or supplemented from time to time.

“Custodian”:  Wells Fargo Bank, National Association, or any successor permitted by the Custodial Agreement.

“Default”:  Any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Default Rate”:  As of any date, the Pricing Rate in effect on such date plus 400 basis points (4.00%), determined after any Repurchase Date on the basis of periods corresponding to Pricing Periods.

“Derivatives Contract”:  Any rate swap transaction, basis swap, credit derivative transaction, forward rate transaction, commodity swap, commodity option, forward commodity contract, equity or equity index swap or option, bond or bond price or bond index swap or option or forward bond or forward bond price or forward bond index transaction, interest rate option, forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot contract, or any other similar transaction or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, including any obligations or liabilities thereunder.

“Derivatives Termination Value”:  With respect to any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in the preceding clause (a), the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based on one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include Buyer).

“Direct Pass-Through Expenses”: The professional fees, due diligence, accounting and auditing fees and other direct charges incurred by or for the benefit of PMC with respect to the Purchased Mortgage Loans and Underlying Assets under the Investment Advisor Agreement.  For any date of determination, such fees and expenses shall be estimated with respect to the Purchased Mortgage Loans and Underlying Assets on an asset-by-asset basis pursuant to an allocation method acceptable to Buyer.

“Dollars” and “$”:  Lawful money of the United States of America.

“Due Date”:  The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

“Early Repurchase”:  The repurchase of any Purchased Assets by any Seller prior to the Repurchase Date (other than on account of a Representation Breach).

“Early Repurchase Date”:  Defined in Section 3.04.

“Early Repurchase Schedule”: With respect to any Early Repurchase or a Sale and Disposition of Purchased Assets on the schedule set forth Exhibit F attached hereto.

“Effective Date”: The date on which all conditions set forth in 6.01 have been satisfied in Buyer’s determination.

“Electronic Tracking Agreement”:  The Electronic Tracking Agreement among Buyer, Sellers, MERS and MERSCORP, Inc., to the extent applicable as the same may be amended from time to time.

“Eligible Asset”: An Eligible Mortgage Loan, an Eligible REMIC Certificate, an Eligible REO Property or any REO Entity Interests, as the case may be.

“Eligible Assignee”:  Any of the following Persons designated by Buyer for purposes of Section 18.08(c):  (a) a bank, financial institution, pension fund, insurance company or similar Person, an Affiliate of any of the foregoing, and an Affiliate of Buyer, and (b) any other Person to which Sellers have consented; provided, that such consent of Sellers shall not be unreasonably withheld, delayed or conditioned, and shall not be required at any time when a Default or Event of Default exists.  Such Person shall provide to Sellers such duly executed IRS forms as Sellers reasonably request.

“Eligible Mortgage Loan”:  Any Mortgage Loan (a) as to which each of the representations and warranties in Sections 7.06, 7.10, 7.11, and 7.12 and Schedule 1-A are true and correct in all material respects, (b) that contains all required Mortgage Loan Documents without exceptions unless otherwise waived by Buyer or permitted below and (c) that satisfies each of the following eligibility requirements:

(i)            At the time it was made, such Mortgage Loan complied in all material respects with all applicable local, state and federal laws, including but not limited to all predatory lending laws;

(ii)           Such Mortgage Loan is secured by a first priority mortgage or deed of trust on real property;

(iii)          The BPO Value for such Mortgage Loan exceeds $30,000;

(iv)          The unpaid principal balance of such Mortgage Loan is equal to or exceeds $50,000;

(v)           The Mortgagor on the Mortgage Loan did not have a Fair, Isaac & Company, Inc. (“FICO”) Score at origination of the Mortgage Loan that is less than 500;

(vi)          Such Mortgage Loan is not a “Section 32” loan;

(vii)         Such Mortgage Loan is not a High Cost Mortgage Loan;

(viii)        The Foreclosure Age of such Mortgage Loan does not exceed the related maximum foreclosure age as set forth on Schedule 6 attached hereto; provided that Buyer such condition may be waived by Buyer, with respect to any Mortgage Loan  for which foreclosure is imminent;

(ix)           The outstanding Protective Servicing Advances with respect to such Mortgage Loan do not exceed 15% of either (i) the BPO Value of the related Underlying Mortgaged Property or (ii) the unpaid principal balance of such Mortgage Loan;

(x)            The information set forth in the related Mortgage Loan Schedule is true and correct in all material respects as of the date or dates respecting which the information is furnished;

(xi)           No Representation Breach exists with respect to such Mortgage Loan;

(xii)          There are no future funding obligations on the part of Sellers or Buyer or any other Person with respect to such Mortgage Loan;

(xiii)         A BPO has been conducted on the related Underlying Mortgaged Property no longer than ninety (90) days prior to the related Purchase Date with respect to the Mortgage Loan;

(xiv)        A BPO has been conducted and delivered to Buyer with respect to the related Underlying Mortgaged Property every one hundred and eighty (180) days that such Mortgage Loan is subject to a Transaction hereunder;

(xv)         If such Mortgage Loan is an Underlying Mortgage Loan, it is a “qualified mortgage loan” as such term is defined in Section 860(G)(a)(3) of the Code and the related Underlying Mortgage Property qualifies as foreclosure property within the meaning of Section 856(e) of the Code if obtained by foreclosure or deed in lieu of foreclosure (without regard to Treasury Regulation 1.856-6(b)(3));

(xvi)        The Mortgaged Property with respect to such Mortgage Loan located in the United States, and the Underlying Obligors are domiciled in the United States and are not Sanctioned Entities, and all obligations thereunder and under the Mortgage Loan Documents are denominated and payable in Dollars; and

(xvii)       Any other eligibility criteria as mutually agreed to by the Buyer and Sellers.

provided, that notwithstanding the failure of a Mortgage Loan to conform to the requirements of this definition, Buyer may, subject to such terms, conditions and requirements and Applicable Percentage adjustments as Buyer may require, designate in writing any such non-conforming Mortgage Loan as an Eligible Mortgage Loan, which designation (1) may include a temporary or permanent waiver of one or more Eligible Mortgage Loan requirements, and (2) shall not be deemed a waiver of the requirement that all other Mortgage Loans must be Eligible Mortgage Loan (including any Mortgage Loans that are similar or identical to the Mortgage Loan subject to the waiver).

“Eligible REMIC Certificate”:  Any REMIC Certificate (a) as to which each of the representations and warranties in Sections 7.06, 7.10, 7.11, and 7.12 and Schedule 1-C are true and correct in all material respects, (b) as to which all required REMIC Certificate Documents have been delivered to Custodian or Buyer without exceptions unless otherwise waived by Buyer or permitted below, (c) that is sold or proposed to be sold to Buyer together with each other REMIC regular interest then issued by PMC pursuant to the related REMIC Declaration Agreement, and (d) that satisfies each of the following eligibility requirements:

(i)            Such REMIC Certificate is backed by Eligible Underlying Mortgage Loans at the time such REMIC Certificate was issued;

(ii)           Such REMIC Certificate is certificated;

(iii)          Such REMIC Certificate is owned by PMIT;

(iv)          No Representation Breach exists with respect to the REMIC Certificate;

(v)           The delivery of which shall be sufficient to cause Buyer to have a perfected, first priority security interest in, and to be the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC) with respect thereto;

(vi)          The Mortgage Loan Documents for the Underlying Mortgage Loans have been delivered to the Custodian without exception unless otherwise waived by Buyer;

(vii)         PMC has pledged all of its right, title and interest in all Underlying Mortgage Loans supporting such REMIC Certificate, together with the related Servicing Rights, the related Records, amounts and property from time to time on deposit in the Participation Account and the Participation Account itself and all Income related to such Underlying Mortgage Loans received by PMC or Servicer and all rights to receive such Income, and all products, proceeds and distributions relating to or constituting any or all of the foregoing, except to the extent any of PMC’s rights, title and interest therein have been legally and validly sold, transferred and assigned by PMC to the Class A Participant in accordance with the related REMIC Declaration Agreement;

(viii)        Such REMIC Certificate is endorsed in blank;

(ix)           Such REMIC Certificate is not in the possession of or in the name of any Person other than PMIT;  and

(x)            Any other eligibility criteria as mutually agreed to by the Buyer and Sellers.

provided, that notwithstanding the failure of a REMIC Certificate or any related Underlying  Mortgage Loan to conform to the requirements of this definition or the definition of “Eligible Mortgage Loan,” Buyer may, subject to such terms, conditions and requirements and Applicable Percentage adjustments as Buyer may require, designate in writing any such non-conforming REMIC Certificate or related Underlying Mortgage Loan as an Eligible REMIC Certificate or Eligible Mortgage Loan, which designation (1) may include a temporary or permanent waiver of one or more Eligible REMIC Certificate or Eligible Mortgage Loan, and (2) shall not be deemed a waiver of the requirement that all other REMIC Certificates must be Eligible REMIC Certificates or Eligible Mortgage Loan (including any REMIC Certificates or Eligible Mortgage Loan that are similar or identical to the REMIC Certificate or Eligible Mortgage Loan subject to the waiver).

“Eligible REO Property”:  All REO Property wholly owned by PC REO and (a) as to which each of the representations and warranties in Section 7.20 and Schedule 1-B are true and correct in all material respects; (b) as to which the related REO Deed has been recorded or sent for recordation, in either case in the name of the PC REO, and (c) which satisfies the following eligibility requirements:

(i)            The information set forth in the related REO Property Schedule is true and correct in all material respects as of the date or dates respecting which the information is furnished;

(ii)           No Representation Breach exists with respect to such REO Property;

(iii)          There are no future funding obligations on the part of Sellers or Buyer or any other Person with respect to such REO Property;

(iv)          The Underlying Mortgaged Property with respect to such REO Property is located in the United States and all obligations (if applicable) thereunder and under the Asset Documents are denominated and payable in Dollars;

(v)           A BPO has been conducted on such REO Property no longer than ninety (90) days prior to the related Purchase Date;

(vi)          A BPO has been conducted and delivered to Buyer with respect to such REO Property every one hundred and eighty (180) days that such REO Property is subject to a Transaction hereunder;

(vii)         A report containing updated property value information using the Competitive Market Analysis has been delivered to Buyer with respect to such REO Property every month that such REO Property is subject to a Transaction hereunder;

(viii)        The REO Aging of such REO Property does not exceed 360 days;

(ix)           The BPO Value for such REO Property exceeds $30,000;

(x)            The outstanding Protective Servicing Advances with respect to such REO Property do not exceed 15% of the BPO Value of the related Underlying Mortgaged Property; and

(xi)           Any other eligibility criteria as mutually agreed to by the Buyer and Sellers.

provided, that notwithstanding the failure of an REO Property to conform to the requirements of this definition, Buyer may, subject to such terms, conditions and requirements and Applicable Percentage adjustments  as Buyer may require, designate in writing any such non-conforming REO Property as an Eligible REO Property, which designation (1) may include a temporary or permanent waiver of one or more Eligible REO Property requirements, and (2) shall not be deemed a waiver of the requirement that all other REO Property must be Eligible REO Property  (including any REO Property that is similar or identical to the REO Property subject to the waiver).

“Eligible Underlying Mortgage Loan”: An Underlying Mortgage Loan that satisfies the definition of Eligible Mortgage Loan, except as otherwise set forth in the related Schedule.

“Environmental Laws”:  Any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or hazardous materials, including CERCLA, RCRA, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Oil Pollution Act of 1990, the Emergency Planning and the Community Right-to-Know Act of 1986, the Hazardous Material Transportation Act, the Occupational Safety and Health Act, and any state and local or foreign counterparts or equivalents.

“Equity Interests”:  With respect to any Person, (a) any share, interest, participation and other equivalent (however denominated) of Capital Stock of (or other ownership, equity or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of any of the foregoing, (c) any security convertible into or exchangeable for any of the foregoing, and (d) any other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date.

“ERISA”:  The Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate”: Any entity, whether or not incorporated, that is a member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Code of which any Seller or Guarantor is a member.

“Escrow Payments”:  With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

“Estimate of Guarantor Net Income”:  An amount resulting from Guarantor’s GAAP net income, including but not limited to its election of the fair value option under SFAS No. 157, derived from, among other items, Interest Payments, accretion of expected Purchased Assets and Underlying Assets gain, amortization of asset purchase discount, gain or loss from short sales, gain or loss from liquidations, and gain/loss from sales, net of Sellers’ expenses.  These amounts will be calculated in good faith by Sellers in a commercially reasonable manner and reported on an individual basis for each Purchased Asset and Underlying Assets.

“Event of Default”:  Defined in Section 10.01.

“Facility Fee”:  The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Fannie Mae”:  Fannie Mae, or any successor thereto.

“Fee Letter”:  The fee and pricing letter, dated as of the date hereof, between Buyer and Sellers.

“Foreclosure Age”:  With respect to Underlying Mortgage Loans and Purchased  Mortgage Loans in foreclosure (or other resolution), the number of days elapsed from the initial attorney referral date until title to the related REO Property is vested in PC REO.

“Foreclosed Mortgage Loans”: Any Mortgage Loan in which PMC has released its right, title and interest in connection with the foreclosure of such Mortgage Loan and contributed the resulting REO Property to PC REO as support for the Purchased REO Entity Interests.

“Freddie Mac”:  Freddie Mac, or any successor thereto.

“GAAP”:  Generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Governing Documents”:  With respect to any Person, its articles or certificate of incorporation or formation, by-laws, partnership, limited liability company, operating or trust agreement and/or other organizational, charter or governing documents.

“Governmental Authority”:  Any (a) nation or government, (b) state or local or other political subdivision thereof, (c) central bank or similar monetary or regulatory authority, (d) Person, agency, authority, instrumentality, court, regulatory body, central bank or other body or entity exercising executive, legislative, judicial, taxing, quasi-judicial, quasi-legislative, regulatory or administrative functions or powers of or pertaining to government, (e) court or arbitrator having jurisdiction over such Person, its Affiliates or its assets or properties, (f) stock exchange on which shares of stock of such Person are listed or admitted for trading, (g) accounting board or authority that is responsible for the establishment or interpretation of national or international accounting principles, and (h) supra-national body such as the European Union or the European Central Bank.

“Gross Margin”:  With respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note.

“Guarantee Default”:  Defined in Section 8.12.

“Guarantee Obligation”:  With respect to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of the obligations for which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, Contractual Obligation, Derivatives Contract or other obligations or indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation, or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation); provided, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum anticipated liability in respect thereof as reasonably determined by such Person.

“Guarantor”: PennyMac Mortgage Investment Trust, a Maryland real estate investment trust, together with its permitted successors and assigns.

 “Guaranty Agreement”:  The Guaranty Agreement in form and substance satisfactory to Buyer, made by Guarantor in favor of Buyer in connection with this Agreement, as the same may be amended, modified or supplemented from time to time.

“High Cost Mortgage Loan”:  A Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994, (b) a “high cost,” “threshold,” “covered,” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current Standard & Poor’s LEVELS® Glossary Revised, Appendix E).

“HUD”:  The U.S. Department of Housing and Urban Development.

“Income”:  With respect to any Purchased Asset, (in each case with respect to the entire par amount of the Purchased Asset and not just with respect to the portion of the par amount represented by the Purchase Price advanced against such Purchased Asset) all of the following:  (a) all Principal Payments, (b) all Interest Payments (without duplication of the amounts set forth in clause (f) with respect to the Underlying Mortgage Loans related to Purchased REMIC Certificates), (c) all other income, receipts, distributions, dividends, payments, collections, prepayments, recoveries, proceeds (including insurance and condemnation proceeds) and other payments or amounts of any kind paid, received, collected, recovered or distributed on, in connection with or in respect of such Purchased Asset, including prepayment fees, extension fees, exit fees, any rental payments, if any, and all proceeds of any Purchased Asset received upon securitization, liquidation, foreclosure, short sale or other disposition, transfer fees, make whole fees, late charges, late fees and all other fees or charges of any kind or nature, premiums, yield maintenance charges, penalties, default interest, gains, receipts, allocations, rents, interests, profits, payments in kind, returns or repayment of contributions, insurance payments, judgments, settlements and proceeds, (d) all payments received from hedge counterparties pursuant to the portion of any interest rate protection agreements allocated to such Purchased Asset, if applicable; (e) all other “proceeds” as defined in Section 9-102(64) of the UCC, including all collections or distributions thereon or other income or receipts therefrom or in respect thereof and (f) with respect to Purchased REMIC Certificates and Purchased REO Entity Interests, each of the foregoing amounts collected with respect to the related Underlying Assets; provided, that any amounts that under the applicable Asset Documents are required to be deposited into and held in escrow or reserve to be used for a specific purpose, such as taxes and insurance, shall not be included in the term “Income” unless and until (i) an event of default exists under such Asset Documents, (ii) the holder of the related Purchased Asset or Underlying Asset has exercised or is entitled to exercise rights and remedies with respect to such amounts, (iii) such amounts are no longer required to be held for such purpose under such Asset Documents, or (iv) such amounts may be applied to all or a portion of the outstanding indebtedness under such Asset Documents.

“Indebtedness”:  With respect to any Person and any date, all of the following with respect to such Person as of such date:  (a) obligations in respect of money borrowed (including principal, interest, assumption fees, prepayment fees, yield maintenance charges, penalties, exit fees, contingent interest and other monetary obligations whether choate or inchoate and whether by loan, the issuance and sale of debt securities or the sale of property or assets to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets, or otherwise), (b) obligations, whether or not for money borrowed (i) represented by notes payable, letters of credit or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered, (c) Capital Lease Obligations, (d) reimbursement obligations under any letters of credit or acceptances (whether or not the same have been presented for payment), (e) Off-Balance Sheet Obligations, (f) obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any mandatory redeemable stock issued by such Person or any other Person (inclusive of forward equity contracts), valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (g) as applicable, all obligations of such Person (but not the obligation of others) in respect of any keep well arrangements, credit enhancements, contingent or future funding obligations under any Purchased Asset or any obligation senior to any Purchased Asset, unfunded interest reserve amount under any Purchased Asset or any obligation that is senior to any Purchased Asset, purchase obligation, repurchase obligation, sale/buy-back agreement, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than mandatory redeemable stock)), (h) net obligations under any Derivatives Contract not entered into as a hedge against existing indebtedness, in an amount equal to the Derivatives Termination Value thereof, (i) all Non-Recourse Indebtedness, recourse indebtedness and all indebtedness of other Persons that such Person has guaranteed or is otherwise recourse to such Person, (j) all indebtedness of another Person secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than certain Permitted Liens) on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment obligation; provided, that if such Person has not assumed or become liable for the payment of such indebtedness, then for the purposes of this definition the amount of such indebtedness shall not exceed the market value of the property subject to such Lien, (k) all Contingent Liabilities, (l) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person or obligations of such Person to pay the deferred purchase or acquisition price of property or assets, including contracts for the deferred purchase price of property or assets that include the procurement of services, (m) indebtedness of general partnerships of which such Person is liable as a general partner (whether secondarily or contingently liable or otherwise), and (n) obligations to fund capital commitments under any Governing Document, subscription agreement or otherwise.

“Indemnified Amount”:  Defined in Section 13.01.

“Indemnified Person”:  Defined in Section 13.01.

“Independent Director” or “Independent Manager”:  An individual who has prior experience as an independent director, independent manager or independent member with at least three (3) years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors or Independent Managers, another nationally recognized company reasonably approved by Buyer, in each case that is not an Affiliate of a Seller and that provides professional Independent Directors and Independent Managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as a member of the board of directors or board of managers of such corporation or limited liability company and is not, has never been, and will not while serving as Independent Director or Independent Manager be, any of the following:

(a)           a member, partner, equity holder, manager, director, officer or employee of a Seller, any Principal, any of their respective equity holders or Affiliates (other than (i) as an Independent Director or Independent Manager of a Seller or Principal and (ii) as an Independent Director or Independent Manager of an Affiliate of a Seller or Principal or any of their respective single-purpose entity equity holder that is not in the direct chain of ownership of a Seller or Principal and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such Independent Director or Independent Manager is employed by a company that routinely provides professional Independent Directors or Independent Managers);

(b)           a creditor, supplier or service provider (including provider of professional services) to a Seller, any single-purpose entity equity holder, or any of their respective equity holders or Affiliates (other than a nationally-recognized company that routinely provides professional Independent Directors or Independent Managers and other corporate services to a Seller, any single-purpose entity equity holder, or any of their respective equity holders or Affiliates in the ordinary course of business);

(c)           a family member of any such member, partner, equity holder, manager, director, officer, employee, creditor, supplier or service provider; or

(d)           a Person that controls (whether directly, indirectly or otherwise) any of the individuals described in the preceding clauses (a), (b) or (c).

An individual who otherwise satisfies the preceding definition other than clause (a) by reason of being the Independent Director or Independent Manager of a “special purpose entity” affiliated with a Seller or Principal shall not be disqualified from serving as an Independent Director or

Independent Manager of a Seller or Principal if the fees that such individual earns from serving as Independent Directors or Independent Managers of affiliates of a Seller or Principal in any given year constitute in the aggregate less than 5% of such individual’s annual income for that year.

“Index”:  With respect to any adjustable rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the applicable Mortgage Interest Rate.

“Ineligibility Remedies”:  Has the meaning set forth in Section 3.04 hereof.

“Insolvency Action”:  With respect to any Person, the taking by such Person of any action resulting in an Insolvency Event, other than solely under clause (g) of the definition thereof.

“Insolvency Event”:  With respect to any Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises with respect to such Person or any substantial part of its assets or property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of thirty (30) days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, (c) the consent by such Person to the entry of an order for relief in an involuntary case under any Insolvency Law, (d) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, (e) the making by such Person of any general assignment for the benefit of creditors, (f) the admission in a legal proceeding of the inability of such Person to pay its debts generally as they become due, (g) the failure by such Person generally to pay its debts as they become due, or (h) the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Proceeding”:  Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Insolvency Laws”:  The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments and similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Interest Payments”:  With respect to any Purchased Mortgage Loan or Underlying Mortgage Loan, all payments of interest, including default interest, received from time to time.

“Interest Rate Adjustment Date”:  The date on which an adjustment to the Mortgage Interest Rate with respect to each Mortgage Loan becomes effective.

“Internal Control Event”:  Material weakness in, or fraud that involves management or other employees who have a significant role in, the internal controls of any Seller, Guarantor or any Affiliate thereof over financial reporting, in each case as described in the Securities Laws.

“Interest Reserve Account”:  The Mortgage Loan Interest Reserve Account or the REO Property Interest Reserve Account, as the context may require.

“Investment”:  With respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, whether by means of (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, guaranty or credit enhancement of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person.  Any binding commitment or option to make an Investment in any other Person shall constitute an Investment.  Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in this Agreement, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Advisor”: PNMAC Capital Management, LLC, together with its permitted successors and assigns.

“Investment Advisor Agreement”: That certain management agreement, dated as of August 4, 2009, by and among Guarantor, PennyMac Operating Partnership, L.P. and Investment Advisor and all amendments, modifications and supplements thereto.

“Investment Advisor Side Letter”:  The side letter agreement to be entered into among Buyer, Sellers and Investment Advisor as of the date hereof, in the form attached hereto as Exhibit G hereof or such other form that is acceptable to Buyer, pursuant to which the manner in which the Investment Advisor shall take direction from Buyer with respect to its management of the Purchased Assets and Underlying Assets shall be set forth after an Event of Default and certain other events set forth therein.

“Investment Company Act”:  The Investment Company Act of 1940, as amended, restated or modified from time to time

“Knowledge”:  With respect to any Person, means collectively (i) the Actual Knowledge of such Person, (ii) notice of any fact, event, condition or circumstance that would cause a reasonably prudent Person to conduct an inquiry that would give such Person Actual Knowledge, whether or not such Person actually undertook such an inquiry, and (iii) all knowledge that is imputed to a Person under any statute, rule, regulation, ordinance, or official decree or order.

“LIBOR”:  For any Pricing Period, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/100 of 1%) for deposits in Dollars, for a one-month period, that appears on Reuters Screen LIBOR01 (or the successor thereto) as the London interbank offered rate for deposits in Dollars as of 11:00 a.m., London time, on the Pricing Rate Reset Date for such Pricing Period.  If such rate does not appear on Reuters Screen LIBOR01 as of 11:00 a.m., London time, on such Pricing Rate Reset Date, Buyer shall request the principal London office of the Reference Banks selected by Buyer to provide such banks’ offered quotation (expressed as a percentage per annum) to leading banks in the international Eurocurrency market for deposits in Dollars for a one-month period as of 11:00 a.m., London time, on such Pricing Rate Reset Date for amounts of not less than the Aggregate Purchase Price.  If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations.  If fewer than two such quotations are so provided, Buyer shall request any three major banks in New York City selected by Buyer to provide such banks’ rate (expressed as a percentage per annum) for loans in Dollars to leading banks in the international Eurocurrency market for a one-month period as of approximately 11:00 a.m., New York City time on the applicable Pricing Rate Reset Date for amounts of not less than the Aggregate Purchase Price of all Purchased Assets.  If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates.

“LIBO Rate”:  For any Pricing Period, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/100 of 1%) determined for such Pricing Period in accordance with the following formula:

LIBOR for such Pricing

Period

1 - Reserve Requirement

“Lien”:  Any mortgage, statutory or other lien, pledge, charge, right, claim, adverse claim, attachment, levy, hypothecation, assignment, deposit arrangement, security interest, UCC financing statement or encumbrance of any kind on or otherwise relating to any Person’s assets or properties in favor of any other Person or any preference, priority or other security agreement or preferential arrangement of any kind.

“Management Fees”:  The management fees due to the Investment Advisor pursuant to the Investment Advisor Agreement.  For any date of determination such fees shall be estimated with respect to the Purchased Mortgage Loans and Underlying Assets on an asset-by-asset basis pursuant to an allocation method acceptable to Buyer.

“Margin Call”:  Defined in Section 4.01.

“Margin Call Notice”:  A notice from Buyer to the applicable Seller(s), at any time, specifying the occurrence of a Margin Deficit and a Margin Call Trigger Event and the amount of cash required to be paid  by each such Seller pursuant to Section 4.01(a).

“Margin Call Trigger Event”:  If at any time any of the following shall occur:

(a)           on a static pool basis, the weighted average Foreclosure Age exceeds one hundred twenty (120%) percent of the then-current average state foreclosure timeline values, published by Lender Processing Services, Inc. (“LPS”) as set forth in Schedule 5 (which values are subject to amendment by LPS) as weighted by the Market Value of the applicable Purchased Mortgage Loans and Underlying Mortgage Loans;

(b)           the weighted average monthly trailing 90-day roll rate for REO Properties supporting Purchased REO Entity Interests to reach final liquidation or resolution is less than 12.5% (static pool);

(c)           the ratio of the Aggregate Purchase Price to the aggregate BPO Values of the Purchased Mortgage Loans and Underlying Assets exceeds 35% at any time.  For purposes of this test, the BPO Value to be used shall be the lower of the most recent automated or manually reconciled BPO Value on the system of record;

(d)           (i) the weighted average monthly trailing ninety (90) day Net Liquidation Proceeds for the Purchased Mortgage Loans and Underlying Assets with respect to which the related Mortgage Loan or related Mortgaged Property have been sold, liquidated or otherwise disposed of during such 90-day period, calculated as the Net Liquidation Proceeds for such Assets, minus (ii) the sum of (x) the Purchase Price paid by Buyer for such Assets plus (y) all expenses for such Assets since the related Purchase Date, is less than or equal to zero at any time, with such weighted average being based on the Purchase Price of each such Asset;

(e)           the aggregate dollar value of all Sales and Dispositions of Purchased Mortgage Loans and Underlying Assets since (a) the most recent Margin Call or (b) the Closing Date (to the extent a Margin Call has never occurred) exceeds 5% of the Aggregate Purchase Price;

(f)            the aggregate dollar value of all repurchases of Purchased Mortgage Loans and Underlying Assets by Sellers (measured by Repurchase Price) since (a) the most recent Margin Call or (b) the Closing Date (to the extent a Margin Call has never occurred) exceeds 5% of the Aggregate BPO Value; or

(g)           a Default or an Event of Default.

“Margin Deficit”:  Defined in Section 4.01.

“Market Disruption Event”:  Any event or events that, in the determination of Buyer, results in (a) a significant deterioration of the “repo market” or related “lending market” for purchasing (subject to repurchase) or financing debt obligations secured by residential mortgage loans from the status of such markets on the Closing Date, (b) the effective absence of a “market” in the manner that exists as of the Closing Date, for assets of the type similar to the Purchased Assets and Underlying Assets, (c) Buyer’s not being able to sell the Purchased Assets at prices that would have been reasonable as of the Closing Date due to the occurrence of such event or events since the Closing Date, or (d) the imposition of a foreclosure moratorium or regulatory changes, the effect of which would be to materially impair Buyer’s ability to realize on the Purchased Assets and Underlying Assets.

“Market Value”:  With respect to any Purchased Mortgage Loan or Underlying Asset, the value, determined by Buyer, thereof (including the related Servicing Rights in the case of Mortgage Loans and Underlying Mortgage Loans) if sold in their entirety to a single third-party purchaser taking into account the fact that the Purchased Assets and/or the Underlying Assets may be sold under circumstances in which a Seller, as originator or servicer of the Assets is in default under this Agreement.  Buyer’s determination of Market Value shall be conclusive upon the parties, absent manifest error on the part of Buyer.  Buyer shall have the right to mark to market the Purchased Mortgage Loans and Underlying Assets on a daily basis, which Market Value with respect to one or more of the Purchased Mortgage Loans and Underlying Assets may be determined to be zero. Sellers acknowledge that Buyer’s determination of Market Value is for the limited purpose of determining the value of Purchased Mortgage Loans and Underlying Assets which are subject to Transactions hereunder without the ability to perform customary purchaser’s due diligence and is not necessarily equivalent to a determination of the fair market value of the Purchased Mortgage Loans and Underlying Assets achieved by obtaining competing bids in an orderly market in which the originator/servicer is not in default under a revolving debt facility and the bidders have adequate opportunity to perform customary asset and servicing due diligence.  For the purpose of determining the related Market Value, Buyer shall have the right to request at any time from Sellers an updated valuation for each Purchased Mortgage Loan and Underlying Asset, in a form acceptable to Buyer.  Notwithstanding anything else in this definition, the Market Value shall be deemed to be zero with respect to each Purchased Asset or Underlying Asset for which such valuation is not provided and with respect to which:

(a)           the requirements of the definition of Eligible Asset are not satisfied, as determined by Buyer;

(b)           a Representation Breach exists, as determined by Buyer;

(c)           any statement, affirmation or certification made or information, document, agreement, report or notice delivered by Sellers, Servicer or Guarantor to Buyer is untrue in any material respect;

(d)           any Retained Interest, funding obligation or any other obligation of any kind has been transferred to Buyer;

(e)           Sellers fail to repurchase such Purchased Asset by the Repurchase Date;

(f)            Buyer determines that a Material Adverse Effect has occurred, including, but not limited to, litigation (other than foreclosure proceedings) involving any Purchased Asset;

(g)           all Asset Documents have not been delivered to Custodian within the time periods required by this Agreement and the Custodial Agreement;

(h)           any material Asset Document with respect to a Purchased Mortgage Loan or a Purchased REMIC Certificate has been released from the possession of Custodian under the Custodial Agreement to a Seller for more than ten (10) days;

(i)            A Seller or Servicer fails to deliver any reports required hereunder where such failure adversely affects the Market Value thereof or Buyer’s ability to determine Market Value therefor; or

(j)            there is a material exception in the trust receipt or bailee letter or Buyer has not received a trust receipt or bailee letter.

For the sake of clarity, the Market Value of any REMIC Certificates or the REO Entity Interests on any date shall be calculated with respect to the aggregate Market Value of the Underlying Assets related to such REMIC Certificates or REO Entity Interests as of such date.

“Master Servicer”:  The Corporate Trust Services Division of Wells Fargo Bank, N.A., and its successors and assigns.

“Material Adverse Effect”:  A material adverse effect on or material adverse change in or to (a) the property, assets, business, operations, financial condition, credit quality or prospects of any Seller, Guarantor, Servicer or any Affiliate thereof, (b) the ability of a Seller to pay and perform the Repurchase Obligations, (c) the validity, legality, binding effect or enforceability of any Repurchase Document, Asset Document, Purchased Asset or security interest granted hereunder or thereunder, (d) the rights and remedies of Buyer or any Indemnified Person under any Repurchase Document, Asset Document or Purchased Asset, (e) the Market Value, rating (if applicable), liquidity or other aspect of a material portion of the Purchased Assets and Underlying Assets, as determined by Buyer, or (f) the perfection or priority of any Lien granted under any Repurchase Document or Asset Document.

“Materials of Environmental Concern”:  Any hazardous, toxic or harmful substances, materials, wastes, pollutants or contaminants defined as such in or regulated under any Environmental Law.

“Maturity Date”:  The earliest of (a) the three-hundred-sixty-fourth (364th) day following the Closing Date; (b) any Accelerated Repurchase Date and (c) any date on which the Maturity Date shall otherwise occur in accordance with the Repurchase Documents or Requirements of Law.

“Maximum Aggregate Purchase Price”:  An amount equal to $100,000,000.

“Maximum Applicable Percentage”:  The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“MERS Loan”: Any Mortgage Loan as to which the related Mortgage or Assignment of Mortgage has been recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note, and which is identified as a MERS Loan on the related Mortgage Loan Schedule.

“Monthly Payment”:  The scheduled monthly payment of principal and/or interest on a Mortgage Loan.

“Moody’s”:  Moody’s Investors Service, Inc. or, if Moody’s Investors Service, Inc. is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

“Mortgage”:  Any mortgage, deed of trust, assignment of rents, security agreement and fixture filing, or other instruments creating and evidencing a lien on real property and other property and rights incidental thereto.

“Mortgage Interest Rate”:  The rate of interest borne on a Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note.

“Mortgage Interest Rate Cap”: With respect to an adjustable rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

“Mortgage File”:  The meaning set forth  in the Custodial Agreement, which definition is incorporated by reference herein.

“Mortgage Loan”:  Any fixed rate or adjustable rate and closed-end one-to-four-family residential mortgage loan or closed-end line of credit that is current (including any modified loans), delinquent and/or in the process of imminent foreclosure and secured by a first Lien Mortgage and which the Custodian has been instructed to hold for Buyer or the Class A Participant pursuant to the Custodial Agreement, and which Mortgage Loan includes, without limitation, (i) a Mortgage Note, the related Mortgage and all other Mortgage Loan Documents and (ii) all right, title and interest of the related Seller in and to the Mortgaged Property covered by such Mortgage.

“Mortgage Loan Documents”:  With respect to any Mortgage Loan, those documents identified in the Custodial Agreement and executed in connection with, evidencing or governing such Mortgage Loan and the related Underlying Mortgaged Property and which are required to be delivered to Custodian under the Custodial Agreement.

“Mortgage Loan Interest Reserve Account”:  The separate trust account established by Sellers and maintained pursuant to this Agreement for the benefit of the Buyer, which shall at all times contain funds in an amount equal to the Required Amount with respect to Purchased Mortgage Loans, to be held for the benefit of the Buyer.  The Mortgage Loan Interest Reserve Account shall be established with the Account Bank and shall be subject to an Account Control Agreement.  Interest earnings in respect of funds on deposit in the Mortgage Loan Interest Reserve Account shall be held for the pro rata benefit of the Sellers.

“Mortgage Loan Schedule”:  With respect to any Transaction as of any date, a mortgage loan schedule in the form of either (a) Exhibit H attached hereto or (b) a computer tape or other electronic medium generated by Sellers, and delivered to Buyer and Custodian, which provides information (including, without limitation, the information set forth on Exhibit H attached hereto) relating to the Purchased Mortgage Loans and Underlying Mortgage Loans in a format acceptable to Buyer.

“Mortgage Note”:  The original executed promissory note or other evidence of the indebtedness of a Mortgagor with respect to a Mortgage Loan.

“Mortgaged Property”:  The real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the indebtedness evidenced by a Mortgage Note.

“Mortgagee”:  The record holder of a Mortgage Note secured by a Mortgage.

“Mortgagor”:  The obligor on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.

“Multiemployer Plan”:  A multiemployer plan as defined in Section 4001(a)(3) of ERISA as to which any Seller, Guarantor or any ERISA Affiliate has made or is required to make contributions or has any actual or potential liability.

“Negative Amortization”: With respect to each Negative Amortization Loan, that portion of interest accrued at the Mortgage Interest Rate in any month which exceeds the Monthly Payment on the related Mortgage Loan for such month and which, pursuant to the terms of the Mortgage Note, is added to the principal balance of the Mortgage Loan.

“Negative Amortization Loan”: Each Mortgage Loan that may be subject to Negative Amortization.

“Net Income”:  With respect to any Person for any period, the net income of such Person for such period as determined in accordance with GAAP.

“Net Liquidation Proceeds”: All amounts received in respect of Principal Payments on and any other proceeds of any sale, liquidation or other disposition of a Purchased Mortgage Loan or Underlying Asset.

“Non-Recourse Indebtedness”:  With respect to any Person and any date, indebtedness of such Person as of such date for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, Insolvency Events, non-approved transfers or other events) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

“Nonrecoverable Advance”: Any Servicing Advance previously made or proposed to be made in respect of a Purchased Mortgage Loan or any Underlying Asset, which in the good faith judgment of the Servicer, will not or, in the case of a proposed advance, would not, be ultimately recoverable from related Income or otherwise from such Purchased Mortgage Loan or any Underlying Asset. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Servicing Advance or advance of principal and interest, if made, would constitute a Nonrecoverable Advance shall be evidenced by an officer’s certificate delivered to the Buyer.

“Non-Performing Mortgage Loan”: A Mortgage Loan for which any payment of principal or interest is thirty (30) or more days contractually delinquent (without regard to any applicable grace period).

“Off-Balance Sheet Obligations”:  With respect to any Person and any date, to the extent not included as a liability on the balance sheet of such Person, all of the following with respect to such Person as of such date:  (a) monetary obligations under any financing lease or so-called “synthetic,” tax retention or off-balance sheet lease transaction that, upon the application of any Insolvency Laws, would be characterized as indebtedness, (b) monetary obligations under any sale and leaseback transaction that does not create a liability on the balance sheet of such Person, or (c) any other monetary obligation arising with respect to any other transaction that (i) is characterized as indebtedness for tax purposes but not for accounting purposes, or (ii) is the functional equivalent of or takes the place of borrowing but that does not constitute a liability on the balance sheet of such Person (for purposes of this clause (c), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

“Participant”:  Defined in Section 18.08(b).

“Participation Account”: Any account established by PMC at the Account Bank in the name of the PMC for the benefit of the applicable REMIC   and REMIC Certificates (as defined in the related REMIC Declaration Agreement), the account information for which is set forth on Schedule I of such REMIC Declaration Agreement, and may be changed from time to time at the written instruction of PMC after the Release Date (as defined in the REMIC Declaration Agreement), which account is subject to an Account Control Agreement.

“Patriot Act”:  The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Pay-Option ARM”:  An adjustable rate mortgage with flexible payment options (a) pursuant to which the Mortgagor may pay an initial low rate for the initial Monthly Payments and a substantially higher rate in the later years of such Mortgage and (b) that is acceptable to Buyer.

“PC REO”:   PC REO Trust, together with its permitted successors and assigns.

“PC REO Trust Agreement”:  That certain Trust Agreement executed and delivered by REO Trustee and PMC, as the same may be further amended or modified with the written consent of Buyer.

“Permitted Liens”:  Any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding has been commenced:  (a) Liens for state, municipal, local or other local taxes not yet due and payable, (b) Liens imposed by Requirements of Law, such as materialmen’s, mechanics’, carriers’, workmen’s, repairmen’s and similar Liens, arising in the ordinary course of business securing obligations that are not overdue for more than thirty (30) days, and (c) Liens granted pursuant to or by the Repurchase Documents.

“Person”:  An individual, corporation, limited liability company, business trust, partnership, trust, unincorporated organization, joint stock company, sole proprietorship, joint venture, Governmental Authority or any other form of entity.

“Plan”:  An employee benefit plan as defined in Section 3(3) of ERISA, subject to Title I of ERISA in respect of which any Seller, Servicer, Guarantor or any ERISA Affiliate thereof has any actual or potential liability or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be, an “employer” as defined in Section 3(5) of ERISA.

“PMC”: PennyMac Corp., together with its permitted successors and assigns.

“PMI Policy” or “Primary Insurance Policy”:  A policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

“PMIT”: PennyMac Mortgage Investment Trust Holdings I, LLC, together with its permitted successors and assigns.

“PMOP”: PennyMac Operating Partnership, L.P., together with its permitted successors and assigns.

“Price Differential”:  For any Pricing Period or portion thereof and (a) for any Purchased Mortgage Loan, any Purchased REMIC Certificate (calculated with respect to each Underlying Mortgage Loan) or the Purchased REO Entity Interests (calculated with respect to each Underlying REO Property) the sum of the products for each day during such Pricing Period or portion thereof, of (i) 1/360th of the applicable Pricing Rate in effect for such Asset on such day, times (ii) the Purchase Price for such Asset, (b) for any outstanding Transaction, the sum of the products, for each day during such Pricing Period or portion thereof, of (i) 1/360th of the applicable Pricing Rate in effect for each Purchased Asset (including the Underlying Assets) subject to such Transaction on such day, times (ii) the Purchase Price for such Purchased Asset (including the Underlying Assets), or (c) for all Transactions outstanding, the sum of the amounts calculated in accordance with the preceding clause (b) for all Transactions.

“Pricing Margin”:  The meaning set forth  in the Fee Letter, which definition is incorporated by reference herein.

“Pricing Period”:  For any Purchased Asset, (a) in the case of the first Remittance Date, the period from the Purchase Date for such Purchased Asset to but excluding the related Pricing Period End Date, and (b) in the case of any subsequent Remittance Date, the one-month period commencing on and including the prior Pricing Period End Date and ending on but excluding such Pricing Period End Date; provided, that no Pricing Period for a Purchased Asset shall end after the Repurchase Date for such Purchased Asset.

“Pricing Period End Date”: Two (2) Business Days prior to the related Remittance Date.

“Pricing Rate”:  For any Pricing Period, the LIBO Rate for such Pricing Period plus the applicable Pricing Margin, which shall be subject to adjustment and/or conversion as provided in Sections 12.01 and 12.02; provided, that while an Event of Default exists, the Pricing Rate shall be the Default Rate.

“Pricing Rate Reset Date”:  (a) In the case of the first Pricing Period for any Purchased Asset, the Purchase Date for such Purchased Asset, and (b) in the case of any subsequent Pricing Period, the related Pricing Period End Date or on any other date as determined by Buyer, as communicated to Sellers.  The failure to communicate shall not impair the Buyer’s decision to reset the Pricing Rate on any date.

“Principal Payments”:  With respect to any Mortgage Loans or REO Property, as applicable, all payments and prepayments of principal, including insurance and condemnation proceeds and actual recoveries received from liquidation or foreclosure, received from time to time.

“Protective Servicing Advances”:  All customary, reasonable and necessary “out-of-pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred (regardless if any such advance is not, in the reasonable determination of the Servicer, a Nonrecoverable Advance when made but, thereafter, becomes a Nonrecoverable Advance) in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of Underlying Mortgaged Property, (b) any fees relating to any enforcement or judicial proceedings, (c) any appraisals, valuations, broker price opinions, inspections, or environmental assessments, (d) the management and liquidation of Underlying Mortgaged Property if the Underlying Mortgaged Property is acquired in satisfaction of the related Mortgage, (e) taxes, assessments, water rates, sewer rents, mortgage insurance premiums, fire and hazard insurance premiums, flood insurance premiums and other charges which are or may become a lien upon Underlying Mortgaged Property, and (g) executing and recording instruments of satisfaction, deeds of reconveyance.

“Purchase Agreement”:  Any purchase agreement between any Seller and any Transferor pursuant to which such Seller purchased or acquired a Mortgage Loan which is subsequently sold to Buyer hereunder.

“Purchase Date”:  For any Purchased Asset or REO Property, the date on which such Purchased Asset is transferred by Sellers to Buyer or, as applicable, the date on which Buyer pays an amount of additional Purchase Price to Sellers in accordance with this Agreement with respect to such REO Property.

“Purchase Price”:  For any Purchased Asset, (a) as of the Purchase Date for such Purchased Asset, an amount equal to the product of the Market Value of such Purchased Asset, times the Applicable Percentage for such Purchased Asset and (b) as of any other date, the amount described in the preceding clause (a), as reduced by (i) any amount of Margin Deficit transferred by Sellers to Buyer pursuant to Section 4.01 (or paid by Guarantor under the Guaranty Agreement) and applied to the Purchase Price of such Purchased Asset, (ii) any Principal Payments remitted to the Waterfall Account and which were applied to the Purchase Price of such Purchased Asset by Buyer pursuant to clause sixth of Section 5.02(a)(I) and clause ninth of Section 5.02(a)(II) and Sections 5.02(b) and (c), and (iii) any payments made by Sellers in reduction of the outstanding Purchase Price, in each case before or as of such determination date with respect to such Purchased Asset, and, in the case of Purchased REO Entity Interests, Purchased REMIC Certificates and Purchased Mortgage Loans, as further increased or reduced, as applicable, pursuant to Section 3.01(g).  For the sake of clarity, the Purchase Price for any REMIC Certificates or the REO Entity Interests on any date shall be calculated with respect to the Underlying Mortgage Loans supporting such REMIC Certificates or REO Properties underlying such REO Entity Interests, as the case may be, as of such date.

“Purchased Assets”:  (a)  For any Transaction, each Asset that is a Mortgage Loan, REMIC Certificate or REO Entity Interest sold by Sellers to Buyer in such Transaction, (b) for the Transactions in general, all Assets that are Mortgage Loans, REMIC Certificates or REO Entity Interests sold by Sellers to Buyer, and (c) any Additional Purchased Assets that are Mortgage Loans, REMIC Certificates or REO Entity Interests transferred to Buyer pursuant to Section 4.01, in each case including, to the extent related, all of Sellers’ right, title and interest in and to (i) all Records, (ii) mortgage guaranties and insurance (issued by Governmental

Authorities or otherwise) and claims, payments and proceeds thereunder, including but not limited to, any payments or proceeds under any related PMI Policy and hazard insurance, (iii) insurance policies, certificates of insurance and claims, payments and proceeds thereunder, (iv) the principal balance of any such Mortgage Loan, not just the amount advanced, (v) amounts and property from time to time on deposit in the Waterfall Account, and each Interest Reserve Account and the Waterfall Account, and each Interest Reserve Account themselves, (vi) collection, escrow, reserve, collateral or lock-box accounts and all amounts and property from time to time on deposit therein, to the extent of Sellers’ or the holder’s interest therein, (vii) all Income and all rights to receive Income, (viii) security interests of each Seller in Derivatives Contracts entered into by Underlying Obligors, (ix) rights of each Seller under any letter of credit, guarantee, warranty, indemnity, hedging arrangements, or other credit support or enhancement, (x) the portion of the interest rate protection agreements allocated to any such Mortgage Loans (if applicable), (xi) all rights to receive from any third party or to take delivery of any Records or other documents which constitute a part of the Asset Document or Servicing File, (xii) Servicing Rights (but for the avoidance of doubt, excluding Servicing Rights with respect to any Underlying Mortgage Loans which are pledged separately to Buyer as provided in Section 11.01(b), and (xiii) all related contracts, collateral and supporting obligations of any kind; provided, that (A) Purchased Assets shall not include any Underlying Assets or any Retained Interests, and (B) for purposes of the grant of security interest by each Seller to Buyer and the other provisions of Article 11, Purchased Assets shall include all of the following:  general intangibles, accounts, chattel paper, deposit accounts, securities accounts, instruments, securities, financial assets, uncertificated securities, security entitlements and investment property (as such terms are defined in the UCC) and replacements, substitutions, conversions, distributions or proceeds relating to or constituting any of the items described in the preceding clauses (i) through (xiv).

“Purchased Asset Data Summary”: A monthly report with respect to the Purchased Assets and Underlying Assets in the form of Exhibit L attached hereto.

“Purchased Mortgage Loan”:  Any Purchased Asset that is a Mortgage Loan.

“Purchased REMIC Certificate”:  Any Purchased Asset that is a REMIC Certificate.

“Purchased REO Entity Interests”:  Any Purchased Assets that are REO Entity Interests.

“Qualified Insurer”:  A mortgage guaranty or hazard insurance company reasonably acceptable to Buyer and duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

“Qualified Trustee”: A trustee which is (i) (a) a national bank or (b) a nationally recognized trust company and (ii) not an Affiliate of any Seller, Servicer or Guarantor.

“Rating Agencies”:  Each of Fitch, Inc., Moody’s and S&P.

“Records”: All instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Sellers or any other person or entity with respect to a Purchased Asset.  Records shall include the Mortgage Notes, any Mortgages, the Asset Documents, the Servicing Files, the Servicing Records, the credit files related to each Mortgage Loan and any other instruments necessary to document or service such Mortgage Loan or manage an REO Property.

“Recourse Limit”:  Has the meaning assigned thereto in the Guaranty Agreement.

“Reference Banks”:  Banks each of which shall (a) be a leading bank in the international Eurocurrency market, and (b) have an established place of business in London.  Initially, the Reference Banks shall be JPMorgan Chase Bank, Barclays Bank, PLC and Deutsche Bank AG.  If any such Reference Bank should be unwilling or unable to act as such or if Buyer shall terminate the appointment of any such Reference Bank or if any of the Reference Banks should be removed from the Reuters Monitor Money Rates Service or in any other way fail to meet the qualifications of a Reference Bank, Buyer may designate alternative banks meeting the criteria specified in the preceding clauses (a) and (b).

“REIT”:  A real estate investment trust, as defined in Section 856 of the Code.

“REIT Status”: With respect to any Person, such Person’s status as a real estate investment trust, as defined in Section 856(a) of the Code, that satisfies the conditions and limitations set forth in Section 856(b) and 856(c) of the Code.

“Release”:  Any generation, treatment, use, storage, transportation, manufacture, refinement, handling, production, removal, remediation, disposal, presence or migration of Materials of Environmental Concern on, about, under or within all or any portion of any property or Mortgaged Property.

“Remedial Work”:  Any investigation, inspection, site monitoring, containment, clean-up, removal, response, corrective action, mitigation, restoration or other remedial work of any kind or nature because of, or in connection with, the current or future presence, suspected presence, Release or threatened Release in or about the air, soil, ground water, surface water or soil vapor at, on, about, under or within all or any portion of any property or Mortgaged Property of any Materials of Environmental Concern, including any action to comply with any applicable Environmental Laws or directives of any Governmental Authority with regard to any Environmental Laws.

“REMIC Certificate”:  All certificated participation interests issued by PMC under a REMIC Declaration Agreement that represent the 100% beneficial interests in one or more Mortgage Loans owned by PMC, which is a Class A Participation, and as to which a REMIC election has been or will be made under Section 860D(b)(1) of the Code.

“REMIC Certificate Documents”: With respect to any Purchased REMIC Certificate:  (A) a copy of the executed REMIC Declaration Agreement governing such REMIC Certificate, certified by Sellers as a true, correct and complete copy of the original, and all ancillary documents required to be delivered to the certificateholders thereunder, (B) the Mortgage Loan Documents with respect to each of the related Underlying Mortgage Loans, (C) the REMIC Certificate and related documents in accordance with Section 6.02(d), (D) all related Transfer Documents, and (E) any other documents or instruments necessary in the reasonable opinion of the Buyer to effect and perfect a legally valid transfer of the relevant interest granted therein to the Buyers under the Program Documents.

“REMIC Declaration Agreement”: Each REMIC Declaration, Servicing and Participation Agreement entered into among PMC, PMIT, PMOP and Servicer, each in form and substance satisfactory to Buyer, as the same may be amended, modified or supplemented from time to time pursuant to which (i) REMIC Certificates are issued, and (ii) the Servicer is appointed as the servicer and is responsible for the administration, collection and servicing of the related Underlying Mortgage Loans.  Each such REMIC Declaration Agreement shall be certified by Sellers as a true, correct and complete copy of the original.

“Remittance Date”:  The 22nd day of each month (or if such day is not a Business Day, the next following Business Day, or if such following Business Day would fall in the following month, the next preceding Business Day), or such other day as is mutually agreed to by Sellers and Buyer.

“Removed Mortgage Loans”: Any Underlying Mortgage Loan which is removed from the pool of mortgage loans supporting a Purchased REMIC Certificate in accordance with the related REMIC Declaration Agreement on a Conversion Date and held by PMC.

“REO Aging”:  With respect to any REO Property, the number of days elapsed from the related foreclosure sale date until the sale or disposition of such REO Property.

“REO Collection Account”: The Certificate Distribution Account as defined in and as established  pursuant to the Trust Agreement for the benefit of PC REO, into which Servicer shall direct all Income received with respect to the Purchased REO Entity Interests to be deposited.

“REO Deed”:  With respect to each REO Property that is acquired by PC REO, the instrument or document required by the law of the jurisdiction in which the REO Property is located to convey fee title and identified on the related REO Property Schedule.

“REO Entity Interests”:  100% of the Capital Stock of PC REO, together with such interests, options or rights of any nature whatsoever which may be issued or granted by PC REO to PMC while this Agreement is in effect.  Capital Stock of PC REO shall be represented by a single trust certificate issued by PC REO.

“REO Property”:  The real property acquired by or transferred to PC REO, the fee title to which is held by PC REO, together with all buildings, fixtures and improvements thereon and all other rights, benefits and proceeds arising from and in connection with such property.

“REO Property Documents”:  The meaning set forth  in the Custodial Agreement, which definition is incorporated by reference herein.

“REO Property Interest Reserve Account”: The separate trust account established by Sellers and maintained pursuant to this Agreement for the benefit of the Buyer, which shall at all times contain funds in an amount equal to the Required Amount with respect to the Purchased REO Entity Interests, to be held for the benefit of the Buyer.  The REO Property Interest Reserve Account shall be established with the Account Bank and shall be subject to an Account Control Agreement.  Interest earnings in respect of funds on deposit in the REO Property Interest Reserve Account shall be held for the pro rata benefit of the Sellers.

“REO Property Schedule”:  A hard copy or electronic format incorporating the fields identified on Exhibit I, any other information required by Buyer with respect to REO Entity Interests and the related REO Property that is purchased hereunder.

“REO Trustee”: Wilmington Trust Company, as Qualified Trustee of PC REO.

“Reportable Event”:  Any event set forth in Section 4043(c) of ERISA, other than an event as to which the notice period is waived under Pension Benefit Guaranty Corporation Reg. §4043.

“Reporting Date”: The 8th day of each month or, if such day is not a Business Day, the next succeeding Business Day.

“Representation Breach”:  Any representation, warranty, certification, statement or affirmation made or deemed made by any Seller or Guarantor in any Repurchase Document (including those contained in Schedules 1-A, 1-B and 1-C) or in any certificate, notice, report or other document delivered pursuant to any Repurchase Document proves to be incorrect, false or misleading in any material respect when made or deemed made, without regard to any Knowledge or lack of Knowledge thereof by such Person  and without regard to any qualification, representation or warranty relating to such Knowledge or lack of Knowledge.

“Repurchase Date”:  For any Purchased Asset, the earliest of (a) the Maturity Date, (b) any Early Repurchase Date therefor, and (c) the Business Day on which Seller are to repurchase such Purchased Asset if specified by Sellers and agreed to by Buyer in the related Confirmation.

“Repurchase Documents”:  Collectively, this Agreement, the Custodial Agreement, the Fee Letter, the Servicing Agreement, the Servicer Instruction Notice, the Investment Advisor Side Letter, each REMIC Declaration Agreement, PC REO Trust Agreement, all Confirmations, the Contribution Agreement, the Electronic Tracking Agreement, each Account Control Agreement, each Power of Attorney, the Guaranty Agreement, all UCC financing statements, amendments and continuation statements filed pursuant to any other Repurchase Document, and all additional documents, certificates, agreements or instruments, the execution of which is required, necessary or incidental to or desirable for performing or carrying out any other Repurchase Document.

“Repurchase Obligations”:  All obligations of Sellers to pay the Repurchase Price on the Repurchase Date (including the obligations set forth in clauses (i) and (ii) of the Ineligibility Remedies) and all other obligations and liabilities of Sellers to Buyer arising under or in connection with the Repurchase Documents, whether now existing or hereafter arising, and all interest and fees that accrue after the commencement by or against a Seller, or Guarantor or any Affiliate thereof of any Insolvency Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (in each case, whether due or accrued).

“Repurchase Price”:  For any Purchased Asset as of any date, an amount equal to the sum of (a) the outstanding Purchase Price as of such date, (b) the accrued and unpaid Price Differential for such Purchased Asset as of such date, (c) all other amounts due and payable as of such date by Sellers to Buyer under this Agreement or any Repurchase Document, and (d) any accrued and unpaid fees and expenses and indemnity amounts and any other amounts owed by Sellers, Guarantor or Affiliates thereof to Buyer under this Agreement, any Repurchase Document or otherwise.

“Required Amount”: (a) With respect to Purchased REO Entity Interests, as of any date of determination, an amount equal to the product of (i) 1/4th  of the then current Pricing Rate for the Transaction related to the Purchased REO Entity Interests, times (ii) the outstanding Purchase Price of such Purchased REO Entity Interests as of such date (which, if such date is a Purchase Date for a Transaction involving Purchased REO Entity Interests shall include any additional REO Entity Interests or Underlying Purchased REO Property purchased by the Buyer on such date) and (b) with respect to Purchased Mortgage Loans and the Purchased Mortgage Certificates, as of any date of determination, an amount equal to the product of (i) 1/4th of the then current weighted average Pricing Rate for the Transactions related to the Purchased Mortgage Loans and the Purchased Mortgage Certificates, with such weighted average being weighted on the basis of the aggregate Purchase Price of each such Transaction, times and (ii) outstanding Purchase Price of such Purchased Mortgage Loans and such Purchased REMIC Certificates as of such date (which, if such date is a Purchase Date for a Transaction involving Purchased Mortgage Loans or Purchased Mortgage Certificates shall include any additional Purchased Mortgage Loans or Purchased Mortgage Certificates purchased by the Buyer on such date).

“Requirements of Law”:  With respect to any Person or property or assets of such Person and as of any date, all of the following applicable thereto as of such date:  all Governing Documents and existing and future laws, statutes, rules, regulations, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including Environmental Laws, ERISA, regulations of the Board of Governors of the Federal Reserve System, and laws, rules and regulations relating to usury, licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other Governmental Authority.

“Reserve Requirement”:  For any Pricing Period, the aggregate of the rates (expressed as a decimal fraction) of reserve requirements in effect during such Pricing Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board of Governors) maintained by Buyer.  As of the Closing Date, the Reserve Requirement is zero.  The Buyer will provide the Sellers with no less than thirty (30) days prior written notice of the implementation of any change in the Reserve Requirement.

“Responsible Officer”:  With respect to any Person other than Servicer, the chief executive officer, the president, the chief financial officer, the chief operating officer, the chief credit officer, the chief accounting officer, the chief legal officer, the secretary or the treasurer of such Person, and with respect to Servicer, the chief executive officer, the president, any vice president, the secretary or the treasurer.

“Retained Interest”:  (a) With respect to any Purchased Asset, (i) all duties, obligations and liabilities of Sellers thereunder, including payment and indemnity obligations, (ii) all obligations of agents, trustees, servicers, administrators or other Persons under the documentation evidencing such Purchased Asset, and (iii) if any portion of the Indebtedness related to such Purchased Asset is owned by another lender or is being retained by Sellers, the interests, rights and obligations under such documentation to the extent they relate to such portion, and (b) with respect to any Purchased Asset with an unfunded commitment on the part of Sellers, all obligations to provide additional funding, contributions, payments or credits.

“S&P”:  Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or, if Standard & Poor’s Ratings Services is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

“Sale and Disposition of Purchased Assets”:  The monetization of Purchased Assets through one or more of the following courses of action:  (i) securitization of the Purchased Assets, (ii) competitive auction, or (iii) any sale of Purchased Assets by a Seller to a third party.  For purposes of clarity, Sale and Disposition of Purchased Assets shall exclude (x) any Purchased Asset repurchased by Sellers on account of a Representation Breach, (y) Mortgage Loan subject to a Conversion Date or (z) any Purchased Asset subject to an asset-level workout, consisting of pre-payments, short sales and liquidations, by Servicer in the ordinary course of Servicer’s business; provided that a Sale and Disposition of Purchased Assets shall not include a sale of any Underlying REO Property pursuant to clause (iv) of the definition of “Ineligible Remedies”.

“Sanctioned Entity”:  (a) A country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, that in each case is subject to a country sanctions program administered and enforced by the Office of Foreign Assets Control, or (e) a Person named on the list of Specially Designated Nationals maintained by the Office of Foreign Assets Control.

“Second Lien Mortgage Loan”:  A Mortgage Loan secured by the lien on the Mortgaged Property, subject only to one prior lien on such Mortgaged Property securing financing obtained by the related Mortgagor and to Permitted Liens.

“Securities Laws”:  The Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002 and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the Securities and Exchange Commission or the Public Company Accounting Oversight Board.

“Sellers”:  Jointly and severally, each of PMC and PMIT, together with their respective permitted successors and assigns.

“Seller’s Power of Attorney”: Defined in Section 18.18.

“Servicer”:  PennyMac Loan Services, LLC, a Delaware limited liability company, together with its permitted successors and assigns.

“Servicer Change of Control”: At any time any Seller, Guarantor, or any Affiliate thereof, shall become, or shall obtain rights (whether by means of warrants, options or otherwise) to become, the beneficial owner, directly or indirectly, of 25% or more of the total voting power of all classes of Equity Interests of the Servicer.

“Servicer Termination Event”:  (i) Any default or event of default (however defined) by the Servicer under any Servicing Agreement, (ii) any breach by Servicer of the Servicer Instruction Notice, (iii) any breach by Servicer of the financial covenants set forth in Section 8.07, or (iv) any breach by Servicer of any other provision in the Repurchase Documents.

“Servicer Instruction Notice”:  The side letter agreement to be entered into among Buyer, Sellers, Servicer and PC REO on or prior to the Effective Date, pursuant to which the manner in which the servicing shall be performed and the party from whom Servicer shall take direction with respect to the Purchased Mortgage Loans and Underlying Assets shall be set forth.

“Servicing Agreement”:  (i) With respect to the servicing of Purchased Mortgage Loans or REO Property, the flow servicing agreement, dated as of August 4, 2009 (as amended as of March 3, 2010), by and between PMC and Servicer, and (ii) with respect to REMIC Certificates and the related Underlying Mortgage Loans, the related REMIC Declaration Agreement, in each case, as such agreement may be amended, supplemented or otherwise modified from time to time and approved by Buyer; provided, however, that Buyer’s failure to approve any such amendment, supplement or modification shall not affect the validity or enforceability thereof except as it relates to the Purchased Mortgage Loans and Underlying Assets, which shall remain subject to the terms of such agreement without giving effect to such amendment, supplement or modification thereto.

“Servicing Data File”: A computer file or other electronic medium generated by or on behalf of Sellers and delivered or transmitted to the Buyer and Custodian which provides information relating to the Mortgage Loans, including the information set forth in the related Mortgage Loan Schedule, as the case may be, in a format acceptable to the Buyer.

“Servicing Fees”:  The servicing fees (for which Servicer has provided proof acceptable to Buyer of such fees), actually incurred by Servicer and due to Servicer as provided for in the Servicing  Agreement.

“Servicing File”:  With respect to any Purchased Mortgage Loans and Underlying Assets, the file retained and maintained by Sellers or Servicer including the originals or copies of all Asset Documents and other documents and agreements relating to such Purchased Asset, including to the extent applicable all servicing agreements, files, documents, records, data bases, computer tapes, insurance policies and certificates, appraisals, other closing documentation, payment history and other records relating to or evidencing the servicing of such Purchased Asset, which file shall be held by Sellers and/or the Servicer for and on behalf of Buyer.

“Servicing Records”:  Any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of the Assets.

“Servicing Rights”:  With respect to any Purchased Mortgage Loans and Underlying Assets, all right, title and interest of Sellers, Servicer, Guarantor or any Affiliate thereof in and to any and all of the following:  (a) rights to service and collect such Purchased Mortgage Loans and Underlying Assets, (b) amounts received by Sellers or any other Person for servicing such Purchased Mortgage Loans and Underlying Assets, (c) late fees, penalties or similar payments with respect to the Purchased Mortgage Loans and Underlying Assets, (d) agreements and documents creating or evidencing any such rights to service, documents, files and records relating to the servicing of such Purchased Mortgage Loans and Underlying Assets, and rights of Sellers or any other Person thereunder, (e) escrow, reserve and similar amounts with respect to such Purchased Mortgage Loans and Underlying Assets, (f) rights to appoint, designate and retain any other servicers, sub-servicers, special servicers, agents, custodians, trustees and liquidators with respect to such Purchased Mortgage Loans and Underlying Assets, and (g) accounts and other rights to payment related to such Purchased Mortgage Loans and Underlying Assets.

“Servicing Standard”:  All of Servicer’s duties to service the related Purchased Mortgage Loans and Underlying Assets in accordance with Accepted Servicing Practices and comply with all of its other obligations and duties herein and pursuant to the Servicing Agreement, including but not limited to its obligations to:

(a)                                  identify on its systems the Buyer as the owner of Purchased Assets and that such Purchased Assets and Underlying Mortgage Loans have been pledged to the Buyer;

(b)                                 maintain systems and operating procedures necessary to comply with all the terms of this Agreement, the Servicing Agreement and the Servicer Instruction Notice, including but not limited to maintaining records and systems necessary to indicate cumulative recoveries on each category of Purchased Assets and Underlying Assets;

(c)                                  cooperate with all Transaction parties on its duties as set forth in this Agreement;

(d)                                 (i) remit all Income received by Servicer with respect to Purchased Mortgage Loans, including Income consisting of short sales and sale and disposition proceeds, to the Waterfall Account not later than the second (2nd) Business Day following Servicer’s receipt thereof, (ii) remit all Income received by Servicer with respect to Underlying Mortgage Loans to the Participation Account in accordance with the REMIC Declaration Agreement, and (iii) (x) direct all net liquidation proceeds payable to PC REO in connection with the sale or other disposition of any Underlying REO Property to be deposited directly into the REO Collection Account, and (y) remit all Income received by Servicer with respect to REO Properties underlying Purchased REO Entity Interests to the REO Collection Account not later than the second (2nd) Business Day following Servicer’s receipt thereof.

(e)                                continue to make Protective Servicing Advances with respect to the Purchased Mortgage Loans and Underlying Assets in accordance with the terms and conditions of the Servicing Agreement.

“Single Employer Plan”:  Any Plan that is not a Multiemployer Plan.

“Solvent”:  With respect to any Person at any time, having a state of affairs such that all of the following conditions are met at such time:  (a) the fair value of the assets and property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 91(32) of the Bankruptcy Code, (b) the present fair salable value of the assets and property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s assets and property would constitute unreasonably small capital.

“Special Purpose Entity”:  A corporation, limited partnership or limited liability company or trust that, since the date of its formation (unless otherwise indicated in this Agreement) and at all times on and after the date hereof, has complied with and shall at all times comply with the provisions of Article 11.

“Subsidiary”:  With respect to any Person, any corporation, partnership, limited liability company or other entity (heretofore, now or hereafter established) of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are with those of such Person pursuant to GAAP.

“Tangible Net Worth”:  With respect to any Person and any date, all amounts that would be included under capital or shareholder’s equity (or any like caption) on a balance sheet of such Person, minus (a) amounts owing to such Person from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (b) intangible assets, and (c) prepaid taxes and/or expenses, all on or as of such date.

“Total Assets”:  With respect to any Person and any date, an amount equal to the aggregate book value of all assets owned by such Person on a consolidated basis and the proportionate share of assets owned by all non-consolidated Subsidiaries of such Person, less (a) amounts owing to such Person from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (b) intangible assets, and (c) prepaid taxes and expenses, all on or as of such date.

“Total Indebtedness”:  With respect to any Person and any date, all amounts of Indebtedness and Contingent Liabilities of such Person plus the proportionate share of all

Indebtedness and Contingent Liabilities not reflected on such Person’s consolidated balance sheet) of all non-consolidated Affiliates of such Person, on or as of such date.

“Transaction”:  With respect to any Purchased Asset, the sale and transfer of such Purchased Asset from the applicable Seller(s) to Buyer pursuant to the Repurchase Documents against the transfer of funds from Buyer to the applicable Seller(s) representing the Purchase Price or any additional Purchase Price for such Purchased Asset.

“Transaction Request”:  Defined in Section 3.01(a).

“Transfer Documents”:  All documents, certificates, and opinions of counsel necessary or required to (i) re-register REO Entity Interests or REMIC Certificates that are or will be Purchased Assets in the name of the Buyer, or otherwise to effect a delivery thereof to Buyer, including without limitation, the original certificate, and (ii) comply with the restrictions on transfer of REMIC Certificates as set forth in Article VIII of the applicable REMIC Declaration Agreement.

“Transferor”:  The seller of an Asset under a Purchase Agreement.

“Turbo Trigger Event”:  If at the end of any month, the monthly average trailing three (3) month (static pool) cash flow with respect to Purchased Assets and Underlying Assets shall have declined by 50% relative to the cash flow for the immediately preceding three (3) month period.

“UCC”:  The Uniform Commercial Code as in effect in the State of New York; provided, that, if, by reason of Requirements of Law, the perfection or priority of the security interest in any Purchased Asset is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority.

“Underlying Asset” Any Underlying REO Property or Underlying Mortgage Loan.

“Underlying Mortgage Loan”:  With respect to any REMIC Certificate or Purchased REMIC Certificate, as the context may require, a Mortgage Loan that supports such REMIC Certificate.

“Underlying Mortgaged Property”:  With respect to (i) any Mortgage Loan or Underlying Mortgage Loan, the Mortgaged Property securing such Mortgage Loan, or (ii) any REO Property, the real property acquired by or transferred to PC REO, together with all buildings, fixtures and improvements thereon and all other rights, benefits and proceeds arising from and in connection with such property.

“Underlying Obligor”:  Individually and collectively, as the context may require, the Mortgagor and other obligor or obligors under a Mortgage Loan, including (i) any Person that has not signed the related Mortgage Note but owns an interest in the related Underlying Mortgaged Property, which interest has been encumbered to secure such Asset, and (ii) any other Person who has assumed or guaranteed the obligations of such Mortgagor under the Mortgage Loan Documents relating to an Asset.

“Underwriting Package”:  With respect to one or more Assets, the internal document or credit committee memorandum (redacted to protect confidential information) setting forth all material information relating to an Asset which is known by Sellers and prepared by Sellers for its evaluation of such Asset, which shall include, at a minimum, all of the information required to be set forth in the relevant Confirmation.  In addition, the Underwriting Package shall include all of the following, to the extent applicable and available with respect to each Asset, (i) all Asset Documents required to be delivered to Custodian under Section 2.01 of the Custodial Agreement, (ii) all Asset Schedules and (ii) all documents, instruments and agreements received in respect of the closing of the acquisition transaction under the Purchase Agreement, including, to the extent received: (a) an appraisal, (b) the current occupancy report, tenant stack and rent roll, if applicable, (c) third-party reports and agreed-upon procedures, letters and reports (whether drafts or final forms), site inspection reports, and other due diligence materials prepared by or on behalf of or delivered to Sellers, (d) such further documents or information as Buyer may request, (e) any and all agreements, documents, reports, or other information concerning the Purchased Assets and Underlying Assets received or obtained in connection with the origination of the Purchased Assets and Underlying Assets, and (f) any other material documents or reports concerning the Purchased Assets and Underlying Assets prepared or executed by Sellers or Guarantor.

“Underlying REO Property”:  With respect to any REO Entity Interest or Purchased REO Entity Interests, as the context may require, an REO Property that supports such REO Entity Interest.

“Waterfall Account”:  The separate trust account established by the Sellers and maintained pursuant to this Agreement for the benefit of Buyer, into which all Income received with respect to Purchased Assets shall be deposited.  The Waterfall Account shall be established at the Account Bank with the account number communicated to Buyer in writing on or prior to the Effective Date and shall be subject to an Account Control Agreement.

Section 2.02                                Rules of Interpretation.  Headings are for convenience only and do not affect interpretation.  The following rules of this Section 2.01 apply unless the context requires otherwise.  The singular includes the plural and conversely.  A gender includes all genders.  Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.  A reference to an Article, Section, Subsection, Paragraph, Subparagraph, Clause, Annex, Schedule, Appendix, Attachment, Rider or Exhibit is, unless otherwise specified, a reference to an Article, Section, Subsection, Paragraph, Subparagraph or Clause of, or Annex, Schedule, Appendix, Attachment, Rider or Exhibit to, this Agreement, all of which are hereby incorporated herein by this reference and made a part hereof.  A reference to a party to this Agreement or another agreement or document includes the party’s permitted successors, substitutes or assigns.  A reference to an agreement or document is to the agreement or document as amended, modified, novated, supplemented or replaced, except to the extent prohibited by any Repurchase Document.  A reference to legislation or to a provision of legislation includes a modification, codification, replacement, amendment or reenactment of it, a legislative provision substituted for it and a rule, regulation or statutory instrument issued under it.  A reference to writing includes a facsimile or electronic transmission and any means of reproducing words in a tangible and permanently visible form.  A reference to conduct includes an omission, statement or undertaking, whether or not in writing.  A Default or Event of Default exists until it has been cured or waived in writing by Buyer.  The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context clearly requires or the language provides otherwise.  The word “including” is not limiting and means “including without limitation.”  The word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”  The words “will” and “shall” have the same meaning and effect.  A reference to day or days without further qualification means calendar days.  A reference to any time means New York time.  This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters.  All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their respective terms.  Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed in accordance with GAAP, and all accounting determinations, financial computations and financial statements required hereunder shall be made in accordance with GAAP, without duplication of amounts, and on a consolidated basis with all Subsidiaries.  All terms used in Articles 8 and 9 of the UCC, and used but not specifically defined herein, are used herein as defined in such Articles 8 and 9.  A reference to “fiscal year” and “fiscal quarter” means the fiscal periods of the applicable Person referenced therein.  A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing.  A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in computer disk form.  Whenever a Person is required to provide any document to Buyer under the Repurchase Documents, the relevant document shall be provided in writing or printed form unless Buyer requests otherwise.  At the request of Buyer, the document shall be provided in computer disk form or both printed and computer disk form.  The Repurchase Documents are the result of negotiations between the Parties, have been reviewed by counsel to Buyer and counsel to Sellers, and are the product of both Parties.  No rule of construction shall apply to disadvantage one Party on the ground that such Party proposed or was involved in the preparation of any particular provision of the Repurchase Documents or the Repurchase Documents themselves.  Except where otherwise expressly stated, Buyer may give or withhold, or give conditionally, approvals and consents, and may form opinions and make determinations, in its sole and absolute discretion subject in all cases to the implied covenant of good faith and fair dealing.  Reference in any Repurchase Document to Buyer’s discretion, shall mean, unless otherwise expressly stated herein or therein, Buyer’s sole and absolute discretion, and the exercise of such discretion shall be final and conclusive.  In addition, whenever Buyer has a decision or right of determination, opinion or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove (or any similar language or terms), or any arrangement or term is to be satisfactory or acceptable to or approved by Buyer (or any similar language or terms), the decision of Buyer with respect thereto shall be in the sole and absolute discretion of Buyer, and such decision shall be final and conclusive.  Any requirement of good faith, discretion or judgment by Buyer shall not be construed to require Buyer to request or await receipt of information or documentation not immediately available from or with respect to any Person or the Purchased Assets and Underlying Assets.

ARTICLE 3

THE TRANSACTIONS

Section 3.01                                Procedures.

(a)                                          Upon the Closing Date, from time to time but not more frequently than once per week a Seller may request Buyer to enter into a proposed Transaction by sending Buyer a notice substantially in the form of Exhibit J (“Transaction Request”) (i) describing the Transaction and each proposed Asset and any related Underlying Mortgaged Property and other security therefor in reasonable detail, (ii) transmitting an Underwriting Package for each proposed Asset acceptable to Buyer, and (iii) specifying which (if any) of the representations and warranties of the applicable Seller set forth in this Agreement (including those contained in Schedules 1-A, 1-B and 1-C applicable to the related Purchased Asset) the applicable Seller will be unable to make with respect to such Asset.  The applicable Seller shall promptly deliver to Buyer any supplemental materials requested at any time by Buyer.  Buyer shall conduct such review of the Underwriting Package and each such Asset as Buyer deems appropriate in its determination of whether or not to purchase any or all of the proposed Assets.  It is expressly agreed and acknowledged that Buyer is entering into the Transactions on the basis of all such representations and warranties and on the completeness and accuracy of the information contained in the applicable Underwriting Package, and any incompleteness or inaccuracies in the related Underwriting Package will only be acceptable to Buyer if disclosed in writing to Buyer by the applicable Seller in advance of the related Purchase Date, and then only if Buyer opts to purchase the related Purchased Asset from the applicable Seller notwithstanding such incompleteness and inaccuracies.  In the event of a Representation Breach in respect of a Purchased Mortgage Loan or an Underlying Asset, Buyer shall have such remedies as provided for in Section 3.04.

(b)                                         Buyer shall give Sellers notice within two (2) Business Days of the date when Buyer has received a preliminary Underwriting Package and supplemental materials from Seller and acceptable to Buyer. Such notice shall contain a preliminary non-binding determination of whether or not Buyer is willing to purchase any or all of such Assets, and if so, on what terms and conditions (including without limitation the indicative pricing for such Assets).  Sellers shall promptly provide Buyer with a completed Underwriting Package and supplemental materials. Within three (3) Business Days after Buyer has received the completed Underwriting Package and supplemental materials, and if its preliminary determination is favorable, Buyer shall communicate to Sellers a final non-binding indication of its determination.  If Buyer has not communicated in writing, its final non-binding indication to Sellers by such date, Buyer shall automatically and without further action be deemed to have determined not to purchase any such Asset.

(c)                                          If Buyer communicates to Sellers a final non-binding determination in writing that it is willing to purchase any or all of such Purchased Assets on a Purchase Date, Sellers shall deliver to Buyer an executed preliminary Confirmation for such Transaction, describing each such Purchased Asset and related  Underlying Asset, if any, and its proposed Purchase Date, Market Value, Applicable Percentage, Purchase Price and such other terms and conditions as Buyer may require.  If Buyer requires changes to the preliminary Confirmation,

Sellers shall make such changes and re-execute the preliminary Confirmation.  If Buyer determines to enter into the Transaction on the terms described in the preliminary Confirmation, Buyer shall promptly execute and return the same to Sellers, which shall thereupon become effective as the Confirmation of the Transaction.  Buyer’s approval of the purchase of a Purchased Asset (and the related Underlying Assets) on such terms and conditions as Buyer may require shall be evidenced only by its execution and delivery of the related Confirmation.  For the avoidance of doubt, Buyer shall not (i) be bound by any preliminary or final non-binding determination referred to above, (ii) be deemed to have approved the purchase of a Purchased Asset by virtue of the approval or entering into by Buyer of a rate lock agreement, total return swap or any other agreement with respect to such Asset, or (iii) be obligated to purchase a Purchased Asset notwithstanding a Confirmation executed by the Parties unless and until all applicable conditions precedent in Article 6 have been satisfied or waived by Buyer.

(d)                                         Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction covered thereby, and shall be construed to be cumulative to the extent possible.  If terms in a Confirmation are inconsistent with terms in this Agreement with respect to a particular Transaction, the Confirmation shall prevail.  Whenever the Applicable Percentage or any other term of a Transaction (other than the Pricing Rate, Market Value and outstanding Purchase Price) with respect to an Asset is revised or adjusted in accordance with this Agreement, an amended and restated Confirmation reflecting such revision or adjustment and that is otherwise acceptable to the Parties shall be prepared by Sellers and executed by the Parties.

(e)                                          The fact that Buyer has conducted or has failed to conduct any partial or complete examination or any other due diligence review of any Asset or Purchased Asset shall in no way affect any rights Buyer may have under the Repurchase Documents or otherwise with respect to any representations or warranties or other rights or remedies thereunder or otherwise, including the right to determine at any time that such Asset or Purchased Asset is not an Eligible Asset.

(f)                                            No Transaction shall be entered into if (i) any Margin Deficit, Default or Event of Default exists or would exist as a result of such Transaction, (ii) the Repurchase Date for the Purchased Assets subject to such Transaction would be later than the Maturity Date, or (iii) after giving effect to such Transaction, the Aggregate Purchase Price then outstanding would exceed the Maximum Aggregate Purchase Price.

(g)                                         (i) With respect to the Purchased REMIC Certificates, the related Underlying Mortgage Loans may be removed from supporting such REMIC Certificate from time to time at the option of PMC in accordance with the related REMIC Declaration Agreement.  Provided that any such Removed Mortgage Loan is and continues to be an Eligible Mortgage Loan, from and after the related Conversion Date, such Removed Mortgage Loan shall automatically be subject to a Transaction with respect to Purchased Mortgage Loans.  In such case, the aggregate outstanding Purchase Price of the Transaction for the related Purchased REMIC Certificate shall be reduced by the Purchase Price of each such Removed Mortgage Loan and the Purchase Price of the Transaction consisting of such Mortgage Loans shall be increased by the Purchase Price of each such Removed Mortgage Loan and the Buyer and Sellers shall reflect the same on their records. Notwithstanding anything contained herein to the contrary, each Conversion Date hereunder shall occur prior to the date on which the related Removed Mortgage Loans become REO Properties.

(ii)                                  With respect to the Purchased Mortgage Loans, such Mortgage Loans from time to time at the option of PMC may be foreclosed upon and the subsequent related REO Property deeded in the name of PMC or PC REO as the case may be.  Provided that any such Foreclosed Mortgage Loan is Eligible REO Property and is contributed to PC REO pursuant to the Contribution Agreement, from and after the related Conversion Date, such Foreclosed Mortgage Loan shall automatically underlie the Purchased REO Entity Interests.  In such case, the aggregate outstanding Purchase Price of the Purchased Mortgage Loans shall be reduced by the Purchase Price of such Foreclosed Mortgage Loan and the Purchase Price of the Transaction consisting of such Purchased REO Entity Interests (now supported by the addition of the Foreclosed Mortgage Loan) shall be increased by the Purchase Price of such Foreclosed Mortgage Loan and the Buyer and Sellers shall reflect the same on their records.  Upon transfer of REO Entity Interests to Buyer as set forth herein and until termination of any related Transactions as set forth herein, ownership of the REO Entity Interests held by PMC shall be vested in the Buyer.  At any time an Eligible Mortgage Loan owned by PMC is transferred to and/or the related Underlying Mortgaged Property is foreclosed in the name of PC REO, the record title in such REO Property shall be vested in and retained by PC REO.  It is a condition precedent to Buyer entering into a Transaction with respect to such REO Property that the related REO Deed shall have been delivered to the appropriate recording office for recordation in the name of PC REO.

(h)                                      For the purposes of each Transaction and any Purchased Assets sold to Buyer on a Purchase Date, Seller shall mean: (i) PMC with respect to any Purchased Assets which are Mortgage Loans (including, without limitation any Removed Mortgage Loans) and any REO Entity Interests, and (ii) PMIT, with respect to any Purchased Assets which are REMIC Certificates.

Section 3.02                                Transfer of Purchased Assets; Servicing Rights.

On the Purchase Date for each Purchased Asset, and subject to the satisfaction of all applicable conditions precedent in Article 6, (i) ownership of and title to such Purchased Asset shall be transferred to and vest in Buyer or its designee against the simultaneous transfer of the Purchase Price to Sellers’ (identified in the related Confirmation) account specified in Schedule 2 (or if not specified therein, in the related Confirmation or as directed by Sellers), and (ii) Sellers hereby sell, transfer, convey and assign, or with respect to Underlying Mortgage Loans, pledge as and to the extent provided in Section 11.01(b), to Buyer on a servicing-released basis all of Sellers’ right, title and interest (but no Retained Interests) in and to the related Purchased Assets or Underlying Mortgage Loans, as applicable, together with all related Servicing Rights (in the case of any Underlying Mortgage Loans as and to the extent provided in Section 11.01(b)).  Subject to this Agreement, upon the Closing Date, Sellers may sell to Buyer, repurchase from Buyer and re-sell Eligible Assets to Buyer, but may not substitute other Eligible Assets for Purchased Assets.  Buyer has the right to designate the servicer and any sub-servicer of the Purchased Assets and Underlying REO Property, and following the occurrence of a Servicer Termination Event or other Event of Default, the servicer and any sub-servicer of the Underlying Mortgage Loans; provided that Buyer shall not terminate the Servicer with respect to the Underlying Mortgage Loans in the absence of an Event of Default without first obtaining the Class A Participant and Sellers’ consent to such termination, which consent shall not be unreasonably withheld, conditioned or delayed, and shall be presumed to be given if Sellers do not respond to Buyer’s request for such consent within three (3) Business Days of such request; provided, however, that any replacement Servicer shall be selected in accordance with Section 17.01(f) The Servicing Rights and other servicing provisions under this Agreement are not severable from or to be separated from the Purchased Assets or Underlying Assets under this Agreement and, such Servicing Rights and other servicing provisions of this Agreement constitute (x) “related terms” under this Agreement within the meaning of Section 101(47)(A)(i) of the Bankruptcy Code and/or (y) a security agreement or other arrangement or other credit enhancement related to the Repurchase Documents.  Solely for the purpose of facilitating servicing of the Purchased Mortgage Loans pursuant to Article 17, Buyer may delay transfer of record title in one or more Purchased Mortgage Loans, subject to receipt from Sellers of fully executed transfer documentation in blank.

Section 3.03                                Maximum Aggregate Purchase Price.  The Aggregate Purchase Price for all Purchased Assets as of any date shall not exceed the Maximum Aggregate Purchase Price.  If the Aggregate Purchase Price exceeds the Maximum Aggregate Purchase Price, Sellers shall immediately pay to Buyer an amount necessary to reduce the Aggregate Purchase Price to an amount equal to or less than the Maximum Aggregate Purchase Price.

Section 3.04                                Early Repurchase Date; Mandatory Repurchases; Ineligibility Cures.  Sellers may terminate any Transaction with respect to any or all Purchased Assets subject to a Sale and Disposition or an Early Repurchase and repurchase such Purchased Assets on any date prior to the Repurchase Date (an “Early Repurchase Date”); provided, that (a) Sellers irrevocably notify Buyer prior to the Early Repurchase Date in accordance with the timeframes set forth in the Early Repurchase Schedule, identifying the Purchased Asset(s) to be repurchased and the Repurchase Price thereof, (b) each Seller delivers a certificate from a Responsible Officer of such Seller in form and substance satisfactory to Buyer certifying that no Margin Deficit, Default or Event of Default exists or would exist as a result of such repurchase and there are no other Liens on the Purchased Assets other than Buyer’s Lien,  and (c) Sellers thereafter comply with Section 3.05.  Such early terminations and repurchases shall be in accordance with the Early Repurchase Schedule.

To the extent (i) any Purchased Mortgage Loan no longer qualifies as an Eligible Mortgage Loan or any Underlying Mortgage Loan was not an Eligible Mortgage Loan as of the date the REMIC Certificates were issued, in either case as determined by Buyer, Sellers shall cure any such defect or repurchase any such Mortgage Loan within five (5) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such defect by Seller, (ii) any Underlying REO Property was not an Eligible REO Property as of the date of contribution to PC REO, as determined by Buyer, PMC shall remove such REO Property from PC REO pursuant to the terms of the Trust Agreement Sellers within ten (10) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such defect by Seller, (iii) any Underlying Mortgage Loan is not an Eligible Mortgage Loan at any time after the date the REMIC Certificates were issued, as determined by Buyer, Buyer may assign a Market Value of zero to such Underlying Mortgage Loan, or (iv) any Underlying REO Property is not an Eligible REO Property at any time after such REO Property was contributed to PC REO as a result of a

Representation Breach with respect to any of those representations and warranties set forth in Schedule 1-B that are separately listed on Schedule 3 hereto, PMC, as Administrator of PC REO, shall cause the PC REO to sell such Underlying REO Property within thirty (30) days of the earlier of (x) discovery by any Seller or (y) written notice from Buyer (collectively, the “Ineligibility Remedies”).

Section 3.05                                Repurchase; Removal; Sale.  On the Repurchase Date for each Purchased Asset, Sellers shall transfer to Buyer the Repurchase Price for such Purchased Asset as of the Repurchase Date, and Buyer shall transfer to the applicable Seller such Purchased Asset whereupon the Transaction with respect to such Purchased Asset shall terminate.  On the Repurchase Date for any Underlying Mortgage Loan or Underlying REO Property pursuant to clause (i) or (ii) of the Ineligibility Remedies or on the sale date for any Underlying REO Property pursuant to clause (iv) of the Ineligibility Remedies, Sellers shall transfer to Buyer (or the Participation Account with respect to any Underlying Mortgage Loans related to a REMIC Certificate) the Repurchase Price for such Underlying Asset as of such date and such Underlying Asset shall be released from the related Purchased Asset, whereupon the outstanding Purchase Price for the related Purchased REMIC Certificates or Purchased REO Entity Interests shall be reduced by the Purchase Price of such Underlying Asset.  Buyer shall be deemed to have simultaneously released its interests in such Purchased Asset or Underlying Mortgage Loan, shall authorize Custodian to release to the applicable Seller the Asset Documents for such Purchased Asset or Underlying Asset and, to the extent any UCC financing statement filed against Sellers specifically identifies such Purchased Asset or Underlying Mortgage Loan, upon a Seller’s request Buyer shall deliver an amendment thereto or termination thereof evidencing the release of such Purchased Asset or Underlying Mortgage Loan from Buyer’s security interest therein.  Any such transfer or release shall be without recourse to Buyer and without representation or warranty by Buyer, except that Buyer shall represent to Sellers, to the extent that good title was transferred and assigned by Sellers to Buyer hereunder on the related Purchase Date, that Buyer is the sole owner of such Purchased Asset or pledgee of such Underlying Mortgage Loan, free and clear of any other interests or Liens caused by Buyer’s actions or inactions.  Any Income with respect to such Purchased Asset or Underlying Asset received by Buyer or Account Bank after payment of the Repurchase Price therefor shall be remitted to Sellers.  Notwithstanding the foregoing, on or before the Maturity Date, Sellers shall repurchase all Purchased Assets by paying to Buyer the outstanding Repurchase Price therefor and paying all other outstanding Repurchase Obligations as set forth herein.  Notwithstanding any provision to the contrary contained elsewhere in any Repurchase Document, at any time during the existence of an uncured Default or Event of Default, Sellers cannot repurchase a Purchased Asset in connection with a full payoff of such Asset by the Underlying Obligor, unless one-hundred percent (100%) of the net proceeds due in connection with the relevant payoff shall be paid directly to Buyer; together with payment of the excess of the then current Repurchase Price of the related Purchased Asset (if any) over such net proceeds (if any).  The portion of all such net proceeds in excess of the then-current Repurchase Price of the related Purchased Asset (if any) shall be applied by Buyer to reduce any other amounts due and payable to Buyer under this Agreement.

Section 3.06                             Payment of Price Differential and Fees.

(a)                                 Notwithstanding that Buyer and Sellers intend that the Transactions hereunder be sales to Buyer of the Purchased Assets for all but U.S. federal income tax purposes and GAAP, Sellers shall pay to Buyer the accrued value of the Price Differential for each Purchased Asset on each Remittance Date.  Buyer shall give Sellers notice of the Price Differential and any fees and other amounts due under the Repurchase Documents on or prior to the related Pricing Period End Date; provided, that Buyer’s failure to deliver such notice shall not affect a Seller’s obligation to pay such amounts.  If the Price Differential includes any estimated Price Differential, Buyer shall recalculate such Price Differential after the Remittance Date and, if necessary, make adjustments to the Price Differential amount due on the following Remittance Date.

(b)                                 If a Seller fails to pay all or part of the Price Differential by 3:00 p.m. (New York City time) on the related Remittance Date, with respect to any Purchased Asset, the Sellers shall be obligated to pay to Buyer (in addition to, and together with, the amount of such Price Differential) interest on the unpaid Repurchase Price at a rate per annum equal to the Pricing Rate until the Price Differential is received in full by Buyer.

(c)                                  Sellers shall pay to Buyer all fees and other amounts as and when due as set forth in this Agreement and the Fee Letter including, without limitation: the Facility Fee, which shall be due and earned in full by Buyer on the Closing Date and payable monthly (without reduction, set-off or refund in the event of any early termination of this Agreement) by Sellers and Guarantor in twelve (12) equal monthly installments with the first such installment due on the Closing Date.

Section 3.07                             Payment, Transfer and Custody.

(a)                                 Unless otherwise expressly provided herein, all amounts required to be paid or deposited by Sellers hereunder shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. (New York City time) on the day when due, in immediately available Dollars and without deduction, setoff or counterclaim, and if not received before such time shall be deemed to be received on the next Business Day.  Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next following Business Day, and such extension of time shall in such case be included in the computation of such payment.  Amounts payable to Buyer and not otherwise required to be deposited into an Account shall be deposited into an account of Buyer.  Sellers shall have no rights in, rights of withdrawal from, or rights to give notices or instructions regarding Buyer’s account or the Waterfall Account.  Amounts in the Waterfall Account may be invested at the direction of Buyer in cash equivalents before they are distributed in accordance with Article 5.

(b)                                 Any Asset Documents not delivered to Buyer or Custodian, as may be required herein, are and shall be held in trust by Sellers or their agent for the benefit of Buyer as the owner thereof.  Sellers or their agent shall maintain a copy of the Asset Documents and the originals of the Asset Documents not delivered to Buyer or Custodian.  The possession of Asset Documents by Sellers or their agent is in a custodial capacity only at the will of Buyer for the sole purpose of assisting the Servicer with its duties under the Servicing Agreement.  Each

Asset Document retained or held by Sellers or their agent shall be segregated on each Seller’s books and records from the other assets of such Seller or its agent, and the books and records of each Seller or its agent shall be marked to reflect clearly the sale of the related Purchased Asset to Buyer and with respect to the Purchased Mortgage Loans and Underlying Mortgage Loans, the sale or pledge in accordance with Section 11.01(b), respectively, to Buyer thereof on a servicing-released basis.  Each Seller or its related agent shall release its custody of the Asset Documents only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Mortgage Loans and Underlying Assets by Servicer or is in connection with a repurchase of any Purchased Asset by Sellers, in each case in accordance with the Custodial Agreement.

Section 3.08                             Repurchase Obligations Absolute.  All amounts payable by Sellers under the Repurchase Documents shall be paid without notice, demand, counterclaim, setoff, deduction or defense (as to any Person and for any reason whatsoever) and without abatement, suspension, deferment, diminution or reduction (as to any Person and for any reason whatsoever), and the Repurchase Obligations shall not be released, discharged or otherwise affected, except as expressly provided herein, by reason of:  (a) any damage to, destruction of, taking of, restriction or prevention of the use of, interference with the use of, title defect in, encumbrance on or eviction from, any Purchased Asset or related Underlying Mortgaged Property, (b) any Insolvency Proceeding relating to a Seller or any Underlying Obligor, or any action taken with respect to any Repurchase Document or Asset Document by any trustee or receiver of a Seller or any Underlying Obligor or by any court in any such proceeding, (c) any claim that a Seller has or might have against Buyer under any Repurchase Document or otherwise, (d) any default or failure on the part of Buyer to perform or comply with any Repurchase Document or other agreement with a Seller, (e) the invalidity or unenforceability of any Purchased Asset, Repurchase Document or Asset Document, or (f) any other occurrence whatsoever, whether or not similar to any of the foregoing, and whether or not Sellers have notice or Knowledge of any of the foregoing.  The Repurchase Obligations with respect to Purchased Mortgage Loans and Purchased REMIC Certificates shall be full recourse to Sellers, but there shall be no recourse with respect to the Purchased REO Entity Interests as provided in Section 5.05 hereof.  This Section 3.08 shall survive the termination of the Repurchase Documents and the payment in full of the Repurchase Obligations.

ARTICLE 4

MARGIN MAINTENANCE

Section 4.01                             Margin Deficit.

(a)                                 If on any date the Market Value of all Purchased Mortgage Loans and Purchased REMIC Certificates (taking into account the Market Value of the Underlying Mortgage Loans) is less than the product of (A) Buyer’s Margin Percentage times (B) the aggregate outstanding Purchase Price for such Purchased Assets as of such date, a margin deficit shall exist (a “Mortgage Loan/REMIC Margin Deficit”).  If on any date the Market Value of all Purchased REO Entity Interests (taking into account the Market Value of the related REO Properties)is less than the product of (A) Buyer’s Margin Percentage times (B) the aggregate outstanding Purchase Price for such Purchased Assets as of such date, a margin deficit shall exist (an “REO Margin Deficit”).  If on any date that a Mortgage Loan/REMIC Margin Deficit exists and a Margin Call Trigger Event shall have occurred, Buyer may provide a Margin Call Notice to Sellers notifying Sellers of such Margin Deficit (a “Margin Call”) and such Margin Call Notice shall require Sellers, upon Buyer’s direction or, in the case of a Margin Deficit arising solely because one or more of such Purchased Assets have ceased to be an Eligible Asset, at Seller’s option, to either (i) transfer cash to Buyer, (ii) transfer to Buyer or its designee (including Custodian) for no additional consideration additional Eligible Assets (“Additional Purchased Assets”), or (iii) choose any combination of the foregoing, so that, after giving effect to such transfers and payments, the aggregate outstanding Purchase Price for all Purchased Mortgage Loans and Purchased REMIC Certificates does not exceed the product of (A) the aggregate Market Value thereof times (B) the Applicable Purchase Price Percentage.  If on any date that an REO Margin Deficit exists and a Margin Call Trigger Event shall have occurred, Buyer may provide a Margin Call Notice to Sellers notifying Sellers of such Margin Deficit (a “Margin Call”) and Sellers may, but shall have no obligation to, (i) transfer cash to Buyer, (ii) transfer to Buyer or its designee (including Custodian) for no additional consideration additional Eligible Assets (“Additional Purchased Assets”), or (iii) choose any combination of the foregoing, so that, after giving effect to such transfers, repurchases and payments, the aggregate outstanding Purchase Price for all Purchased REO Entity Interests does not exceed the product of (A) the aggregate Market Value thereof times (B) the Applicable Purchase Price Percentage.  Buyer shall apply the funds received in satisfaction of a Margin Deficit to the Repurchase Obligations in such manner as Buyer determines; provided that any funds received from Sellers to satisfy an REO Margin Deficit shall be applied to satisfy such REO Margin Deficit and any funds received from Sellers to satisfy a Mortgage Loan/REMIC Margin Deficit shall be applied to satisfy such Mortgage Loan/REMIC Margin Deficit.  For the avoidance of doubt a Margin Call may be made with respect to a single Purchased Asset or multiple Purchased Assets.

(b)                                 Margin Call Notices delivered pursuant to a Margin Call in Section 4.01(a) may be given by any written means.  Any Margin Call Notice with respect to a Mortgage Loan/REMIC Margin Deficit given before 11:00 a.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the following Business Day; notice given after 11:00 a.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 11:00 a.m. (New York City time) on the second Business Day following such notice delivery (the foregoing time requirements for satisfaction of a Margin Call are referred to as the “Margin Deadlines”).  The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date.  Notwithstanding anything to the contrary herein, in no event shall Buyer have recourse against any Seller for failing to cure a Margin Deficit with respect to the REO Entity Interests, and any recourse to the Guarantor for any such Margin Deficit shall be subject to the Recourse Limit.

(c)                                  Buyer’s election not to deliver a Margin Call at any time there is a Margin Deficit shall not waive the Margin Deficit or in any way limit or impair Buyer’s right to deliver a Margin Call at any time when the same or any other Margin Deficit exists.  Buyer’s rights under this Section 4.01 are in addition to and not in lieu of any other rights of Buyer under the Repurchase Documents or Requirements of Law.

(d)                                 All cash transferred to Buyer pursuant to this Section 4.01 with respect to a Purchased Asset shall be deposited into the Waterfall Account or REO Collection Account, as applicable, except as directed by Buyer, and notwithstanding any provision in Section 5.02 to the contrary, shall be applied to reduce the Purchase Price of such Purchased Asset.

ARTICLE 5

APPLICATION OF INCOME

Section 5.01                             Accounts; Income.

Each of the Accounts shall be established at Account Bank.  Buyer shall have sole dominion and control (including, without limitation, “control” within the meaning of Section 9-104(a) of the UCC) over the Waterfall Account, the Participation Account and each Interest Reserve Account.  No Sellers nor any Person claiming through or under Sellers shall have any claim to or interest in the Waterfall Account, the Participation Account (except to the extent provided in the related REMIC Declaration Agreement) or any Interest Reserve Account.  All Income received with respect to Purchased Assets or Underlying Assets shall be deposited in to the applicable Account in accordance with Section 5.01(b).  All Income on deposit in the Waterfall Account and all amounts on deposit in each Interest Reserve Account shall be property of the Buyer and applied to and remitted by Account Bank in accordance with this Article 5.

(a)                                 If any Income is received by Seller, Servicer, Guarantor or any Affiliate thereof, Seller shall or shall cause such Servicer, Guarantor or such Affiliate to: (i) remit Income with respect to Purchased Mortgage Loans and Purchased REMIC Certificates to the Waterfall Account not later than the second (2nd) Business Day following Servicer’s receipt thereof, (ii) remit all Income with respect to Underlying Mortgage Loans shall be deposited into the Participation Account in accordance with the REMIC Declaration Agreement, and (iii) (x) direct all net liquidation proceeds payable to PC REO in connection with the sale or other disposition of any Underlying REO Property to be deposited directly into the REO Collection Account, and (y) remit all Income received by Servicer with respect to REO Properties underlying Purchased REO Entity Interests to the REO Collection Account not later than the second (2nd) Business Day following receipt by Servicer, any Seller, Guarantor or any Affiliate thereof.  All Income remitted by Servicer pursuant to the foregoing shall be remitted on a gross basis, without deduction for Servicing Fees, Protective Servicing Advances or any other amounts that Servicer may otherwise be permitted to offset against Income under the Servicing Agreement.  All amounts on deposit in the Participation Account and the REO Collection Account shall be remitted to the Waterfall Account on each Remittance Date as provided in the REMIC Declaration Agreement and the Trust Agreement, as applicable. Buyer shall have the right as Paying Agent (as defined in the REMIC Declaration Agreement) to remit all amounts on deposit in the Participation Account to the Waterfall Account on each Distribution Date (as defined in the REMIC Declaration Agreement).

Section 5.02                             Before a Default or an Event of Default.  If no Default or Event of Default exists, all Income described in Section 5.01 and deposited into the REO Collection Account or the Waterfall Account during each Pricing Period shall be applied by Account Bank by no later than the next following Remittance Date as provided in clauses (a), (b), (c) and (d) below:

(a)                                 All Income received prior to the occurrence of a Turbo Trigger Event shall be applied as follows:

I.                                        With respect to Income on deposit in the Waterfall Account with respect to the Purchased REO Entity Interests:

first, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased REO Entity Interests as of such Remittance Date;

second, to pay to Buyer an amount sufficient to eliminate any outstanding REO Margin Deficit;

third, to deposit any amounts necessary to maintain the Required Amount with respect to the Purchased REO Entity Interests in the REO Property Interest Reserve Account;

fourth, to pay to Buyer an amount equal to all default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from Sellers and other applicable Persons to Buyer under the Repurchase Documents and allocable to the Purchased REO Entity Interests;

fifth, pro-rata, to pay to Sellers, an amount equal to the sum of the Management Fees and the Direct Pass-Through Expenses then due and owing for the related Pricing Period and allocable to the Purchased REO Entity Interests; and

sixth, any remaining amounts to the Waterfall Account.

II.                                   With respect to Income on deposit in the Waterfall Account with respect to the Purchased Mortgage Loans and Purchased REMIC Certificates and any amounts referred to in clause sixth of (a)(I) above:

first, to pay to Servicer, an amount equal to the Servicing Fees and Protective Servicing Advances then due and owing to Servicer for the related Pricing Period with respect to the Purchased REMIC Certificates (and the Underlying Mortgage Loans) and Purchased Mortgage Loans under the express terms of the related Servicing Agreement;

second, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased REMIC Certificates and Purchased Mortgage Loans as of such Remittance Date;

third, to pay to Buyer an amount sufficient to eliminate any outstanding Mortgage Loan/REMIC Margin Deficit with respect to the Purchased REMIC Certificates and the Purchased Mortgage Loans (without limiting Sellers’ obligation to satisfy a Mortgage Loan/REMIC Margin Deficit in a timely manner as required by Section 4.01);

fourth, to deposit any amounts necessary to maintain the Required Amount with respect to the Purchased Mortgage Loans and Purchased REMIC Certificates in the Mortgage Loan Interest Reserve Account;

fifth, to pay to Buyer an amount equal to all default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from Sellers and other applicable Persons to Buyer under the Repurchase Documents and allocable to the Purchased REMIC Certificates and the Purchased Mortgage Loans;

sixth, pro-rata, to pay to Sellers, an amount equal to the sum of the Management Fees and the Direct Pass-Through Expenses then due and owing for the related Pricing Period and allocable to the Purchased REMIC Certificates, Underlying Mortgage Loans and Purchased Mortgage Loans;

seventh, to pay to Sellers, an amount equal to the lesser of (i) the Estimate of Guarantor Net Income or (ii) 15% of all Income collected during such Pricing Period;

eighth, to pay to Servicer, an amount equal to the Carryover Amount;

ninth, to pay to Buyer, the amount needed to reduce the aggregate outstanding Purchase Price for the Purchased REMIC Certificates and Purchased Mortgage Loans to zero; and

tenth, any remaining amounts to Sellers.

Notwithstanding the foregoing, in no event shall the sum of the aggregate payments to Servicer and/or Sellers pursuant to the Trust Agreement with respect to REO Properties and clause fifth in Section 5.02(a)(I) above and clauses first, sixth, seventh, and eighth in Section 5.02(a)(II) above, exceed 30% of the Income collected by Servicer during such Pricing Period with respect to Purchased Mortgage Loans and Underlying Assets.

(b)                                 All Income received with respect to Purchased Mortgage Loans and Purchased REMIC Certificates during the occurrence of a Turbo Trigger Event shall be paid to Buyer to reduce the aggregate outstanding Purchase Price of such Purchased Assets to zero.  All Income received with respect to Purchased REO Entity Interests during the occurrence of a Turbo Trigger Event shall be paid to Buyer to reduce the Aggregate Purchase Price to zero.

(c)                                  On the Maturity Date, all Income net of those proceeds used to pay the Price Differential shall be paid to Buyer to reduce the Aggregate Purchase Price to zero.

(d)                                 Notwithstanding anything contained herein to the contrary, if on any Remittance Date, the amounts then on deposit in the REO Collection Account are insufficient to satisfy clause first of Section 5.02(a)(I) of the Agreement or the amounts then on deposit in the Waterfall Account are insufficient to satisfy clause second of Section 5.02(a)(II) of the Agreement, Buyer may withdraw from the applicable Interest Reserve Account an amount of funds necessary to cure such deficiency.

(e)                                  On any Remittance Date, after giving effect to any withdrawal from the Interest Reserve Accounts pursuant to clause (d) and upon written request from the Sellers, the

Buyer shall withdraw from each Interest Reserve Account and pay to the Sellers (in accordance with their direction) any excess of (x) the amount on deposit therein, over (y) the related Required Amount; provided, however, that the Buyer shall have no obligation to make any such payment if an Event of Default shall have occurred and not been waived by the Buyer.

(f)                                   Upon the Maturity Date and the repayment in full by the Sellers of all Repurchase Obligations hereunder, the Buyer shall withdraw from each Interest Reserve Account and pay to the Sellers (in accordance with their direction) any remaining amounts on deposit in each Interest Reserve Account.

Section 5.03                             After Default or Event of Default.  If an Event of Default exists, Buyer shall have the right to apply all Income deposited into the Waterfall Account, the REO Collection Account and the Participation Account in respect of the Purchased Assets and Underlying Assets, on the Business Day next following the Business Day on which each amount of Income is so deposited, in any manner Buyer deems appropriate.

Section 5.04                             Sellers to Remain Liable.  If the amounts remitted to Buyer as provided in Sections 5.02 and 5.03 are insufficient to pay all amounts due and payable from Sellers to Buyer under this Agreement or any Repurchase Document on a Remittance Date, a Repurchase Date, upon the occurrence of an Event of Default or otherwise, Sellers shall nevertheless remain liable for and shall pay to Buyer when due all such amounts other than with respect to the Purchase REO Entity Interests for which there shall be no recourse to Sellers, subject to Section 5.05 hereof.

Section 5.05                             No Recourse for REO Equity Interests. Notwithstanding anything contained in Section 5.04 hereof, if the amounts remitted to Buyer as provided in Sections 5.02 and 5.03 are insufficient to pay all amounts due and payable from Sellers to Buyer under this Agreement or any Repurchase Document on a Remittance Date, a Repurchase Date, upon the occurrence of an Event of Default or otherwise, to the extent any such amounts are in respect of the Purchased REO Entity Interests, there shall be no recourse to Sellers for any such amounts.

ARTICLE 6

CONDITIONS PRECEDENT

Section 6.01                             Conditions Precedent to Initial Transaction.  Buyer shall not be obligated to enter into any Transaction or purchase any Asset until the following conditions have been satisfied or waived by Buyer on and as of the Effective Date and the initial Purchase Date:

(a)                                 Buyer has received the following documents, each dated the Closing Date or as of the Closing Date unless otherwise specified:  (i) each Repurchase Document duly executed and delivered by the parties thereto (other than with respect to the Closing Date, any REMIC Declaration Agreement), (ii) an official good standing certificate dated within fourteen (14) days of the Closing Date with respect to each Seller, Servicer and Guarantor, (iii) certificates of the secretary or an assistant secretary of each Seller, Servicer and Guarantor together with copies of the Governing Documents and applicable resolutions and the incumbencies and signatures of officers of each Seller, Servicer and Guarantor executing the Repurchase Documents to which it is a party, evidencing the respective authority of each Seller,

Servicer and Guarantor with respect to the execution, delivery and performance thereof, (iv) a Closing Certificate, (v) an executed Power of Attorney, (vi) such opinions from counsel (dated on or prior to the Effective Date) to Sellers, Servicer and Guarantor as Buyer may require, including with respect to corporate matters, enforceability, non-contravention, no consents or approvals required other than those that have been obtained, first priority perfected security interests in the Purchased Assets and Underlying Mortgage Loans and related Servicing Rights (except to the extent any of PMC’s rights, title and interest in such Underlying Mortgage Loans and Servicing Rights have been legally and validly sold, transferred and assigned by PMC to the Class A Participant in accordance with the related REMIC Declaration Agreement. and any other collateral pledged pursuant to the Repurchase Documents, Investment Company Act matters, local counsel opinions with respect to any Seller or Guarantor that is domiciled offshore, true sale, substantive non-consolidation, and the applicability of Bankruptcy Code “securities contract” and “master netting agreement” safe harbors, and (vii) all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel as it may require;

(b)                                 (i) UCC financing statements have been filed against Sellers in all filing offices required by Buyer, (ii) Buyer has received such searches of UCC filings, tax liens, judgments, pending litigation, bankruptcy and other matters relating to Sellers, Servicer, Guarantor and the Purchased Assets and Underlying Mortgage Loans as Buyer may require, and (iii) the results of such searches are satisfactory to Buyer;

(c)                                  Buyer has received payment from Sellers of all fees and expenses then payable under the Fee Letter and the other Repurchase Documents, as contemplated by Section 13.02, including without limitation the Facility Fee; and

(d)                                 Buyer has completed to its satisfaction such due diligence and modeling as it may require.

Section 6.02                             Conditions Precedent to All Transactions.  Buyer shall not be obligated to enter into any Transaction, purchase any Asset, or be obligated to take, fulfill or perform any other action hereunder, until the following additional conditions have been satisfied or waived by Buyer, with respect to each Asset on and as of the Purchase Date therefor:

(a)                                 With respect to any Asset proposed to be sold, Buyer has received the following documents:  (i) a Transaction Request, (ii) an Underwriting Package, (iii) a Confirmation, (iv) a fully executed Servicer Instruction Notice together with the Servicing Agreement (to the extent not already received pursuant to Section 6.01(a)), (v) a fully executed Investment Advisor Side Letter (to the extent not already received pursuant to Section 6.01(a)) and (vi) all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel (including, without limitation, (x) a true sale opinion to the extent any Eligible Asset was transferred to Sellers from another Affiliate and was not transferred pursuant to the Contribution Agreement or any Underlying Mortgage Loans transferred pursuant to a participation interest by PMC to the Class A Participant pursuant to any REMIC Declaration Agreement, and (y) if such Asset being sold is a REMIC Certificate, an Investment Company Act opinion that covers such Asset and the related REMIC Declaration Agreement) as Buyer may require;

(b)                                 With respect to any Mortgage Loan (including, without limitation any Removed Mortgage Loans) proposed to be sold and any Underlying Mortgage Loan proposed to support REMIC Certificates, Custodian has received all related Mortgage Loan Documents in accordance with the provisions of the Custodial Agreement, and Buyer has received a trust receipt with respect to such Mortgage Loan Documents and any other item required to be delivered to Buyer under the Custodial Agreement;

(c)                                  With respect to any REO Property (including, without limitation any Foreclosed Mortgage Loans) proposed to support REO Entity Interests, (i) Custodian has received all related REO Property Documents in accordance with the provisions of the Custodial Agreement, (ii) Buyer has received a trust receipt with respect to such REO Property Documents and any other item required to be delivered to Buyer under the Custodial Agreement and (iii) Buyer has been provided “view access” to Sellers’ REO Property management systems;

(d)                                 With respect to any REMIC Certificate proposed to be sold, in addition to the requirements of Section 6.02(b):  (i) the original, definitive REMIC Certificate in form suitable for transfer, with appropriate Transfer Documents in blank duly executed or endorsed by PMIT, (ii) any other documents or instruments necessary in the reasonable opinion of Buyer to effect and perfect a legally valid delivery of such security to Buyer, and (iii) a copy of the fully executed, related REMIC Declaration Agreement, certified by Sellers as a true, correct and complete copy of the original, which REMIC Declaration Agreement shall be subject to Buyer’s approval, which may be given or withheld in its discretion.

(e)                                  With respect to any REO Entity Interests proposed to be sold, in addition to the requirements of Section 6.02(c):  (i) the original, definitive trust certificate evidencing 100% of the Capital Stock of PC REO in form suitable for transfer, with appropriate Transfer Documents in blank duly executed or endorsed by PMC, (ii) any other documents or instruments necessary in the reasonable opinion of Buyer to effect and perfect a legally valid delivery of such security to Buyer, and (iii) a copy of the fully executed, related Trust Agreement, certified by Sellers as a true, correct and complete copy of the original, which Trust Agreement shall be subject to Buyer’s approval, which may be given or withheld in its discretion.

(f)                                   immediately before such Transaction and after giving effect thereto and to the intended use thereof, no Representation Breach (including with respect to any Purchased Asset), Default, Event of Default, Margin Deficit, Material Adverse Effect or Market Disruption Event exists;

(g)                                  Buyer has completed its due diligence review of the Underwriting Package, Asset Documents and such other documents, records and information as Buyer deems appropriate, and the results of such reviews are satisfactory to Buyer, which shall include without limitation, ordering BPOs on a representative sample of Assets as determined by Buyer and its credit review of the data and documentation related to any Assets proposed for sale under such Transaction.  The Sellers shall pay all reasonable out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section 6.02(c).  Sellers shall deliver BPOs in addition to the representative sample upon the request of Buyer or Buyer may order additional BPOs at anytime, provided that these additional BPOs shall be at the

Buyer’s sole expense.  Sellers shall provide Buyer with a BPO Schedule for all Purchased Mortgage Loans and Underlying Assets;

(h)                                 Buyer has (i) determined that such Asset is an Eligible Asset, (ii) approved the purchase of such Asset or the addition of such Asset (if an Underlying Asset), and (iii) executed the Confirmation;

(i)                                     the Aggregate Purchase Price of all Transactions does not exceed the Maximum Aggregate Purchase Price after giving effect to such Transaction;

(j)                                    such Purchase Date occurs on or after the Closing Date and the Repurchase Date is not later than the Maturity Date;

(k)                                 Sellers and Custodian have satisfied all requirements and conditions and have performed all covenants, duties, obligations and agreements contained in the Repurchase Documents to be performed by such Person on or before such Purchase Date;

(l)                                     to the extent the related Asset Documents contain notice, cure and other provisions in favor of a pledgee under a repurchase or warehouse facility, and without prejudice to the sale treatment of such Asset to Buyer, Buyer has received evidence that Sellers have given notice to the applicable Persons of Buyer’s interest in such Asset and otherwise satisfied any other applicable requirements under such pledgee provisions so that Buyer is entitled to the rights and benefits of a pledgee under such pledgee provisions;

(m)                             if requested by Buyer, such opinions from counsel to Sellers and Guarantor as Buyer may require, including, without limitation, with respect to the first priority perfected security interest in the Purchased Assets and Underlying Mortgage Loans (except to the extent any of PMC’s rights, title and interest in such Underlying Mortgage Loans have been legally and validly sold, transferred and assigned by PMC to the Class A Participant in accordance with the related REMIC Declaration Agreement).  and any other collateral pledged pursuant to the Repurchase Documents;

(n)                                 Buyer shall have received executed blank assignments of all Mortgage Loan Documents in appropriate form for recording in the jurisdiction in which the Underlying Mortgaged Property is located (the “Blank Assignment Documents”);

(o)                                 If there shall occur any Servicer Change of Control or if Servicer is otherwise deemed to be an Affiliate of a Seller or Guarantor, Buyer shall have provided Sellers with its written consent with respect to such Servicer Change of Control or affiliation;

(p)                                 Buyer shall have received and consented to all amendments, supplements and modifications to the Servicing Agreement; and

(q)                                 (x) each Interest Reserve Account contains funds in an amount equal to the applicable Required Amount (after giving effect to such purchase), or (y) the Sellers have irrevocably directed the Buyer to deduct any deficiency in the amount described in clause (x) from the Purchase Price to be paid the applicable Seller(s) with respect to such Transaction;

Each Confirmation delivered by Sellers shall constitute a certification by Sellers that all of the conditions precedent in this Article 6 have been satisfied.

The failure of a Seller to satisfy any of the conditions precedent in this Article 6 with respect to any Transaction or Purchased Asset shall, unless such failure was waived in writing by Buyer on or before the related Purchase Date, give rise to the right of Buyer at any time to rescind the related Transaction, whereupon Sellers shall immediately pay to Buyer the Repurchase Price of such Purchased Asset.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller (unless otherwise specified herein) represents and warrants, on and as of the date of this Agreement, each Purchase Date, and at all times when any Repurchase Document or Transaction is in full force and effect, as follows:

Section 7.01                             Seller.  Seller has been duly organized and validly exists in good standing as a corporation, limited liability company or limited partnership, as applicable, under the laws of the jurisdiction of its incorporation, organization or formation.  Seller (a) has all requisite power, authority, legal right, licenses and franchises, (b) is duly qualified to do business in all jurisdictions necessary, and (c) has been duly authorized by all necessary action, to (w) own, lease and operate its properties and assets, (x) conduct its business as presently conducted, (y) execute, deliver and perform its obligations under the Repurchase Documents to which it is a party, and (z) acquire, own, sell, assign, pledge and repurchase the Purchased Assets and Underlying Mortgage Loans.  Seller’s exact legal name is set forth in the preamble and signature pages of this Agreement.  Seller’s location (within the meaning of Article 9 of the UCC), and the office where Seller keeps all records (within the meaning of Article 9 of the UCC) relating to the Purchased Assets and Underlying Assets is at the address of Seller referred to in Schedule 2.  PMC has not changed its name or location within the past twelve (12) months.  PMC’s tax identification number is 80-0463416.  PMC has the following subsidiaries: PC REO.  PMC is a wholly-owned Subsidiary of PMOP.  The fiscal year of PMC is the calendar year.  PMIT has not changed its name or location within the past twelve (12) months.  PMIT’s tax identification number is 27-2199755.  PMIT does not have any subsidiaries.  PMIT is a wholly-owned Subsidiary of PMOP.  The fiscal year of PMIT is the calendar year.  PC REO is a wholly-owned Subsidiary of PMC.  The fiscal year of PC REO is the calendar year.  PC REO has no Indebtedness, Contractual Obligations or investments other than (a) ordinary trade payables (including amounts due and payable to Servicer for the REO Properties and other service providers in connection therewith), (b) in connection with Assets acquired or originated for the Transactions, and (c) the Repurchase Documents.  PC REO has no Guarantee Obligations.

Section 7.02                             Repurchase Documents.  Each Repurchase Document to which Seller is a party has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity.  The execution, delivery and performance by Seller of each Repurchase Document to which it is a party do not and will not (a) conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under, any (i) Governing Document, Indebtedness,

Guarantee Obligation or Contractual Obligation applicable to Seller or any of its properties or assets, (ii) Requirements of Law, or (iii) approval, consent, judgment, decree, order or demand of any Governmental Authority, or (b) result in the creation of any Lien (other than Permitted Liens) on any of the properties or assets of Seller.  All approvals, authorizations, consents, orders, filings, notices or other actions of any Person or Governmental Authority required for the execution, delivery and performance by Seller of the Repurchase Documents to which it is a party and the sale of and grant of a security interest in each Purchased Asset to Buyer, have been obtained, effected, waived or given and are in full force and effect.  The execution, delivery and performance of the Repurchase Documents do not require compliance by Seller with any “bulk sales” or similar law.  There is no material litigation, proceeding or investigation pending or, to the Knowledge of Seller threatened, against Seller or any Affiliate thereof before any Governmental Authority (a) asserting the invalidity of any Repurchase Document, (b) seeking to prevent the consummation of any Transaction, or (c) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

Section 7.03                             Solvency.  Neither Seller nor any Affiliate of Seller is or has ever been the subject of an Insolvency Proceeding.  Seller and each Affiliate of Seller is Solvent and the Transactions do not and will not render Seller or any Affiliate thereof not Solvent.  Seller is not entering into the Repurchase Documents or any Transaction with the intent to hinder, delay or defraud any creditor of Seller or any Affiliate thereof.  Seller has received or will receive reasonably equivalent value for the Repurchase Documents and each Transaction.  Seller has adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.  Seller is generally able to pay, and as of the date hereof is paying, its debts as they come due.

Section 7.04                             Taxes.  Seller and each Affiliate of Seller have filed all required federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by them and have paid all material taxes (including mortgage recording taxes), assessments, fees, and other governmental charges payable by them, or with respect to any of their properties or assets, which have become due, and income or franchise taxes have been paid or are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP.  Seller and each Affiliate of Seller have paid, or have provided adequate reserves for the payment of, all such taxes for all prior fiscal years and for the current fiscal year to date.  There is no material action, suit, proceeding, investigation, audit or claim relating to any such taxes now pending or, to the Knowledge of Seller, threatened by any Governmental Authority which is not being contested in good faith as provided above.  Neither Seller nor any Affiliate of Seller has entered into any agreement or waiver or been requested to enter into any agreement or waiver extending any statute of limitations relating to the payment or collection of taxes, or is aware of any circumstances that would cause the taxable years or other taxable periods of Seller or any Affiliate thereof not to be subject to the normally applicable statute of limitations.  No tax liens have been filed against any assets of Seller or any Affiliate thereof.  Seller does not intend to treat any Transaction as being a “reportable transaction” as defined in Treasury Regulation Section 1.6011-4.  If Seller determines to take any action inconsistent with such intention, it will promptly notify Buyer, in which case Buyer may treat each Transaction as subject to Treasury Regulation Section 301.6112-1 and will maintain the lists and other records required thereunder.

Section 7.05                             Financial Condition.  The audited balance sheet of each of Seller and Servicer as of the fiscal year most recently ended for which such audited balance sheet is available, and the related audited statements of income and retained earnings and of cash flows for the fiscal year then ended, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification arising out of the audit conducted by each of Seller’s and Servicer’s respective independent certified public accountants, copies of which have been delivered to Buyer, are complete and correct and present fairly the financial condition of Seller and Servicer (as the case may be) as of such date and the results of its operations and cash flows for the fiscal year then ended.  All such financial statements, including related schedules and notes, were prepared in accordance with GAAP except as disclosed therein.  Neither Seller nor Servicer has any material contingent liability or liability for taxes or any long term lease or unusual forward or long term commitment, including any Derivative Contract, which is not reflected in the foregoing statements or notes.  Since the date of the financial statements and other information delivered to Buyer prior to the Closing Date, neither Seller nor Servicer has sold, transferred or otherwise disposed of any material part of its property or assets (except pursuant to the Repurchase Documents) or acquired any property or assets (including Equity Interests of any other Person) that are material in relation to the financial condition of Seller.

Section 7.06                             True and Complete Disclosure.  The information, reports, certificates, documents, financial statements, operating statements, forecasts, books, records, files, exhibits and schedules furnished by or on behalf of Seller or Servicer to Buyer in connection with the Repurchase Documents and the Transactions, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.  All written information furnished after the date hereof by or on behalf of Seller to Buyer in connection with the Repurchase Documents and the Transactions will be true, correct and complete in all material respects, or in the case of projections will be based on reasonable estimates prepared and presented in good faith, on the date as of which such information is stated or certified.

Section 7.07                             Compliance with Laws.  Seller has complied in all material respects with all Requirements of Laws, and no Purchased Asset contravenes any Requirements of Laws.  Neither Seller nor any Affiliate of Seller (a) is an “enemy” or an “ally of the enemy” as defined in the Trading with the Enemy Act of 1917, (b) is in violation of any Anti-Terrorism Laws, (c) is a blocked person described in Section 1 of Executive Order 13224 or to its knowledge engages in any dealings or transactions or is otherwise associated with any such blocked person, (d) is in violation of any country or list based economic and trade sanction administered and enforced by the Office of Foreign Assets Control, (e) is a Sanctioned Entity, (f) has more than 10% of its assets located in Sanctioned Entities, or (g) derives more than 10% of its operating income from investments in or transactions with Sanctioned Entities.  The proceeds of any Transaction have not been and will not be used to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Entity.  Seller is a “qualified purchaser” as defined in the Investment Company Act.  Neither Seller nor any Affiliate of Seller (a) is or is controlled by an “investment company” as defined in such Act or is exempt from the provisions of the Investment Company Act, (b) is a “broker” or “dealer” as defined in, or could be subject to a liquidation proceeding under, the Securities Investor Protection Act of 1970, or (c) is subject to regulation by any Governmental Authority limiting its ability to incur the Repurchase Obligations.  No properties presently or previously owned or leased by Seller, any Affiliate of Seller or their respective predecessors contain or previously contained any Materials of Environmental Concern that constitute or constituted a violation of Environmental Laws or reasonably could be expected to give rise to liability of Seller thereunder.  Seller has no Knowledge of any violation, alleged violation, non-compliance, liability or potential liability of Seller under any Environmental Law.  Materials of Environmental Concern have not been released, transported, generated, treated, stored or disposed of in violation of Environmental Laws or in a manner that reasonably could be expected to give rise to liability of Seller.  Seller and all Affiliates of Seller are in compliance with the Foreign Corrupt Practices Act of 1977 and any foreign counterpart thereto.  Neither Seller nor any Affiliate of Seller has made, offered, promised or authorized a payment of money or anything else of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to any foreign official, foreign political party, party official or candidate for foreign political office, or (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to Seller, any Affiliate of Seller or any other Person, in violation of the Foreign Corrupt Practices Act.

Section 7.08                             Compliance with ERISA.  With respect to Seller, Servicer or any ERISA Affiliate thereof, during the immediately preceding five (5) year period, (a) neither a Reportable Event nor an “accumulated funding deficiency” nor “an unpaid minimum required contribution” as defined in the Code or ERISA has occurred, (b) each Plan has complied in all material respects with the applicable provisions of the Code and ERISA, (c) no termination of a Single Employer Plan has occurred resulting in any liability that has remained underfunded, and (d) no Lien in favor of the PBGC or a Plan has arisen.  The present value of all accumulated benefit obligations under each Single Employer Plan (based on the assumptions used for the purposes of Financial Accounting Statement Bulletin 87) relating to Seller, Servicer or any ERISA Affiliate thereof did not, as of the last annual valuation date prior to the date hereof, exceed the value of the assets of such Plan allocable to such accumulated benefit obligations.  Neither Seller nor any Affiliate of Seller is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan.  Seller does not provide any medical or health benefits to former employees other than as required by the Consolidated Omnibus Budget Reconciliation Act, as amended, or similar state or local law (collectively, “COBRA.”) at no cost to the employer.  None of the assets of Seller are deemed to be plan assets within the meaning of 29 C.F.R. 2510.3-101 as modified by Section 3(42)  of ERISA.

Section 7.09                             No Default or Material Adverse Effect.  No Default or Event of Default exists.  No default or event of default (however defined) exists under any Indebtedness, Guarantee Obligations or Contractual Obligations of Seller.  Seller believes that it is and will be able to pay and perform each agreement, duty, obligation and covenant contained in the Repurchase Documents and Asset Documents to which it is a party, and that it is not subject to any agreement, obligation, restriction or Requirements of Law which would unduly burden its ability to do so or could reasonably be expected to have a Material Adverse Effect.  Seller has no Knowledge of any actual or prospective development, event or other fact that could reasonably be expected to have a Material Adverse Effect.  No Internal Control Event has occurred.  Seller has delivered to Buyer all underlying servicing agreements (or provided the Buyer with access to a service, internet website or other system where the Buyer can successfully access such agreements) with respect to the Purchased Assets and Underlying Assets, and to Seller’s Knowledge no material default or event of default (however defined) exists thereunder.  No default or event of default (however defined) on the part of Seller exists under any credit facilities, repurchase facilities or substantially similar facilities of Seller that are presently in effect.

Section 7.10                             Purchased Assets.  Each Purchased Asset is an Eligible Asset.  Each representation and warranty of the Seller set forth in the Repurchase Documents (including those contained in Schedules 1-A, 1-B and 1-C applicable to related Purchased Asset) and the Asset Documents with respect to each Purchased Asset is true and correct.  The review and inquiries made on behalf of Seller in connection with the next preceding sentence have been made by Persons having the requisite expertise, knowledge and background to verify such representations and warranties.  Seller has complied with all requirements of the Custodial Agreement with respect to each Purchased Asset, including delivery to Custodian of all required Asset Documents.  Seller has no Knowledge of any fact that could reasonably lead it to expect that any Purchased Asset will not be paid in full or the Market Value thereon not be obtained or realized.  No Purchased Asset is or has been the subject of any compromise, adjustment, extension, satisfaction, subordination, rescission, setoff, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning such Purchased Asset or otherwise, by Seller or any Affiliate thereof, Transferor, Underlying Obligor or other Person, except as set forth in the Asset Documents delivered to Buyer.  Each proposed Purchased Asset was acquired in accordance with and satisfies applicable standards established by Seller or any Affiliate thereof.  None of the Asset Documents has any marks or notations indicating that it has been sold, assigned, pledged, encumbered or otherwise conveyed to any Person other than Buyer.  If any Asset Document requires the holder or transferee of the related Purchased Asset to be a qualified transferee, qualified institutional lender or qualified lender (however defined), Seller meets such requirement.  Assuming that Buyer also meets such requirement, the assignment and pledge of such Purchased Asset to Buyer pursuant to the Repurchase Documents do not violate such Asset Document.  Seller and all Affiliates of Seller (a) have sold and transferred all Servicing Rights with respect to the Purchased Assets to Buyer, and (b) have no Retained Rights except as may be provided in the Repurchase Documents.  At Buyer’s election (and, prior to an Event of Default, at Buyer’s sole cost and expense), Buyer may complete and record any or all of the Blank Assignment Documents as further evidence of Buyer’s ownership interest in the related Purchased Assets.

Section 7.11                             Purchased Assets Acquired from Transferors.  With respect to each Purchased Asset purchased by Seller or an Affiliate of Seller from a Transferor, (a) such Purchased Asset was acquired and transferred on a true sale basis pursuant to a Purchase Agreement, (b) such Transferor received reasonably equivalent value in consideration for the transfer of such Purchased Asset, (c) no such transfer was made for or on account of an antecedent debt owed by such Transferor to Seller or an Affiliate of Seller, (d) no such transfer is or may be voidable or subject to avoidance under the Bankruptcy Code, and (e) the representations and warranties made by such Transferor to Seller or such Affiliate in such Purchase Agreement are hereby incorporated herein mutatis mutandis and are hereby remade by Seller to Buyer on each date as of which they speak in such Purchase Agreement.

Section 7.12                             Transfer and Security Interest.  The Repurchase Documents constitute a valid and effective transfer to Buyer of all right, title and interest of Seller in, to and under all Purchased Assets (together with all related Servicing Rights with respect to such Purchased Assets), free and clear of any Liens (other than Permitted Liens).  With respect to the protective security interest granted by Seller in Section 11.01, upon the delivery of the Confirmations and the Asset Documents to Custodian, and the filing of the UCC financing statements as provided herein, such security interest shall be a valid first priority perfected security interest to the extent such security interest can be perfected by possession, filing or control under the UCC, subject only to Permitted Liens.  Upon receipt by Custodian of each Asset Document required to be endorsed in blank by Seller and payment by Buyer of the Purchase Price for the related Purchased Asset, Buyer shall either own such Purchased Asset and the related Asset Documents or have a valid first priority perfected security interest in such Asset Document.  The Purchased Assets constitute the following, as defined in the UCC:  a general intangible, instrument, investment property, security, deposit account, financial asset, uncertificated security, certificated security, securities account, or security entitlement.  Seller has not sold, assigned, pledged, encumbered or otherwise conveyed any of the Purchased Assets or Underlying Assets to any Person other than pursuant to the Repurchase Documents.  Seller has not authorized the filing of and is not aware of any UCC financing statements filed against Seller as debtor that include the Purchased Assets or Underlying Assets, other than any financing statement that has been terminated or filed pursuant to this Agreement or any other Repurchase Document.

Section 7.13                             No Broker.  Neither Seller nor any Affiliate of Seller has dealt with any broker, investment banker, agent or other Person, except for Buyer or an Affiliate of Buyer, who may be entitled to any commission or compensation in connection with any Transaction.

Section 7.14                             Separateness.  Seller is in compliance with the requirements of Article 9.

Section 7.15                             Other Indebtedness.  All Indebtedness (other than Indebtedness as evidenced by this Agreement or Indebtedness to Seller’s or Servicer’s sole stockholder or member included in the calculation of Adjusted Tangible Net Worth) of the Seller or Servicer existing on the date hereof are listed on Schedule 4 hereto.

Section 7.16                             Location of Books and Records.  The location where Seller keeps its books and records, including all computer tapes and records relating to the Purchased Assets and Underlying Assets is its chief executive office.

Section 7.17                             Chief Executive Office; Jurisdiction of Organization.  On the Closing Date, chief executive office of (i) PMC is and has been located at 27001 Agoura Road, Third Floor, Calabasas, CA 91301, (ii) PMIT is and has been located at 27001 Agoura Road, Third Floor, Calabasas, CA 91301 and (iii) PC REO is and has been located at 27001 Agoura Road, Third Floor, Calabasas, CA 91301.  On the Closing Date, the jurisdiction of organization of (x) PMC is Delaware, (y) PMIT is Delaware and (z) PC REO is Delaware.  Seller shall provide Buyer with thirty (30) days advance notice of any change in Seller’s principal office or place of business or jurisdiction.  Except as set forth on Schedule 7.17, Seller has no trade name.  Seller was previously known as TRS I, Inc. and, since the date of its incorporation, has not been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

Section 7.18                             Investment Company Act.  None of Seller or any Affiliate thereof is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act.

Section 7.19                             REMIC Declaration Agreement.  All of the representations and warranties of PMC in any REMIC Declaration Agreement related to a Purchased REMIC Certificate are true and correct in all material respects and are incorporated herein by reference mutatis mutandis.  PMC is not in default under any related REMIC Declaration Agreement related to any Purchased REMIC Certificate.

Section 7.20                             REO Entity Interests.

The shares of REO Entity Interests issued and outstanding as of the Closing Date constitute all the issued and outstanding shares of all classes of the Capital Stock of PC REO.

(a)                                 All of the shares of REO Entity Interests have been duly and validly issued in compliance with applicable law and related organizational documents and are fully paid and nonassessable.

(b)                                 PMC is the record and beneficial owner of, and has title to, the REO Entity Interests representing substantially all of the economic interests in PC REO, free of any and all liens or options in favor, of, or claims of, any other Person, except the interests created by the Repurchase Documents or by or through Buyer.

(c)                                  REO Entity Interests are unencumbered, other than Liens created in favor of Buyer pursuant to the Repurchase Documents created by or through Buyer.

(d)                                 It is the intent of the parties hereto that the REO Entity Interests constitute “securities” as that term is defined in Section 8-102 of the Uniform Commercial Code and that the REO Entity Interests be governed by Article 8 of the Uniform Commercial Code.

Section 7.21                             Adverse Selection. No procedures believed by Seller to be adverse to Buyer were utilized by Seller, Servicer or Investment Advisor in identifying or selecting the proposed Purchased Assets for sale to Buyer.

ARTICLE 8

COVENANTS OF SELLER

From the date hereof until the Repurchase Obligations are paid in full and the Repurchase Documents are terminated, each Seller (unless otherwise specified herein) shall perform and observe the following covenants, which shall (a) be given independent effect (so that if a particular action or condition is prohibited by any covenant, the fact that it would be permitted by an exception to or be otherwise within the limitations of another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists), and (b) shall also apply to all Subsidiaries of each Seller:

Section 8.01                             Existence; Governing Documents; Conduct of Business.  Seller shall (a) preserve and maintain its legal existence, (b) qualify and remain qualified in good standing in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect, (c) comply with its Governing Documents, including all special purpose entity provisions, and (d) not modify, amend or terminate its Governing Documents.  Seller shall (a) continue to engage in the same (and no other) general lines of business as presently conducted by it and (b) maintain and preserve all of its material rights, privileges, licenses and franchises necessary for the operation of its business.  Seller shall not (a) change its name, organizational number, tax identification number, fiscal year, method of accounting, identity, structure or jurisdiction of organization (or have more than one such jurisdiction), move the location of its principal place of business and chief executive office, as defined in the UCC) from the location referred to in Section 7.01, or (b) move, or consent to Custodian moving, the Asset Documents from the location thereof on the Closing Date, unless in each case Seller has given at least thirty (30) days prior notice to Buyer and has taken all actions required under the UCC to continue the first priority perfected security interest of Buyer in the Purchased Assets and the Underlying Mortgage Loans (except to the extent any of PMC’s rights, title and interest in such Underlying Mortgage Loans have been legally and validly sold, transferred and assigned by PMC to the Class A Participant in accordance with the related REMIC Declaration Agreement).  Seller shall enter into each Transaction as principal, unless Buyer agrees before a Transaction that Seller may enter into such Transaction as agent for a principal and under terms and conditions disclosed to Buyer.

Section 8.02                             Compliance with Laws, Contractual Obligations and Repurchase Documents.  Seller shall comply in all material respects with all Requirements of Laws, including those relating to any Purchased Asset and to the reporting and payment of taxes.  No part of the proceeds of any Transaction shall be used for any purpose that violates Regulation T, U or X of the Board of Governors of the Federal Reserve System.  Seller shall conduct the requisite due diligence in connection with the origination or acquisition of each Asset for purposes of complying with the Anti-Terrorism Laws, including with respect to the legitimacy of the applicable Underlying Obligor and the origin of the assets used by such Person to purchase the Underlying Mortgaged Property, and will maintain sufficient information to identify such Person for purposes of the Anti-Terrorism Laws.  Seller shall maintain the Custodial Agreement in full force and effect.  Seller shall not directly or indirectly enter into any agreement that would be violated or breached by any Transaction or the performance by Seller of any Repurchase Document.

Section 8.03                             Structural Changes.  Seller shall not enter into a merger or consolidation, or liquidate, wind up or dissolve, or sell all or substantially all of its assets or properties, or permit any changes in the ownership of its Equity Interests, without the consent of Buyer.  Seller shall ensure that all Equity Interests of Seller shall continue to be owned by the owner or owners thereof as of the date hereof.  Seller shall ensure that neither the Equity Interests of Seller nor any property or assets of Seller shall be pledged to any Person other than Buyer.  Seller shall not enter into any transaction with an Affiliate of Seller unless such transaction is on market and arm’s-length terms and conditions.

Section 8.04                             Protection of Buyer’s Interest in Purchased Assets.  With respect to each Purchased Asset and the Underlying Mortgage Loans (except to the extent any of PMC’s rights, title and interest in such Underlying Mortgage Loans have been legally and validly sold, transferred and assigned by PMC to the Class A Participant in accordance with the related REMIC Declaration Agreement), Seller shall take all action necessary or required by the Repurchase Documents, Asset Documents or Requirements of Law, or requested by Buyer, to perfect, protect and more fully evidence the security interest granted in the Repurchase Documents and Buyer’s ownership of and first priority perfected security interest in such Purchased Asset and related Asset Documents, including executing or causing to be executed (a) such other instruments or notices as may be necessary or appropriate and filing and maintaining effective UCC financing statements, continuation statements and assignments and amendments thereto, and (b) all documents necessary to both collaterally and absolutely and unconditionally assign all rights (but none of the obligations) of Seller under each Purchase Agreement, in each case as additional collateral security for the payment and performance of each of the Repurchase Obligations.  Seller shall comply with all requirements of the Custodial Agreement with respect to each Purchased Asset, including the delivery to Custodian of all required Asset Documents.  Seller shall (a) not assign, sell, transfer, pledge, hypothecate, grant, create, incur, assume or suffer or permit to exist any security interest in or Lien (other than Permitted Liens) on any Purchased Asset to or in favor of any Person other than Buyer, (b) defend such Purchased Asset against, and take such action as is necessary to remove, any such Lien, and (c) defend the right, title and interest of Buyer in and to all Purchased Assets and Underlying Mortgage Loans (to the extent pledged hereunder, but excluding any of PMC’s rights, title and interest therein have been legally and validly sold, transferred and assigned by PMC to the Class A Participant as part of the issuance of REMIC Certificates in accordance with the related REMIC Declaration Agreement) against the claims and demands of all Persons whomsoever.  Notwithstanding the foregoing, if Seller grants a Lien on any Purchased Asset in violation of this Section 8.04 or any other Repurchase Document, Seller shall be deemed to have simultaneously granted an equal and ratable Lien on such Purchased Asset in favor of Buyer to the extent such Lien has not already been granted to Buyer; provided, that such equal and ratable Lien shall not cure any resulting Event of Default.  Seller shall not materially amend, modify, waive or terminate any provision of any Purchase Agreement or Servicing Agreement.  Seller shall not, or permit Servicer to, extend, amend, waive, terminate, rescind, cancel, release or otherwise modify the material terms of or any collateral, guaranty or indemnity for, or exercise any material right or remedy of a holder (including all lending, corporate and voting rights, remedies, consents, approvals and waivers) of, any Purchased Asset or Asset Document except in accordance with Accepted Servicing Practices and the Servicing Standard.  Seller shall mark its computer records and tapes to evidence the interests granted to Buyer hereunder.  Seller shall not take any action to cause any Purchased Asset that is not evidenced by an instrument or chattel paper (as defined in the UCC) to be so evidenced.  If a Purchased Asset becomes evidenced by an instrument or chattel paper, the same shall be immediately delivered to Custodian on behalf of Buyer, together with endorsements required by Buyer.

Section 8.05                             Actions of Seller Relating to Distributions, Indebtedness, Guarantee Obligations, Contractual Obligations, Investments and Liens.  Seller shall not declare or make any payment on account of, or set apart assets for, a sinking or similar fund for the purchase, redemption, defeasance, retirement or other acquisition of any Equity Interest of Seller or any Affiliate thereof, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller or any Affiliate thereof; provided, that Seller may declare and pay dividends in accordance with its

Governing Documents if no Default or Event of Default exists or would exist as a result thereof.  Seller shall not contract, create, incur, assume or permit to exist any Indebtedness, Guarantee Obligations, Contractual Obligations or Investments, except to the extent (a) arising or existing under the Repurchase Documents, (b) existing as of the Closing Date, as referenced in the financial statements delivered to Buyer prior to the Closing Date, and any renewals, refinancings or extensions thereof in a principal amount not exceeding that outstanding as of the date of such renewal, refinancing or extension and (c) incurred after the Closing Date to originate or acquire assets or to provide funding with respect to assets.  Seller shall not (a) contract, create, incur, assume or permit to exist any Lien on or with respect to any of its property or assets (including the Purchased Assets and Underlying Assets) of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens, or (b) except as provided in the preceding clause (a), grant, allow or enter into any agreement or arrangement with any Person that prohibits or restricts or purports to prohibit or restrict the granting of any Lien on any of the foregoing.

Section 8.06                             Maintenance of Property, Insurance.  Seller shall (a) keep all property useful and necessary in its business in good working order and condition, (b) maintain insurance on all its properties in accordance with customary and prudent practices of companies engaged in the same or a similar business, and (c) furnish to Buyer upon request information and certificates with respect to such insurance.

Section 8.07                             Financial Covenants.

(a)                                 Servicer’s Adjusted Tangible Net Worth shall at all times be greater than or equal to the sum of (i) $5,000,000 and (ii) 50% of Servicer’s positive quarterly income.

(b)                                 Servicer’s unrestricted cash shall at all times be greater than or equal to $2,500,000;

(c)                                  Servicer’s residential mortgage servicing portfolio shall at all times be in excess of $2,000,000,000 in un-amortized principal balance of loans;

(d)                                 The ratio of Servicer’s Total Indebtedness, to Tangible Net Worth shall at all times be less than 10:1;

(e)                                  Servicer’s consolidated Net Income shall be equal to or greater than $1.00 for each calendar quarter;

(f)                                   Sellers shall cause Servicer not to incur any additional material Indebtedness, other than such current Indebtedness identified on Schedule 4 attached hereto, Indebtedness under the Repurchase Documents or as otherwise acceptable to Buyer.

(g)                                  Seller shall not and shall cause Servicer not to convey, sell, lease, assign, transfer or otherwise dispose of (collectively, “Transfer”), all or substantially all of its Property, business or assets (including, without limitation, receivables and leasehold interests) whether now owned or hereafter acquired or allow any Subsidiary to Transfer substantially all of its assets to any Person; provided, that Servicer may after prior written notice to Buyer allow such action with respect to any Subsidiary which is not a material part of Servicer’s overall business operations.

Section 8.08                             Delivery of Income.  Seller shall, and pursuant to the Servicer Instruction Notice shall cause the Servicer and all other applicable Persons to, deposit all Income in respect of the Purchased Assets and Underlying Assets into the applicable Account in accordance with Section 5.01(b).  Seller and Servicer (a) shall comply with and enforce the Servicer Instruction Notice, (b) shall not amend, modify, waive, terminate or revoke the Servicer Instruction Notice without Buyer’s consent, and (c) shall take all reasonable steps to enforce the Servicer Instruction Notice.  In connection with each principal payment or prepayment under a Purchased Asset, Seller shall provide or cause to be provided to Buyer and Custodian sufficient detail to enable Buyer and Custodian to identify the Purchased Asset to which such payment applies.  If Seller receives any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any Purchased Assets or Underlying Mortgage Loan, or otherwise in respect thereof, Seller shall accept the same as Buyer’s agent, hold the same in trust for Buyer and immediately deliver the same to Buyer or its designee in the exact form received, together with duly executed instruments of transfer, stock powers or assignment in blank and such other documentation as Buyer shall reasonably request.

Section 8.09                             Delivery of Financial Statements and Other Information.  Seller shall deliver the following to Buyer and Master Servicer, as soon as available and in any event within the time periods specified:

(a)                                 within thirty (30) days after the end of each month and each fiscal quarter (i) the unaudited balance sheets of Servicer as at the end of such period, (ii) the related unaudited statements of income, retained earnings and cash flows for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, and (iii) a Compliance Certificate;

(b)                                 within forty (40) days after the end of each month, (i) the consolidating financial statements of Guarantor as of the end of each month and (ii) a Compliance Certificate;

(c)                                  within ninety (90) days after the end of each fiscal year of Servicer, (i) the audited balance sheets of Servicer as at the end of such fiscal year, (ii) the related statements of income, retained earnings and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, (iii) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said financial statements fairly present the financial condition and results of operations of Servicer as at the end of and for such fiscal year in accordance with GAAP, (iv) a certification from such accountants that, in making the examination necessary therefor, no information was obtained of any Default or Event of Default except as specified therein, (v) projections of Servicer of the operating budget and cash flow budget of Servicer for the following fiscal year, and (vi) a Compliance Certificate of Seller;

(d)                                 all reports submitted to Servicer by independent certified public accountants in connection with each annual, interim or special audit of the books and records of

Servicer made by such accountants, including any management letter commenting on Servicer’s internal controls;

(e)                                  with respect to each Purchased Asset and related Underlying Mortgaged Property serviced by Seller or an Affiliate of Seller:  (i) within thirty (30) days after the end of each fiscal quarter of Seller, a quarterly report of the following:  delinquency, loss experience, internal risk rating, occupancy and other property-level information, and (ii) within ten (10) days after receipt or preparation thereof by Seller or Servicer, remittance, servicing, securitization, exception and other reports, operating and financial statements of Underlying Obligors, and modifications or updates to the items contained in the Underwriting Materials;

(f)                                   all financial statements and material reports, notices and other documents that Servicer sends to holders of its Equity Interests or makes to or files with any Governmental Authority, promptly after the delivery or filing thereof;

(g)                                  within eight (8) days after the end of each month,

(i)                      a report of all proposed sales, repurchases and other transactions with respect to the Purchased Assets and Underlying Assets, which schedule shall be acceptable to Buyer;

(ii)                   a properly completed Purchased Asset Data Summary, substantially in the form of Exhibit L, with respect to each Purchased Asset and Underlying Asset;

(iii)                servicing reports for the prior month, including static pool analyses, liquidity (cash and availability) and identification of any modifications to any Purchased Assets or Underlying Assets;

(iv)               servicing data feeds for the prior month detailing Mortgage Loan level or REO Property level attributes;

(v)                  reports reflecting those Purchased Mortgage Loans that are expected to become REO Properties within 60 days;

(h)                                 a copy of all monthly reports that are required to be delivered to holders of any REMIC Certificate (as defined in the REMIC Declaration Agreement) pursuant to the REMIC Declaration Agreement;

(i)                                     daily/weekly/monthly reports to Buyer as required and mutually agreed upon prior to the Purchased Date of the first Transaction;

(j)                                    within five (5) days after any material amendment, modification or supplement to the Servicing Agreement a certified, fully executed copy of such amendment, modification or supplement;

(k)                                 any other material agreements, correspondence, documents or other information not included in an Underwriting Package which is related to Seller or the Purchased

Assets and Underlying Assets, as soon as possible after the discovery thereof by Seller or any Affiliate thereof;

(l)                                     as soon as available, and in any event within thirty (30) days of receipt, (x) copies of relevant portions of any final written Agency and Governmental Authority and investor audits, examinations, evaluations, monitoring reviews and reports of its operations (including those prepared on a contract basis) which provide for or relate to (i) material corrective action required, (ii) material sanctions proposed, imposed or required, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal, or (iii) “report cards,” “grades” or other classifications of the quality of the Seller’s operations and (y) any other material issues raised upon examination of the Seller or their facilities by any Governmental Authority;

(m)                             promptly upon reasonable request by Buyer, information regarding any Seller’s or Guarantor’s portfolio including information regarding asset allocation, leverage, liquidity, and such other information respecting the condition or operations, (financial or otherwise), of such Seller, Guarantor, Servicer, or Investment Advisor;

(n)                                 (x) the first date on which a margin call or margin calls (however defined or described in the applicable underlying Indebtedness documents) in excess of $1,000,000 or other similar request is/are made upon any Seller, Servicer, Guarantor or any Affiliate thereof (each a “Seller Party”) in the aggregate to post additional cash or assets in connection with any Indebtedness on or after the Effective Date, and (y) thereafter, at any time a margin call or margin calls (however defined or described in the applicable underlying Indebtedness documents) in excess of $1,000,000 or other similar request is/are made upon any Seller Party in the aggregate to post additional cash or assets in connection with any Indebtedness since the most recent to occur of (i) the date on which Seller shall have provided a notice to Buyer under this Section 8.09(n) or (ii) the date of the immediately preceding financial statement of any such Seller Party, in each case Sellers shall promptly (and in no event later than two (2) days after any such margin call or request) give the Buyer notice of any such margin call or request which details (A) the amount of such margin call, (B) the time period for such margin call to be satisfied, (C) how satisfied (in cash or other assets) and (D) which facility the margin call was issued under; and

(o)                                 such other information regarding the financial condition, operations or business of Servicer as Buyer may reasonably request.

Section 8.10                             Delivery of Notices.  Seller shall immediately notify Buyer of the occurrence of any of the following of which Seller has Knowledge, together with a certificate of a Responsible Officer of Seller setting forth details of such occurrence and any action Seller has taken or proposes to take with respect thereto:

(a)                                 a Representation Breach;

(b)                                 any of the following:  (i) with respect to any Purchased Asset or related Underlying Mortgaged Property:  material change in Market Value, material loss or damage, material licensing or permit issues, violation of Requirements of Law, discharge of or damage from Materials of Environmental Concern or any other actual or expected event or change in circumstances that could reasonably be expected to result in a default or material decline in value or cash flow, and (ii) with respect to Seller, Servicer and Guarantor:  violation of Requirements of Law, material decline in the value of Seller’s assets or properties, an Internal Control Event or other event or circumstance that could reasonably be expected to have a Material Adverse Effect;

(c)                                  the existence of any Default, Event of Default under any Repurchase Document, or material default under or related to a Purchased Asset, Asset Document, Indebtedness, Guarantee Obligation or Contractual Obligation of Seller;

(d)                                 the occurrence of any Servicer Termination Event or the resignation or termination of Servicer under any Servicing Agreement with respect to any Purchased Asset or Underlying Asset;

(e)                                  the establishment of a rating by any Rating Agency applicable to Seller, Servicer, Guarantor or any Affiliate thereof and any downgrade in or withdrawal of such rating once established;

(f)                                   any Reportable Event or failure to meet the minimum funding standard of Section 412 of the Code or Sections 302 or 303 of ERISA, includes the failure to make on or before its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA, or any request for a waiver under Section 412(c) of the Code for any Plan; a notice of intent to terminate any Plan or any action taken by Seller, Guarantor or an ERISA Affiliate to terminate any Plan or the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Seller, Guarantor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan; the complete or partial withdrawal from a Multiemployer Plan by Seller, Guarantor or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by Seller, Guarantor or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA or the institution of a proceeding by a fiduciary of any Multiemployer Plan against Seller, Guarantor or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code, would result in the loss of tax-exempt status of the trust of which such Plan is a part;

(g)                                  the commencement of, settlement of or material judgment in any litigation, action, suit, arbitration, investigation or other legal or arbitrable proceedings before any Governmental Authority that affects Seller, Servicer, Guarantor or any Affiliate thereof, Purchased Asset or Underlying Mortgaged Property and (i) questions or challenges the validity or enforceability of any Repurchase Document, Transaction, Purchased Asset or Asset Document, or (ii) individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect;

(h)                                 the receipt of any Information Document Request from the Internal Revenue Service with respect to any Purchased REMIC Certificate or other written inquiry from the Internal Revenue Service relating to the REMIC qualifications of any such REMIC Certificate or related Underlying Mortgage Loans.

Section 8.11                             Escrow Imbalance.  Seller shall, no later than five (5) Business Days after learning of any material overdraw, deficit or imbalance in any escrow or reserve account relating to a Purchased Asset, correct and eliminate the same, including by depositing its own funds into such account.

Section 8.12                             [Reserved]

Section 8.13                             Records.

Seller shall collect and maintain or cause to be collected and maintained all Records relating to the related Purchased Assets and Underlying Assets in accordance with industry custom and practice for assets similar to the Purchased Assets and Underlying Assets, including those maintained pursuant to the preceding subparagraph, and all such Records constituting Asset Documents shall be in Custodian’s possession except as otherwise provided under the Custodial Agreement.  Seller will not allow any such papers, records or files that are an original or an only copy and part of the Asset Document to leave Custodian’s possession, except in accordance with the terms of the Custodial Agreement.  Seller shall or shall cause Servicer to maintain all such Records not in the possession of Custodian in good and complete condition in accordance with industry practices for assets similar to the Purchased Assets and Underlying Assets and preserve them against loss.

(a)                                 For so long as Buyer has an interest in or lien on any Purchased Asset or Underlying Asset, Seller will hold or cause to be held all related Records in trust for Buyer (or in the case of any Underlying Mortgage Loan on behalf of the holder of the related Class A Participation).  Seller shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Buyer granted hereby.

(b)                                 Upon reasonable advance notice from Custodian or Buyer, Seller shall (x) make any and all such Records available to Custodian or Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Buyer or its authorized agents to discuss the affairs, finances and accounts of Seller with its respective chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Seller with its respective independent certified public accountants.

Section 8.14                             No Pledge.  Other than with respect to any pledge to Buyer hereunder, Seller shall not pledge, transfer or convey any security interest in any Account to any Person without the express written consent of Buyer, other than the pledge of the Participation Account to the Buyer under the REMIC Declaration Agreement.

Section 8.15                             No Sale or Material Adverse Actions.  If an Event of Default shall have occurred hereunder, Seller shall not permit any REO Property that is a Purchased Asset to be sold, transferred or otherwise liquidated without the express written consent of Buyer.  With respect to any REO Property that is a Purchased Asset, Seller shall not take any action nor permit Servicer to take any action that could have a material adverse effect on the direct interests of PC REO or the indirect interests of Buyer therein, without first procuring the express written consent of Buyer to such action.

Section 8.16                             Maximum Aggregate Purchase Price.  If at any time, the Aggregate Purchase Price exceeds the Maximum Aggregate Purchase Price, Seller shall, at Buyer’s request, repurchase Purchased Assets subject to Transactions and remit to Buyer the Repurchase Price with respect to each such Purchased Asset such that the Aggregate Purchase Price following such repurchase shall be less than or equal to the Maximum Aggregate Purchase Price, by 5:00 p.m. (New York City time) on the Business Day following Buyer’s request if made before 11:00 a.m. (New York City time) on a Business Day, or if such request is made after 11:00 a.m. (New York City time) on a Business Day, by no later than 4:00 p.m. (New York City time) on the second Business Day following such request.

Section 8.17                             Reserved.

Section 8.18                             Distributions.  If an Event of Default has occurred and is continuing, no Seller shall pay any dividends with respect to any capital stock or other equity interests in such entity, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Seller.

Section 8.19                             Applicable Law.  Seller shall comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority.

Section 8.20                             Existence.  Seller shall preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises.

Section 8.21                             Chief Executive Office; Jurisdiction of Organization.  Seller shall not move its respective chief executive office from the addresses referred to in Section 7.17 or change its respective jurisdiction of organization from the jurisdictions referred to in Section 7.17 unless it shall have provided Buyer thirty (30) days’ prior written notice of such change.

Section 8.22                             BPOs.  Seller shall deliver Buyer BPOs with respect to each Underlying Mortgaged Property every one hundred and eighty (180) days that such Purchased Asset is subject to a Transaction.

Section 8.23                             Maintenance of Interest Reserve Account.  Seller shall at all times, maintain in each Interest Reserve Account, funds in an amount equal to the applicable Required Amount.

Section 8.24                             Servicer Change of Control.  Seller shall not permit any Servicer Change of Control without the prior written consent of Buyer thereto, such consent not to be unreasonably withheld or delayed; provided that upon any such Servicer Change of Control Seller shall continue to cause Servicer to perform all of Servicer’s responsibilities, duties and obligations owed to Buyer and Seller in accordance with the terms of this Agreement, the Repurchase Documents and the Servicing Agreement.

Section 8.25                             Entitlement Holder; Additional Proceeds.  With respect to any Income or other amounts paid or distributed in respect of REO Entity Interests or REMIC Certificates that are received by PMC (whether in its capacity as Servicer or otherwise) PMIT, Sellers shall hold such Income or other amounts in trust for the Buyer segregated from other funds of Sellers as part of the Purchased Assets pending the repurchase by Seller, until paid or delivered to Buyer as required hereunder.  If any Seller shall become entitled to receive or shall receive any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for such REO Entity Interests or REMIC Certificates, or otherwise in respect thereof, such Seller shall accept the same as Buyer’s agent, hold the same in trust for Buyer and deliver the same forthwith to Buyer in the exact form received, duly endorsed by such Seller to Buyer, if required, together with duly executed Transfer Documents and with, if Buyer so requests, signature guaranteed, to be held by Buyer hereunder as part of the Purchased Assets.

Section 8.26                             Voting Rights.  Unless a Default or an Event of Default shall have occurred and be continuing, Sellers shall be entitled to exercise all voting and corporate rights with respect to Purchased REO Entity Interests and Purchased REMIC Certificates, provided, however, that no vote shall be cast or other action taken which, in Buyer’s judgment, could impair such Purchased REO Entity Interests or Purchased REMIC Certificates or which would be inconsistent with or result in any violation of any provision of this Agreement.

Section 8.27                             Actions under the REMIC Declaration Agreements.  Sellers shall not (i) cancel, terminate, amend, modify or supplement or consent to any cancellation, amendment, modification or supplement to any REMIC Declaration Agreement related to any Purchased REMIC Certificate, (ii) waive any provision thereof or take, direct, instruct or request any action under any such REMIC Declaration Agreement in contravention of the direction of Buyer or (iii) where the permission of any Seller is so required, permit any party to such REMIC Declaration Agreement to take any action thereunder, in each case which would reasonably be likely to have a Material Adverse Effect or which would violate the terms of this Agreement.

ARTICLE 9

SINGLE-PURPOSE ENTITY

Section 9.01                             Covenants Applicable to PC REO.  Sellers shall cause PC REO to comply with the following: PC REO shall (a) own no assets, and shall not engage in any business, other than the assets and transactions specifically contemplated by this Agreement and any other Repurchase Document, (b) not incur any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) with respect to the Asset Documents and the Retained Interests and (ii) as otherwise permitted under this Agreement, (c) not make any loans or advances to any Affiliate or third party and shall not acquire obligations or securities of its Affiliates, in each case other than in connection with the acquisition of Assets for purchase under the Repurchase Documents, (d) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets, (e) comply with the provisions of its Governing Documents, (f) do all things necessary to observe organizational formalities and to preserve its existence, and shall not amend, modify, waive provisions of or otherwise change its Governing Documents, (g) maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates (except that such financial statements may be consolidated to the extent consolidation is required under GAAP or as a matter of Requirements of Law, provided, that (i) appropriate notation shall be made on such financial statements to indicate the separateness of such Seller from such Affiliate and to indicate that such Seller’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (ii) such assets shall also be listed on such Seller’s own separate balance sheet) and file its own tax returns (except to the extent consolidation is required or permitted under Requirements of Law), (h) be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other, (i) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall remain Solvent, (j) not engage in or suffer any Change of Control, dissolution, winding up, liquidation, consolidation or merger in whole or in part or convey or transfer all or substantially all of its properties and assets to any Person (except as contemplated herein), (k) not commingle its funds or other assets with those of any Affiliate or any other Person and shall maintain its properties and assets in such a manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others, (l) maintain its properties, assets and accounts separate from those of any Affiliate or any other Person, (m) not hold itself out to be responsible for the debts or obligations of any other Person, (n) not, without the prior unanimous written consent of all of its Independent Directors, if any, take any Insolvency Action, (o) be administered by a Qualified Trustee, (p) ensure its Governing Documents provide that Buyer be given at least two (2) Business Days prior notice of the removal and/or replacement of its Qualified Trustee, together with the name and contact information of the replacement Qualified Trustee and evidence of the replacement’s satisfaction of the definition of Qualified Trustee, (q) not enter into any transaction with an Affiliate of such Seller except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction, (r) maintain a sufficient number of employees in light of contemplated business operations, (s) allocate fairly and reasonably any overhead for shared office space and for services performed by an employee of an affiliate, (t) not pledge its assets to secure the obligations of any other Person, and (u) not form, acquire or hold any Subsidiary or own any Equity Interest in any other entity.

Section 9.02                             Reserved.

Section 9.03                             Additional Covenants Applicable to REO Property.  Sellers shall cause PC REO to comply with the following additional provisions if PC REO is a limited partnership, a corporation, a limited liability company with more than one member or a single-member limited liability (as the case may be):

(a)                                 if PC REO is a limited partnership, each such entity shall have at least one general partner and shall have, as its only general partners, Special Purpose Entities each of which (i) is a corporation or single-member Delaware limited liability company, (ii) has at least one Independent Director, and (iii) holds a direct interest as general partner in the limited partnership of not less than 0.5% (or 0.1% if the limited partnership is a Delaware entity);

(b)                                 if PC REO is a corporation, each such entity shall have at least one Independent Director, and shall not cause or permit the board of directors of such entity to take any Insolvency Action with respect to itself, or any action requiring the unanimous affirmative vote of 100% of the members of its board of directors unless all of its Independent Directors shall have participated in such vote and shall have voted in favor of such action;

(c)                                  if PC REO is a limited liability company (other than a limited liability company meeting all of the requirements applicable to a single-member limited liability company set forth in Section 9.03(d), it shall have at least one member that is a Special Purpose Entity, that is a corporation or a single-member Delaware limited liability company, that has at least one Independent Director and that directly owns at least 0.5% of the equity of the limited liability company (or 0.1% if the limited liability company is a Delaware entity); and

(d)                                 if PC REO is a single-member limited liability company, it (i) shall be a Delaware limited liability company, (ii) shall have at least one Independent Director or Independent Manager serving as manager of such company, (iii) shall not take any Insolvency Action and shall not cause or permit the members or managers of such entity to take any Insolvency Action, either with respect to itself or, if the company is a Principal, with respect to PC REO, in each case unless all of its Independent Directors or Independent Managers then serving as managers of the company shall have consented in writing to such action, and (iv) shall have either (A) a member which owns no economic interest in the company, has signed the company’s limited liability company agreement and has no obligation to make capital contributions to the company, or (B) two natural persons or one entity that is not a member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement becomes a member of the company immediately prior to the resignation or dissolution of the last remaining member of the company.

(e)                                  if PC REO is a trust it (i) shall be a Delaware statutory trust, (ii) shall have a Qualified Trustee serving as its trustee and (iii) shall not take any Insolvency Action and shall not cause or permit the trustee with respect to itself to take any Insolvency Action.

ARTICLE 10

EVENTS OF DEFAULT AND REMEDIES

Section 10.01                      Events of Default.  Each of the following events shall be an “Event of Default”:

(a)                                 A Seller fails to make a payment of (i) Margin Deficit or Repurchase Price (other than Price Differential) when due, whether by acceleration or otherwise, (ii) Price Differential within one (1) Business Day of when due, or (iii) any other amount within two (2) Business Days of when due (unless otherwise specified in this Section 10.01), in each case under the Repurchase Documents;

(b)                                 A Seller fails to observe or perform in any material respect any other covenant or Repurchase Obligation of such Seller under the Repurchase Documents or the Asset Documents to which such Seller is a party, and (except in the case of a failure to perform or observe the Repurchase Obligations of such Seller under Section 8.04, and 18.08(a)) such failure continues unremedied for five (5) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by any Seller;

(c)                                  Any Representation Breach (other than a Representation Breach regarding any representation contained in Section 7.10 or Schedules 1-A, 1-B or 1-C attached hereto, the sole remedy for which is a Repurchase Obligation as set forth in Section 3.04) exists and continues unremedied for five (5) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by Seller or PMC’s failure to comply with clause (iv) of the Ineligibility Remedies with respect to any Underlying REO Property;

(d)                                 A Seller or Guarantor defaults beyond any applicable grace period in paying any amount or performing any obligation under any Indebtedness, Guarantee Obligation or Contractual Obligation with an outstanding amount of at least $1,000,000 with respect to each Seller or $1,000,000 with respect to Guarantor, and the effect of such default is to permit the acceleration thereof (regardless of whether such default is waived or such acceleration occurs);

(e)                                  A Seller, Guarantor or any Affiliate thereof defaults beyond any applicable grace period in paying any amount or performing any obligation due to Buyer or any Affiliate of Buyer under any other financing, hedging, security or other agreement (other than under this Agreement) between a Seller, Guarantor or any Affiliate thereof and Buyer or any Affiliate of Buyer;

(f)                                   An Insolvency Event occurs with respect to a Seller, Guarantor, Servicer or any Affiliate thereof;

(g)                                  A Change of Control occurs with respect to a Seller, Guarantor, or any Affiliate thereof without Buyer’s consent;

(h)                                 A Servicer Change of Control occurs;

(i)                                     A final judgment or judgments for the payment of money in excess of $1,000,000 with respect to any Seller or $1,000,000 with respect to Guarantor in the aggregate that is not insured against is entered against such Seller or Guarantor by one or more Governmental Authorities and the same is not satisfied, discharged (or provision has not been made for such discharge) or bonded, or a stay of execution thereof has not been procured, within thirty (30) days from the date of entry thereof;

(j)                                    A Governmental Authority takes any action to (i) condemn, seize or appropriate, or assume custody or control of, all or any substantial part of the property of a Seller, (ii) displace the management of a Seller or curtail its authority in the conduct of the business of a Seller, (iii) terminate the activities of a Seller as contemplated by the Repurchase Documents, or (iv) remove, limit or restrict the approval of a Seller of the foregoing as an issuer, buyer or seller of securities, and in each case such action is not discontinued or stayed within thirty (30) days;

(k)                                  A Seller, Servicer, Guarantor or any Affiliate thereof admits that it is not Solvent or is not able or not willing to perform any of its Repurchase Obligations, Contractual Obligations, Guarantee Obligations, Capital Lease Obligations or Off-Balance Sheet Obligations;

(l)                                     Any provision of the Repurchase Documents, any right or remedy of Buyer or obligation, covenant, agreement or duty of a Seller thereunder, or any Lien, security interest or control granted under or in connection with the Repurchase Documents or Purchased Assets terminates, is declared null and void, ceases to be valid and effective, ceases to be the legal, valid, binding and enforceable obligation of a Seller or any other Person, or the validity, effectiveness, binding nature or enforceability thereof is contested, challenged, denied or repudiated by a Seller or any other Person, in each case directly, indirectly, in whole or in part;

(m)                               Buyer ceases for any reason to have a valid and perfected first priority security interest in any material portion (as determined by Buyer) of the Purchased Assets or interest in the Underlying Mortgage Loans pledged pursuant to Section 11.01 hereunder (which for the avoidance of doubt, shall not include any of PMC’s rights, title and interest therein have been legally and validly sold, transferred and assigned by PMC to the Class A Participant as part of the issuance of REMIC Certificates in accordance with the related REMIC Declaration Agreement);

(n)                                 A Seller, Servicer, Guarantor or any Affiliate thereof is required to register as an “investment company” (as defined in the Investment Company Act) or the arrangements contemplated by the Repurchase Documents shall require registration of a Seller, Servicer, Guarantor as an “investment company”;

(o)                                 A Seller engages in any conduct or action where Buyer’s prior consent is required by any Repurchase Document and such Seller fails to obtain such consent;

(p)                                 A Seller or Servicer fails to deposit to the applicable Account all Income and other amounts as required by Section 5.01 and other provisions of this Agreement within one (1) Business Day of when due;

(q)                                 A Servicer Termination Event shall have occurred which shall not have been waived by Buyer;

(r)                                    Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein are qualified or limited by reference to the status of Guarantor as a “going concern” or a reference of similar import, other than a qualification or limitation expressly related to Buyer’s rights in the Purchased Assets and Underlying Assets;

(s)                                  Guarantor breaches any of the obligations, terms or conditions set forth in the Guaranty Agreement;

(t)                                    Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) a determination that a Plan is “at risk” (within the meaning of Section 302 (of ERISA) or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Seller, Guarantor or any ERISA Affiliate,

(iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Buyer, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) Sellers, Guarantor or any ERISA Affiliate shall, or in the reasonable opinion of Buyer is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan, (vi) Sellers, Guarantor or any ERISA Affiliate shall file an application for a minimum funding waiver under Section 302 of ERISA or Section 412 of the Code with respect to any Plan, (vii) any obligation for post-retirement medical costs (other than as required by COBRA) exists, or (viii) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or (ix) the assets of any Seller or Guarantor are treated as “plan assets” under 29 C.F.R. 2510.3-101 as amended by Section 3(42) of ERISA;

(u)                                 Failure of Sellers to maintain in any Interest Reserve Account at all times funds in an amount equal to the applicable Required Amount and such failure continues unremedied for a period of two (2) Business Days;

(v)                                 Except as described elsewhere in this Section 10.01, there shall have occurred a material default or breach under any of the Repurchase Documents;

(w)                               Any condition or circumstance exists which causes, constitutes or may cause or constitute a Material Adverse Effect, as determined by Buyer; and

(x)                                   At any time, the Guarantor shall fail to maintain its REIT Status under all applicable laws and regulations or shall fail to satisfy any of the conditions set forth in Section 856 (c)(2), (3) and (4) of the Code and any Treasury Regulations promulgated thereunder.

Section 10.02                          Remedies of Buyer as Owner of the Purchased Assets.  If an Event of Default exists, at the option of Buyer, exercised by notice to Sellers (which option shall be deemed to be exercised, even if no notice is given, automatically and immediately upon the occurrence of an Event of Default under Section 10.01(f), (g) or (j)), the Repurchase Date for all Purchased Assets shall be deemed automatically and immediately to occur (the date on which such option is exercised or deemed to be exercised, the “Accelerated Repurchase Date”).  If Buyer exercises or is deemed to have exercised the foregoing option:

(a)                                  All Repurchase Obligations shall become immediately due and payable on and as of the Accelerated Repurchase Date.

(b)                                 All amounts in the Accounts and all Income paid after the Accelerated Repurchase Date shall be retained by Buyer and applied in accordance with Article 5.

(c)                                  Buyer may complete any assignments, allonges, endorsements, powers or other documents or instruments executed in blank and otherwise obtain physical possession of all Records and all other instruments, certificates and documents then held by Custodian under the Custodial Agreement.  Buyer may obtain physical possession of all Servicing Files,

Servicing Records, Servicing Agreement and other files and records of Sellers or Servicer.  Sellers shall deliver to Buyer such assignments and other documents with respect thereto as Buyer shall request.

(d)                                 Buyer may immediately, at any time and from time to time, exercise either of the following remedies with respect to any or all of the Purchased Assets:  (i) sell such Purchased Assets on a servicing-released basis in a recognized market and by means of a public or private sale at such price or prices as Buyer accepts, and apply the net proceeds thereof in accordance with Article 5, or (ii) retain such Purchased Assets and give Sellers credit against the Repurchase Price for such Purchased Assets (or if the amount of such credit exceeds the Repurchase Price for such Purchased Assets, to other Repurchase Obligations due and any other amounts then owing to Buyer by any other Person pursuant to any Repurchase Document, in such order and in such amounts as determined by Buyer), in an amount equal to the Market Value of such Purchased Assets.  Until such time as Buyer exercises either such remedy with respect to a Purchased Asset, Buyer may hold such Purchased Asset for its own account and retain all Income with respect thereto.

(e)                                  The Parties agree that the Purchased Assets are of such a nature that they may decline rapidly in value, and may not have a ready or liquid market.  Accordingly, Buyer shall not be required to sell more than one Purchased Asset on a particular Business Day, to the same purchaser or in the same manner.  Buyer may determine whether, when and in what manner a Purchased Asset shall be sold, it being agreed that both a good faith public and a good faith private sale shall be deemed to be commercially reasonable.  Buyer shall not be required to give notice to Sellers or any other Person prior to exercising any remedy in respect of an Event of Default.  If no prior notice is given, Buyer shall give notice to Sellers of the remedies exercised by Buyer promptly thereafter.

(f)                                    Buyer shall have the right to direct Servicer to remit all collections on the Purchased Assets to Buyer, and if any such payments are received by the Sellers, Guarantor or Servicer, Sellers shall not and shall not permit Guarantor or Servicer to commingle the amounts received with other funds of the Sellers, Guarantor or Servicer and shall promptly pay them over to Buyer.  Buyer shall also have the right to terminate Servicer with or without cause.  In addition, Buyer shall have the right to immediately sell the Purchased Assets and liquidate all Purchased Assets.  Such disposition of Purchased Assets may be, at Buyer’s option, on a servicing-released basis.  Buyer shall not be required to give any warranties as to the Purchased Assets with respect to any such disposition thereof.  Buyer may specifically disclaim or modify any warranties of title or the like relating to the Purchased Assets.  The foregoing procedure for disposition of the Purchased Assets and liquidation of the Purchased Assets shall not be considered to adversely affect the commercial reasonableness of any sale thereof.  Sellers agree that it would not be commercially unreasonable for Buyer to dispose of the Purchased Assets or the Purchased Assets or any portion thereof by using Internet sites that provide for the auction of assets similar to the Purchased Assets, or that have the reasonable capability of doing so, or that match buyers and sellers of assets.  Buyer shall be entitled to place the Purchased Assets in a pool for issuance of mortgage-backed securities at the then-prevailing price for such securities and to sell such securities for such prevailing price in the open market.  Buyer shall also be entitled to sell any or all of such Assets individually for the prevailing price.  Buyer shall also be entitled, to elect, in lieu of selling all or a portion of such Purchased Assets, to give the

Sellers credit for such Purchased Assets in an amount equal to the Market Value of the Purchased Assets against the aggregate unpaid Repurchase Price and any other amounts owing by the Sellers hereunder.

(g)                                 Upon the occurrence of one or more Events of Default, Buyer may apply any proceeds from the liquidation of the Purchased Assets and/or Underlying Assets to the Repurchase Prices hereunder and all other Repurchase Obligations in the manner Buyer deems appropriate.

(h)                                 Other than with respect to Purchased REO Entity Interests for which the related Obligations are non-recourse to Sellers, Sellers shall be liable to Buyer for (i) any amount by which the Repurchase Obligations due to Buyer exceed the aggregate of the net proceeds and credits referred to in the preceding clause (d), (ii) the amount of all actual out-of-pocket expenses, including reasonable legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default, (iii) any costs and losses payable under Section 12.03, and (iv) any other actual loss, damage, cost or expense resulting from the occurrence of an Event of Default.

(i)                                     Buyer shall be entitled to an injunction, an order of specific performance or other equitable relief to compel Sellers to fulfill any of its obligations as set forth in the Repurchase Documents, including this Article 10, if a Seller fails or refuses to perform its obligations as set forth herein or therein.

(j)                                     Each Seller hereby appoints Buyer as attorney-in-fact of such Seller for purposes of carrying out the Repurchase Documents and Buyer’s rights under this Section 10.02, including executing, endorsing and recording any instruments or documents and taking any other actions that Buyer deems necessary or advisable to accomplish such purposes (the “Repurchase Document Purposes”), which appointment is coupled with an interest and is irrevocable.  Upon the occurrence of a Default or an Event of Default Buyer shall be entitled to use appointment to carry out the Repurchase Document Purposes.

(k)                                  Buyer may, without prior notice to Sellers, exercise any or all of its set-off rights including those set forth in Section 18.17.  This Section 10.02(k) shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which any Party is at any time otherwise entitled.

(l)                                     All rights and remedies of Buyer under the Repurchase Documents, including those set forth in Section 18.17, are cumulative and not exclusive of any other rights or remedies that Buyer may have and may be exercised at any time when an Event of Default exists.  Such rights and remedies may be enforced without prior judicial process or hearing.  Each Seller agrees that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s-length.  Each Seller hereby expressly waives any defenses such Seller might have to require Buyer to enforce its rights by judicial process or otherwise arising from the use of nonjudicial process, disposition of any or all of the Purchased Assets, or any other election of remedies.

ARTICLE 11

SECURITY INTEREST; REO DEED

Section 11.01                          Grant.

(a)                              Buyer and Sellers intend that all Transactions shall be sales to Buyer of the Purchased Assets and not loans from Buyer to Sellers secured by the Purchased Assets.  However, to preserve and protect Buyer’s rights with respect to the Purchased Assets and under the Repurchase Documents in the event that any Governmental Authority recharacterizes the Transactions as other than sales, and as security for Sellers’ performance of the Repurchase Obligations, each Seller hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in all of its rights, title and interest in, to and under the Purchased Assets (which for this purpose shall be deemed to include the items described in the proviso in the definition thereof) and the transfers of the Purchased Assets to Buyer shall be deemed to constitute and confirm such grant, to secure the payment and performance of the Repurchase Obligations (including the obligation of Sellers to pay the Repurchase Price, or if the Transactions are recharacterized as loans, to repay such loans for the Repurchase Price).

(b)                                 Each Seller acknowledges and agrees that its rights with respect to the Purchased Assets (including without limitation, any security interest Sellers may have in the Purchased Assets and any other collateral granted by Sellers to Buyer pursuant to any other agreement) are and shall continue to be at all times junior and subordinate to the rights of Buyer hereunder.  Each Seller further acknowledges that it has no rights to the Servicing Rights related to the Purchased Assets.  Without limiting the generality of the foregoing and for the avoidance of doubt, in the event that a Seller is deemed to retain any residual Servicing Rights related to the Purchased Assets, such Seller grants, assigns and pledges to Buyer a first priority security interest in all of its rights, title and interest in and to the Servicing Rights as indicated hereinabove.  In addition, (x) Sellers shall and shall cause, Servicer to grant, assign and pledge to Buyer a first priority security interest in and to all Servicing Records and rights to receive Servicing Records or other documents which constitute a part of the Asset Document or Servicing File with respect to each of the Purchased Assets, and all Income related to the Purchased Assets received by Sellers or Servicer and all rights to receive such Income, and all products, proceeds and distributions relating to or constituting any or all of the foregoing and (y) PMC grants, assigns and pledges to Buyer a first priority security interest in all of its rights, title and interest in and to the Underlying Mortgage Loans supporting each Purchased REMIC Certificate, together with the related Servicing Rights, the related Records, amounts and property from time to time on deposit in the Participation Account and the Participation Account itself and all Income related to such Underlying Mortgage Loans received by PMC or Servicer and all rights to receive such Income, and all products, proceeds and distributions relating to or constituting any or all of the foregoing, in each case except to the extent any of PMC’s rights, title and interest therein have been legally and validly sold, transferred and assigned by PMC to the Class A Participant as part of the issuance of REMIC Certificates in accordance with the related REMIC Declaration Agreement (collectively, and together with the pledge of Servicing Rights in the immediately preceding sentence, the “Related Credit Enhancement”).  The Related Credit Enhancement is hereby pledged as further security for Sellers’ Repurchase Obligations to Buyer hereunder.

Section 11.02                          Effect of Grant.  If any circumstance described in Section 11.01 occurs, (a) this Agreement shall also be deemed to be a security agreement as defined in the UCC, (b) Buyer shall have all of the rights and remedies provided to a secured party by Requirements of Law (including the rights and remedies of a secured party under the UCC and the right to set off any mutual debt and claim) and under any other agreement between Buyer and Sellers, (c) without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Assets against all of the Repurchase Obligations, without prejudice to Buyer’s right to recover any deficiency, (d) the possession by Buyer or any of its agents, including Custodian, of the Asset Documents, the Purchased Assets and such other items of property as constitute instruments, money, negotiable documents, securities or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting such security interest under the UCC and Requirements of Law, and (e) notifications to Persons (other than Buyer) holding such property, and acknowledgments, receipts or confirmations from Persons (other than Buyer) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under the UCC and Requirements of Law.  The security interest of Buyer granted herein shall be, and each Seller hereby represents and warrants to Buyer that it is, a first priority perfected security interest.  For the avoidance of doubt, (i) each Purchased Asset secures the Repurchase Obligations of Sellers with respect to all other Transactions and all other Purchased Assets, including any Purchased Assets that are junior in priority to the Purchased Asset in question, and (B) if an Event of Default exists, no Purchased Asset relating to a Purchased Asset will be released from Buyer’s Lien or transferred to Sellers until the Repurchase Obligations are indefeasibly paid in full.  Notwithstanding the foregoing, the Repurchase Obligations (other than with respect to the Purchased REO Entity Interests) shall be full recourse to Sellers.

Section 11.03                          Sellers to Remain Liable.  Buyer and Sellers agree that the grant of a security interest under this Article 11 shall not constitute or result in the creation or assumption by Buyer of any Retained Interest or other obligation of Sellers or any other Person in connection with any Purchased Asset, whether or not Buyer exercises any right with respect thereto.  Sellers shall remain liable under the Purchased Assets and Asset Documents to perform all of Sellers’ duties and obligations thereunder to the same extent as if the Repurchase Documents had not been executed.

Section 11.04                          Provisions of REO Deed.

(a)                                  If any Seller shall acquire, or contemplate the acquisition of, any REO Property or desires to extinguish any Mortgage Note in connection with the foreclosure of the related Eligible Mortgage Loan, a transfer of the real property underlying the Mortgage Note in lieu of foreclosure or other transfer of such real property, such Seller shall cause such real property to be owned in fee simple by REO Deed in the name of PC REO.  Each such REO Deed shall be duly executed, be in recordable form in accordance with applicable law and, shall have been recorded in or delivered for recordation to the recordation office of the jurisdiction in which the REO Property is located.

(b)                                 PMC shall cause PC REO, with respect to any REO Property owned by it or transferred to it, to deliver a correct and complete REO Property File to Buyer or its designee as a condition precedent to any Transaction involving such REO Property.  A certified copy of the file-stamped REO Deed shall be delivered to Buyer promptly upon receipt thereof by any Seller.  Each copy of an REO Deed delivered to the Buyer or its designee as part of an REO Property File (including intervening deeds) shall be a true, correct and complete copy of the original REO Deed, and if recorded in the name of PC REO (as indicated on the related REO Property Schedule), the original REO Deed shall be in recordable form, acceptable in all respects for recording under the laws of the jurisdiction in which the REO Property is located and shall have been delivered for recordation to the appropriate recording office.  Each title commitment, ‘date-down’ or trustee’s sale guarantee delivered to the Buyer or its designee as part of an REO Property File shall be a true, correct and complete copy of the original document.

(c)                                  All costs and expenses in connection with the preparation, execution, delivery and filing or recording of any REO Deed, and any filing, transfer or recording tax or other charges with respect thereto shall be borne by Sellers.

(d)                                 Upon the acquisition of title to an REO Property by PC REO, PC REO will be deemed to make the representations and warranties hereto with respect to such REO Property as set forth in Section 7.18 and Schedule 1-B attached hereto.  Sellers shall, at their sole cost and expense, take all such other steps as may be necessary in connection with the preservation of Buyer’s rights in and interests to the REO Entity Interests.

(e)                                  If PMC shall become entitled to receive or shall receive any certificate evidencing any option rights or any other equity interest in PC REO, whether in addition to, in substitution for, as a conversion of, or in exchange for the REO Entity Interests, or otherwise in respect thereof, PMC shall assign and deliver the same forthwith to Buyer in the exact form received, duly indorsed by PMC, together with an undated transfer power, if required, covering such certificate duly executed in blank.  Any sums paid upon or in respect of REO Entity Interests upon the liquidation or dissolution of the REO Entity shall be paid over to Buyer and applied to the payment of the outstanding Repurchase Price.

(f)                                    Unless an Event of Default shall have occurred and be continuing, PMC shall be permitted to exercise all voting and member rights inuring to each of them with respect to the REO Entity Interests in accordance with the terms of the PC REO Trust Agreement; provided, however, that no vote shall be cast or member right exercised or other action taken which would impair such REO Entity Interests or Buyer’s rights to such REO Entity Interests or which would be inconsistent with or result in a violation of any provision of this Agreement.  Without the prior consent of Buyer, PMC shall not (i) vote to enable, or take any other action to permit PC REO to issue any equity interests of any nature or to issue any other equity interests convertible into or granting the right to purchase or exchange for any equity interests of PC REO, or (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, REO Entity Interests or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, REO Entity Interests, or any interest therein, except for the Lien provided for by this Agreement, or (iv) enter into any agreement (other than this Agreement) or undertaking restricting the right or ability of PMC to sell, pledge, assign or transfer any REO Entity Interests.

Section 11.05                          Waiver of Certain Laws.  Each Seller agrees, to the extent permitted by Requirements of Law, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Purchased Assets may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Purchased Assets, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each Seller, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws and any and all right to have any of the properties or assets constituting the Purchased Assets marshaled upon any such sale, and agrees that Buyer or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Purchased Assets as an entirety or in such parcels as Buyer or such court may determine.

ARTICLE 12

INCREASED COSTS; CAPITAL ADEQUACY

Section 12.01                          Market Disruption.  If prior to any Pricing Period, Buyer determines that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Pricing Period, Buyer shall give prompt notice thereof to Sellers, whereupon the Pricing Rate for such Pricing Period, and for all subsequent Pricing Periods until such notice has been withdrawn by Buyer, shall be the Alternative Rate.

Section 12.02                          Illegality.  If the adoption of or any change in any Requirements of Law or in the interpretation or application thereof after the date hereof shall make it unlawful for Buyer to effect or continue Transactions as contemplated by the Repurchase Documents, (a) any commitment of Buyer hereunder to enter into new Transactions shall be terminated, (b) the Pricing Rate shall be converted automatically to the Alternative Rate on the last day of the then current Pricing Period or within such earlier period as may be required by Requirements of Law, and (c) if required by such adoption or change, the Maturity Date shall be deemed to have occurred.

Section 12.03                          Breakfunding.  Sellers shall indemnify Buyer and hold Buyer harmless from any loss, cost or expense (including reasonable legal fees and expenses) which Buyer may sustain or incur arising from (a) the failure by Sellers to terminate any Transaction after a Seller has given a notice of termination pursuant to Section 3.04, (b) any failure by a Seller to sell Eligible Assets to Buyer after a Seller has notified Buyer of a proposed Transaction and Buyer has agreed to purchase such Eligible Assets in accordance with this Agreement, or (c) any conversion of the Pricing Rate to the Alternative Rate because the LIBO Rate is not available for any reason on a day that is not the last day of the then current Pricing Period.

Section 12.04                          Increased Costs.  If the adoption of or any change in any Requirements of Law or in the interpretation or application thereof by any Governmental Authority or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Buyer made after the date of this Agreement (a) shall subject Buyer to any tax of any kind whatsoever with respect to the Repurchase Documents, any Purchased Asset or any Transaction, or change the basis of taxation of payments to Buyer in respect thereof (except for income taxes and any changes in the rate of tax on Buyer’s overall net income), (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Buyer, or (c) shall impose on Buyer any other condition; and the result of any of the preceding clauses (a), (b) and (c) is to increase the cost to Buyer, by an amount that Buyer deems to be material, of entering into, continuing or maintaining Transactions, or to reduce any amount receivable under the Repurchase Documents in respect thereof, then, in any such case, Sellers shall pay to Buyer such additional amount or amounts as reasonably necessary to fully compensate Buyer for such increased cost or reduced amount receivable.  Upon written notice to Sellers of any change or event pursuant to which additional amounts are due or to become due under this Section 12.04, Sellers shall (a) pay all additional amounts due under this Section 12.04 which are incurred or accrue beginning thirty (30) days following such written notice or (b) repurchase all of the Purchased Assets in accordance with Section 3.05 prior to thirty (30) days following such written notice.

Section 12.05                          Capital Adequacy.  If Buyer determines that the adoption of or any change in any Requirements of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation Controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made after the date of this Agreement has or shall have the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Buyer to be material, then, in any such case, Sellers shall pay to Buyer such additional amount or amounts as reasonably necessary to fully compensate Buyer for such reduction.  Upon written notice to Sellers of any change or event pursuant to which additional amounts are due or to become due under this Section 12.05, Sellers shall (a) pay all additional amounts due under this Section 12.05 which are incurred or accrue beginning thirty (30) days following such written notice or (b) repurchase all of the Purchased Assets in accordance with Section 3.05 prior to thirty (30) days following such written notice.

Section 12.06                          Withholding Taxes.  (a)  All payments made by Sellers to Buyer or any other Indemnified Person under the Repurchase Documents and by Underlying Obligors with respect to the Purchased Assets shall be made free and clear of and without deduction or withholding for or on account of any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto imposed by any Governmental Authority therewith or thereon, excluding income taxes, branch profits taxes, franchise taxes or any other tax imposed on net income by the United States, a state or a foreign jurisdiction under the laws of which Buyer or such other Indemnified Person is organized or of its applicable lending office, or a state or foreign jurisdiction with respect to which Buyer or such other Indemnified Person has a present or former connection, or any political subdivision thereof (collectively, “Taxes”), all of which shall be paid by Sellers for their own account not later than the date when due.  If any taxes are required to be deducted or withheld from any amounts payable to Buyer and/or any other Indemnified Person, then Sellers shall (a) make such deduction or withholding, (b) pay the amount so deducted or withheld to the appropriate Governmental Authority not later than the date when due; and (c) pay to Buyer or other Indemnified Person such additional amounts (the “Additional Amount”) as may be necessary so that every net payment made under this Agreement after deduction or withholding for or on account of any Taxes (including any Taxes on such increase and any penalties) is not less than the amount that would have been paid absent such deduction or withholding.  The foregoing obligation to pay Additional Amounts, however, will not apply with respect to (i) net income or franchise taxes imposed on Buyer and/or any other Indemnified Person, with respect to payments required to be made by Sellers under the Repurchase Documents, by a taxing jurisdiction in which Buyer and/or any other Indemnified Person is organized, conducts business or is paying taxes (as the case may be).  Promptly after Sellers pay any taxes referred to in this Section 12.06, Sellers will send Buyer appropriate evidence of such payment, or (ii) any U.S. federal withholding tax imposed on “withholdable payments” made after December 31, 2012, if the Buyer is a “foreign financial institution” that fails to comply with the requirements of section 1471(b) of the Code or a “non-financial foreign entity” that fails to comply with section 1472(b) of the Code, each as in effect on the date hereof, or Treasury regulations or administrative guidance promulgated thereunder.

(b)                                 In addition, Sellers agree to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes, transfer taxes and similar fees) imposed by the United States or any taxing authority thereof or therein that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (“Other Taxes”).

(c)                                  Sellers agree to indemnify Buyer for the full amount of Taxes (including additional amounts with respect thereto) and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 12.06(c), and any liability (including penalties, interest and expenses arising thereon or with respect thereto) arising therefrom or with respect thereto, provided that Buyer shall have provided Sellers with evidence, reasonably satisfactory to Sellers, of payment of Taxes or Other Taxes, as the case may be.

(d)                                 If a Person acquires any of the rights and obligations of Buyer as an Eligible Assignee under this Agreement, and such Person is not organized under the laws of the United States, any state thereof or the District of Columbia (a “Non-U.S. Person”), such Non-U.S. Person shall deliver to Sellers on or before the date on which such Person becomes a party to this Agreement, two duly completed and executed copies of, as applicable, IRS Form W-8BEN or IRS Form W-8ECI or any successor forms thereto designated as such by the IRS.  If the Non-U.S. Person is eligible for and wishes to claim exemption from or reduction in U.S. federal withholding tax through benefit of a treaty, such Person shall deliver a Form W-8ECI.  If the Non-U.S. Person is eligible for and wishes to claim exemption from U.S. federal withholding tax under Section 871(h) or Section 881(c) of the Code with respect to payments of “portfolio interest,” such Person shall deliver both the Form W-8BEN and a statement certifying that such Person is not a bank, a “10 percent shareholder” or a “controlled foreign corporation” within the meaning of Section 881(c)(3) of the Code.  If any previously delivered form or statement becomes inaccurate with respect to the Non-U.S. Person that delivered it, the Non-U.S. Person shall promptly notify Sellers of this fact.

(e)                                  Without prejudice to the survival or any other agreement of Sellers hereunder, the agreements and obligations of Sellers contained in this Section 12.06(e) shall survive the termination of this Agreement.  Nothing contained in this Section 12.06(e) shall require Buyer to make available any of their tax returns or other information that it deems to be confidential or proprietary.

(f)                                    Each party to this Agreement acknowledges that it is its intent solely for purposes of U.S. federal, state and local income and franchise taxes to treat each Transaction as indebtedness of the applicable Seller that is secured by the Purchased Assets and that the Purchased Assets are owned by the applicable Seller in the absence of an Event of Default by a Seller.  All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

Section 12.07                          Payment and Survival of Obligations.  Buyer may at any time send Sellers a notice showing the calculation of any amounts payable pursuant to this Article 12, and Sellers shall pay such amounts to Buyer within ten (10) Business Days after Sellers receive such notices.  The obligations of Sellers under this Article 12 shall apply to Eligible Assignees and Participants and survive the termination of the Repurchase Documents.

ARTICLE 13

INDEMNITY AND EXPENSES

Section 13.01                          Indemnity.

(a)                                  Sellers shall release, defend, indemnify and hold harmless Buyer, Affiliates of Buyer and its and their respective officers, directors, shareholders, partners, members, owners, employees, agents, attorneys, Affiliates and advisors (each an “Indemnified Person” and collectively the “Indemnified Persons”), on a net after-tax basis, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, taxes (other than net income taxes and franchise taxes of Buyer), fees, costs, expenses (including reasonable legal fees and expenses), penalties or fines of any kind that may be imposed on, incurred by or asserted against such Indemnified Person (collectively, the “Indemnified Amounts”) in any way relating to, arising out of or resulting from or in connection with (i) the Repurchase Documents, the Asset Documents, the Purchased Assets, the Underlying Assets, the Transactions, any Underlying Mortgaged Property or related property, or any action taken or omitted to be taken by any Indemnified Person in connection with or under any of the foregoing, or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of any Repurchase Document, any Transaction, any Purchased Asset, any Asset Document (ii) any claims, actions or damages by an Underlying Obligor or lessee with respect to a Purchased Asset, (iii) any violation or alleged violation of, non-compliance with or liability under any Requirements of Law, (iv) ownership of, Liens on, security interests in or the exercise of rights or remedies under any of the items referred to in the preceding clause (i), (v) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about any Underlying Mortgaged Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vi) any use, nonuse or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, any Underlying Mortgaged Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vii) any failure by Sellers to perform or comply with any Repurchase Document, Asset Document or Purchased Asset, (viii) performance of any labor or services or the furnishing of any materials or other property in respect of any Underlying Mortgaged Property or Purchased Asset, (ix) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any lease or other transaction involving any Repurchase Document, Purchased Asset, Underlying Asset or Underlying Mortgaged Property, (x) any taxes attributable to the execution, delivery, filing or recording of any Repurchase Document, Asset Document or any memorandum of any of the foregoing, (xi) any Lien or claim arising on or against any Purchased Asset, Underlying Asset or related Underlying Mortgaged Property under any Requirements of Law or any liability asserted against Buyer or any Indemnified Person with respect thereto, (xii) (1) a past, present or future violation or alleged violation of any Environmental Laws in connection with any property or Underlying Mortgaged Property by any Person or other source, whether related or unrelated to Sellers or any Underlying Obligor, (2) any presence of any Materials of Environmental Concern in, on, within, above, under, near, affecting or emanating from any Underlying Mortgaged Property, (3) the failure to timely perform any Remedial Work, (4) any past, present or future activity by any Person or other source, whether related or unrelated to Sellers or any Underlying Obligor in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from any Underlying Mortgaged Property of any Materials of Environmental Concern at any time located in, under, on, above or affecting any Underlying Mortgaged Property, (5) any past, present or future actual Release (whether intentional or unintentional, direct or indirect, foreseeable or unforeseeable) to, from, on, within, in, under, near or affecting any Underlying Mortgaged Property by any Person or other source, whether related or unrelated to Sellers or any Underlying Obligor, (6) the imposition, recording or filing or the threatened imposition, recording or filing of any Lien on any Underlying Mortgaged Property with regard to, or as a result of, any Materials of Environmental Concern or pursuant to any Environmental Law, or (7) any misrepresentation or failure to perform any obligations pursuant to any Repurchase Document or Asset Document relating to environmental matters in any way, or (xiii) a Seller’s conduct, activities, actions and/or inactions in connection with, relating to or arising out of any of the foregoing clauses of this Section 13.01, that, in each case, results from anything whatsoever other than any Indemnified Person’s gross negligence or intentional misconduct, as determined by a court of competent jurisdiction pursuant to a final, non-appealable judgment.  In any suit, proceeding or action brought by an Indemnified Person in connection with any Purchased Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset, Sellers shall defend, indemnify and hold such Indemnified Person harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the account debtor or Underlying Obligor arising out of a breach by a Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or Underlying Obligor from Sellers.  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 13.01 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by a Seller, an Indemnified Person or any other Person or any Indemnified Person is otherwise a party thereto and whether or not any Transaction is entered into.

(b)                                 If for any reason the indemnification provided in this Section 13.01 is unavailable to the Indemnified Person or is insufficient to hold an Indemnified Person harmless, even though such Indemnified Person is entitled to indemnification under the express terms thereof, then Sellers shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by such Indemnified Person on the one hand and Sellers on the other hand, the relative fault of such Indemnified Person, and any other relevant equitable considerations.

(c)                                  An Indemnified Person may at any time send Sellers a notice showing the calculation of Indemnified Amounts, and Sellers shall pay such Indemnified Amounts to such Indemnified Person within ten (10) Business Days after Sellers receive such notices.  The obligations of Sellers under this Section 13.01 shall apply to Eligible Assignees and Participants and survive the termination of this Agreement.

Section 13.02                          Expenses.  Sellers shall promptly on demand pay to or as directed by Buyer all third-party out-of-pocket costs and expenses (including legal, accounting and advisory fees and expenses) incurred by Buyer in connection with (a) the development, evaluation, preparation, negotiation, execution, consummation, delivery and administration of, and any amendment, supplement or modification to, or extension, renewal or waiver of, the Repurchase Documents and the Transactions, (b) any Asset or Purchased Asset, including due diligence, inspection, testing, review, recording, registration, travel custody, care, insurance or preservation, (c) the enforcement of the Repurchase Documents or the payment or performance by Sellers of any Repurchase Obligations, and (d) any actual or attempted sale, exchange, enforcement, collection, compromise or settlement relating to the Purchased Assets or Underlying Assets.

ARTICLE 14

INTENT

Section 14.01                          Intent.

(a)                                  The Parties intend (i) for each Transaction to qualify for the safe harbor treatment provided by the Bankruptcy Code and for Buyer to be entitled to all of the rights, benefits and protections afforded to Persons under the Bankruptcy Code with respect to a “repurchase agreement” as defined in Section 101(47) of the Bankruptcy Code (except with respect to Purchased REO Entity Interests), a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code and a “securities contract” as defined in Section 741(7) of the Bankruptcy Code and that payments under this Agreement are deemed “margin payments” or “settlement payments,” as defined in Section 101 of the Bankruptcy Code, (ii) for the grant of a security interest set forth in Article 11 to also be a “securities contract” as defined in Section 741(7)(A)(xi) of the Bankruptcy Code and a “repurchase agreement” as defined in Section 101(47)(A)(v) of the Bankruptcy Code (except with respect to Purchased REO Entity Interests), and a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code and (iii) that Buyer (for so long as Buyer is a “financial institution,” “financial participant” or other entity listed in Section 555, 559, 362(b)(6), 362(b)(7) or 362(b)(27) of the Bankruptcy Code) shall be entitled to the “safe harbor” benefits and protections afforded under the Bankruptcy Code with respect to a “repurchase agreement” (except with respect to Purchased REO Entity Interests)  a “securities contract,” and a “master netting agreement” including (x) the rights, set forth in Article 10 and in Section 555, 559 (except with respect to Purchased REO Entity Interests) and 561 of the Bankruptcy Code, to liquidate the Purchased Assets and terminate this Agreement, and/or Transactions hereunder (y) the right to offset or net out as set forth in Article 10 and Section 18.17 and in Sections 362(b)(6), 362(b)(7) or 362(b)(27) of the Bankruptcy Code and (z) the non-avoidability of transfers made in connection with this Agreement as set forth in Section 546(e), 546(f) and 546(j) of the Bankruptcy Code.

(b)                                 The Parties acknowledge and agree that Buyer’s right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Articles 10 and 11 and as otherwise provided in the Repurchase Documents is a contractual right to liquidate such Transactions as described in Section 555, 559 and 561 of the Bankruptcy Code.

(c)                                  The Parties acknowledge and agree that if a Party is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d)                                 The Parties acknowledge and agree that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

ARTICLE 15

DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

The Parties acknowledge that they have been advised and understand that:

(a)                                  in the case of Transactions in which one of the Parties is a broker or dealer registered with the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 do not protect the other Party with respect to any Transaction;

(b)                                 in the case of Transactions in which one of the Parties is a government securities broker or a government securities dealer registered with the Securities and Exchange Commission under Section 14C of the Securities Exchange Act of 1934, the Securities Investor Protection Act of 1970 will not provide protection to the other Party with respect to any Transaction;

(c)                                  in the case of Transactions in which one of the Parties is a financial institution, funds held by the financial institution pursuant to a Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable; and

(d)                                 in the case of Transactions in which one of the Parties is an “insured depository institution” as that term is defined in Section 1813(c)(2) of Title 12 of the United States Code, funds held by the financial institution pursuant to a Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.

ARTICLE 16

NO RELIANCE

Section 16.01                          No Reliance. Each Party acknowledges, represents and warrants to the other Party that, in connection with the negotiation of, entering into, and performance under, the Repurchase Documents and each Transaction:

(a)                                  It is not relying (for purposes of making any investment decision or otherwise) on any advice, counsel or representations (whether written or oral) of the other Party, other than the representations expressly set forth in the Repurchase Documents;

(b)                                 It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based on its own judgment and on any advice from such advisors as it has deemed necessary and not on any view expressed by the other Party;

(c)                                  It is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Repurchase Documents and each Transaction and is capable of assuming and willing to assume (financially and otherwise) those risks;

(d)                                 It is entering into the Repurchase Documents and each Transaction for the purposes of managing its borrowings or investments or hedging its Underlying Assets or liabilities and not for purposes of speculation;

(e)                                  It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other Party and has not given the other Party (directly or indirectly through any other Person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Repurchase Documents or any Transaction; and

(f)                                    No partnership or joint venture exists or will exist as a result of the Transactions or entering into and performing the Repurchase Documents.

ARTICLE 17

SERVICING

This Article 17 shall apply to all Purchased Assets and Underlying Assets to the extent that the servicing thereof is within the direct or indirect control of Sellers or an Affiliate of Sellers.

Section 17.01                          Servicing of Purchased Assets and Underlying Assets.

(a)                                  During the period the Purchased Assets and Underlying Assets are subject to a Transaction hereunder, Sellers agree that (i) Buyer is the owner of the related Servicing Rights and all Servicing Files and Servicing Records with respect to the Purchased Assets and pledgee of the related Servicing Rights and all Servicing Files and Servicing Record with respect to the Underlying Mortgage Loans (to the extent set forth in Section 11.01), and (ii) that the Servicer shall service the Purchased Assets and Underlying Assets for exclusive benefit of the Buyer (and with respect to the Underlying Mortgage Loans, the Class A Participant) as owner and pledgee, respectively.

(b)                                 Sellers, on Buyer’s (or in the case of Underlying Mortgage Loans, the holder of the Class A Participation’s) behalf, shall contract with Servicer to service the Purchased Assets and Underlying Assets consistent with the degree of skill and care that the Sellers customarily requires with respect to similar Mortgage Loans and REO Properties owned or managed by it and in accordance with Accepted Servicing Practices and the Servicing Standard.  Servicer shall also (i) comply with all applicable Federal, State and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its servicing responsibilities hereunder and (iii) not impair the rights of Buyer (or the holder of the Class A Participation) in any Purchased Assets or Underlying Assets or any payment thereunder.  Buyer (or in the case of Underlying Mortgage Loans, the holder of the Class A Participation) may terminate the servicing of any Purchased Asset with the Servicer in accordance with Section 17.01(f) hereof.

(c)                                  Sellers shall cause Servicer to hold or cause to be held all escrow funds collected by the Servicer with respect to any Purchased Assets in trust accounts and shall apply the same for the purposes for which such funds were collected.

(d)                                 Sellers shall cause Servicer to remit or deposit all Income received by the Servicer on the Purchased Assets and Underlying Assets in strict accordance with Section 5.01 hereof.

(e)                                  As a condition precedent to Buyer funding any Transactions hereunder and following the termination of Servicer pursuant to the terms hereof and upon the appointment of any successor Servicer, Sellers shall provide to Buyer a Servicer Instruction Notice addressed to and executed by Servicer, advising Servicer of such matters as Buyer may reasonably request, including, without limitation, (i) recognition by Servicer of Buyer’s ownership interest in such Purchased Assets and security interest in the Underlying Mortgage Loans as provided hereunder, (ii) recognition by Servicer that it owes its duties to the Buyer as owner or pledgee of such Assets (subject to each Seller’s right to direct and control servicing of such Assets prior to an Event of Default or with respect to the Purchased Mortgage Loans and REO Properties, Servicer termination pursuant to Section 17.01(h) below), (iii) agreement by Servicer to comply with the Servicing Standards, and (iv) acknowledgment by Servicer that upon receipt of notice of an Event of Default from Buyer, it will follow the instructions of Buyer with respect to the Purchased Assets and Underlying Assets and any related Income with respect thereto.

(f)                                    Upon the occurrence of an Event of Default hereunder or Servicer Termination Event, Buyer shall have the right to immediately terminate Servicer’s right to service the Purchased Assets and Underlying Assets without payment of any penalty or termination fee.  Sellers and Servicer shall cooperate in transferring the servicing of the Purchased Assets and Underlying Assets to Buyer or its designee, or in the case of a Servicer Termination Event for which Buyer did not declare an Event of Default, a successor servicer selected by (i) the Class A Participant with respect to the Underlying Mortgage Loans, and (ii) Sellers with respect to the Purchased Mortgage Loans, in each case as approved by Buyer, all at no cost or expense to Buyer, it being agreed that Sellers will pay any fees and expenses required to terminate the Servicing Agreement and transfer servicing to Buyer, its designee or a successor Servicer, as the case may be.  Seller shall cause any such successor Servicer to execute a Servicer Instruction Notice and such successor Servicer shall be bound by the terms of such notice and the terms of this Agreement.

(g)                                 If Sellers should discover that, for any reason whatsoever, Sellers, or Servicer or any entity responsible for managing or servicing any such Purchased Asset has failed to perform fully the any Seller’s obligations under the Program Agreements or any of the obligations of such entities with respect to the Purchased Assets and Underlying Assets, the Sellers shall promptly notify Buyer.

(h)                                 The Servicer shall service the Purchased Mortgage Loans and Underlying REO Properties for a term of thirty (30) days, beginning on each Remittance Date and ending thirty (30) days therafter unless renewed in writing by Buyer (the “Servicing Term”).  If the Servicing Term is not renewed by Buyer as provided in the foregoing sentence, Sellers and Servicer shall cooperate in effectively transferring the servicing of the Purchased Mortgage Loans and Underlying REO Properties and shall deliver the Servicing Files and Servicing Records (except with respect to the Purchased REMIC Certificates and Underlying Mortgage Loans) and the physical and contractual servicing to the designee of the Buyer, in each case within the thirty (30) day period immediately following the expiration of the Servicing Term.  Any such transfer of servicing at the end of each non-renewed Servicing Term shall be in accordance with customary and prudent mortgage banking standards for the transfer of servicing for assets similar to the Purchased Assets and REO Properties and such transfer shall include the transfer of the gross amount of all escrows held for the related mortgagors (without reduction for unreimbursed advances or “negative escrows”).  For the avoidance of doubt, Servicer’s servicing of the Underlying Mortgage Loans shall not be subject to the Servicing Term.

(i)                                     Buyer shall have the right to appoint a third party to perform due diligence with respect to Servicer at any time.  Upon the occurrence of a Servicer Change of Control that is approved by Buyer, Sellers shall cooperate and cause Servicer to cooperate with

Buyer and/or its designees to provide access to the Servicer’s servicing facilities, as applicable, including without limitation its books and records with respect to the Servicer’s servicing portfolio and the related Purchased Assets and Underlying Assets and any other information Buyer may reasonably request regarding Servicer or its servicing activities.  In addition to the foregoing, Sellers shall permit Buyer to inspect upon reasonable prior written notice at a mutually convenient time, such Servicer’s servicing facilities, as the case may be, for the purpose of satisfying Buyer that the Servicer, has the ability to service the Assets as provided in this Agreement.  In addition, at any time that Servicer is not otherwise an Affiliate of a Seller, Guarantor or any Affiliate thereof, Sellers shall use its best efforts to enable Buyer to inspect the servicing facilities of Servicer and to cause Servicer to cooperate with Buyer and/or its designees in connection with any due diligence performed by Buyer and/or such designees in accordance with this Section 17.01(e).  Sellers and Buyer further agree that all reasonable out-of-pocket costs and expenses incurred by Buyer in connection with any due diligence or inspection performed pursuant to this Section 17.01(e) shall be paid by Sellers.

Section 17.02                          Fees and Expenses of Servicer.  All fees and expenses of any Servicer shall be borne solely by the Sellers (and with respect to the REO Property, by PC REO in accordance with the PC REO Trust Agreement.

Section 17.03                          Servicing Reports.  Sellers shall deliver and cause Servicer to deliver to Buyer, Master Servicer and Custodian a monthly remittance report on or before the 15th day of each month containing servicing information, including those fields reasonably requested by Buyer from time to time, on an asset-by-asset and in the aggregate, with respect to the Purchased Assets and Underlying Assets serviced by Servicer for the month (or any portion thereof) before the date of such report.

Section 17.04                          Servicer; Servicing Data File.  Upon the occurrence of any of the following (a) the occurrence and continuation of an Event of Default, (b) the twenty-fifth (25th) calendar day (or if such calendar day is not a Business Day, the immediately following Business Day) of each month, or (c) upon the request of Buyer, the Sellers shall cause Servicer to provide to Buyer, electronically, in a format mutually acceptable to Buyer and the Sellers, a Servicing Data File by no later than the Reporting Date.  The Sellers shall not cause the Assets to be serviced by any servicer other than Servicer unless expressly approved in writing by Buyer.

ARTICLE 18

MISCELLANEOUS

Section 18.01                          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws principles thereof other than Section 5-1401 of the New York General Obligations law, which shall govern.

Section 18.02                          Submission to Jurisdiction; Service of Process.  Buyer irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Repurchase Documents, or for recognition or enforcement of any judgment, and each Party irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State court or, to the fullest extent permitted by applicable law, in such Federal court.  Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or the other Repurchase Documents shall affect any right that Buyer may otherwise have to bring any action or proceeding arising out of or relating to the Repurchase Documents against any Seller or its properties in the courts of any jurisdiction.  Each Seller irrevocably and unconditionally waives, to the fullest extent permitted by Requirements of Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to the Repurchase Documents in any court referred to above, and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.  Each Party irrevocably consents to service of process in the manner provided for notices in Section 18.12.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Section 18.03                          WAIVERS.

(a)                                  EACH SELLER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY BUYER OR ANY INDEMNIFIED PERSON.

(b)                                 TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE BETWEEN THEM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH OR RELATED TO THE REPURCHASE DOCUMENTS, THE PURCHASED ASSETS, THE UNDERLYING ASSETS, THE TRANSACTIONS, ANY DEALINGS OR COURSE OF CONDUCT BETWEEN THEM, OR ANY STATEMENTS (WRITTEN OR ORAL) OR OTHER ACTIONS OF EITHER PARTY.  NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

(c)                                  TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH SELLER HEREBY WAIVES ANY RIGHT TO CLAIM OR RECOVER IN ANY LITIGATION WHATSOEVER INVOLVING ANY INDEMNIFIED PERSON, ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, WHETHER SUCH WAIVED DAMAGES ARE BASED ON STATUTE, CONTRACT, TORT, COMMON LAW OR ANY OTHER LEGAL THEORY, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN AND REGARDLESS OF THE FORM OF THE CLAIM OF ACTION, INCLUDING ANY CLAIM OR ACTION ALLEGING GROSS NEGLIGENCE, RECKLESS DISREGARD, WILLFUL OR WONTON MISCONDUCT, FAILURE TO EXERCISE

REASONABLE CARE OR FAILURE TO ACT IN GOOD FAITH.  NO INDEMNIFIED PERSON SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH ANY REPURCHASE DOCUMENT OR THE TRANSACTIONS.

(d)                                 EACH SELLER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BUYER OR AN INDEMNIFIED PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BUYER OR AN INDEMNIFIED PERSON WOULD NOT SEEK TO ENFORCE ANY OF THE WAIVERS IN THIS SECTION 18.03 IN THE EVENT OF LITIGATION OR OTHER CIRCUMSTANCES.  THE SCOPE OF SUCH WAIVERS IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE REPURCHASE DOCUMENTS, REGARDLESS OF THEIR LEGAL THEORY.

(e)                                  EACH PARTY ACKNOWLEDGES THAT THE WAIVERS IN THIS SECTION 18.03 ARE A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT SUCH PARTY HAS ALREADY RELIED ON SUCH WAIVERS IN ENTERING INTO THE REPURCHASE DOCUMENTS, AND THAT SUCH PARTY WILL CONTINUE TO RELY ON SUCH WAIVERS IN THEIR RELATED FUTURE DEALINGS.  EACH PARTY FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED SUCH WAIVERS WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL AND OTHER RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(f)                                    THE WAIVERS IN THIS SECTION 18.03 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY OF THE REPURCHASE DOCUMENTS.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(g)                                 THE PROVISIONS OF THIS SECTION 18.03 SHALL SURVIVE TERMINATION OF THE REPURCHASE DOCUMENTS AND THE PAYMENT IN FULL OF THE OBLIGATIONS.

Section 18.04                          Integration.  The Repurchase Documents supersede and integrate all previous negotiations, contracts, agreements and understandings (whether written or oral) between the Parties relating to a sale and repurchase of Purchased Assets and the other matters addressed by the Repurchase Documents, and contain the entire final agreement of the Parties relating to the subject matter thereof.

Section 18.05                          Single Agreement.  Each Seller agrees that (a) each Transaction is in consideration of and in reliance on the fact that all Transactions constitute a single business and contractual relationship, and that each Transaction has been entered into in consideration of the other Transactions, (b) a default by it in the payment or performance of any its obligations under a Transaction shall constitute a default by it with respect to all Transactions, (c) Buyer may set off claims and apply properties and assets held by or on behalf of Buyer with respect to any Transaction against the Repurchase Obligations owing to Buyer with respect to other Transactions, and (d) payments, deliveries and other transfers made by or on behalf of Sellers with respect to any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers with respect to all Transactions, and the obligations of Sellers to make any such payments, deliveries and other transfers may be applied against each other and netted.

Section 18.06                      Use of Employee Plan Assets.  No assets of an employee benefit plan subject to any provision of ERISA shall be used by either Party in a Transaction.

Section 18.07                      Survival and Benefit of Sellers’ Agreements.  The Repurchase Documents and all Transactions shall be binding on and shall inure to the benefit of the Parties and their successors and permitted assigns.  All of Sellers’ representations, warranties, agreements and indemnities in the Repurchase Documents shall survive the termination of the Repurchase Documents and the payment in full of the Repurchase Obligations, and shall apply to and benefit Eligible Assignees and Participants.  No other Person shall be entitled to any benefit, right, power, remedy or claim under the Repurchase Documents.

Section 18.08                      Assignments and Participations.

(a)                                 Sellers shall not sell, assign or transfer any of its rights or the Repurchase Obligations or delegate its duties under this Agreement or any other Repurchase Document without the prior written consent of Buyer, and any attempt by a Seller to do so without such consent shall be null and void.

(b)                                 Buyer may at any time, without the consent of or notice to Sellers or Guarantor, sell participations to any Person (other than a natural person or Sellers, Guarantor or any Affiliate thereof) (a “Participant”) in all or any portion of Buyer’s rights and/or obligations under the Repurchase Documents; provided, that (i) Buyer’s obligations under the Repurchase Documents shall remain unchanged, (ii) Buyer shall remain solely responsible to Sellers for the performance of such obligations, and (iii) Sellers shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under the Repurchase Documents.  No Participant shall have any right to approve any amendment, waiver or consent with respect to any Repurchase Document, except to the extent that the Repurchase Price or Price Differential of any Purchased Asset would be reduced or the Repurchase Date of any Purchased Asset would be postponed.  Each Participant shall be entitled to the benefits of Article 12 to the same extent as if it had acquired its interest by assignment pursuant to Section 18.08(c), but shall not be entitled to receive any greater payment thereunder than Buyer would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with each Seller’s prior written consent.  To the extent permitted by Requirements of Law, each Participant shall be entitled to the benefits of Sections 10.02(j) and 18.17 to the same extent as if it had acquired its interest by assignment pursuant to Section 18.08(c).

(c)                                  Buyer may at any time, without consent of Sellers or Guarantor but upon notice to Sellers, sell and assign to any Eligible Assignee all or any portion of all of the rights and obligations or duties of Buyer under the Repurchase Documents.  Each such assignment shall be made pursuant to an Assignment and Acceptance substantially in the form of Exhibit F (an “Assignment and Acceptance”).  From and after the effective date of such Assignment and Acceptance, (i) such Eligible Assignee shall be a Party and, to the extent provided therein, have the rights and obligations of Buyer under the Repurchase Documents with respect to the percentage and amount of the Repurchase Price allocated to it, (ii) Buyer shall, to the extent provided therein, be released from such obligations (and, in the case of an Assignment and Acceptance covering all or the remaining portion of Buyer’s rights and obligations under the Repurchase Documents, Buyer shall cease to be a Party), (iii) the obligations of Buyer shall be deemed to be so reduced, and (iv) Buyer will give prompt written notice thereof (including identification of the Eligible Assignee and the amount of Repurchase Price allocated to it) to each Party (but Buyer shall not have any liability for any failure to timely provide such notice).  Any sale or assignment by Buyer of rights or obligations under the Repurchase Documents that does not comply with this Section 18.08(c) shall be treated for purposes of the Repurchase Documents as a sale by such Buyer of a participation in such rights and obligations in accordance with Section 18.08(b).

(d)                                 Sellers shall cooperate with Buyer in connection with any such sale and assignment of participations or assignments and shall enter into such restatements of, and amendments, supplements and other modifications to, the Repurchase Documents to give effect to any such sale or assignment; provided, that none of the foregoing shall change any economic or other material term of the Repurchase Documents in a manner adverse to Sellers without the consent of Sellers in its respective discretion.

(e)                                  Buyer shall have the right to partially or completely syndicate and or all of its rights under the Agreement and the other Repurchase Documents to any Eligible Assignee.

Section 18.09                      Ownership and Hypothecation of Purchased Assets.  Title to all Purchased Assets shall pass to and vest in Buyer on the applicable Purchase Dates; provided that Buyer may delay transfer of record title in one or more of the Purchased Assets, subject to receipt from Sellers of fully executed transfer documentation in blank, solely for the purpose of facilitating servicing.  Subject to the terms of the Repurchase Documents, Buyer or its designee shall have free and unrestricted use of all Purchased Assets and be entitled to exercise all rights, privileges and options relating to the Purchased Assets as the owner thereof, including rights of subscription, conversion, exchange, substitution, voting, consent and approval, and to direct any servicer or trustee.  Buyer or its designee may engage in repurchase transactions with the Purchased Assets or otherwise sell, pledge, repledge, transfer, hypothecate, or rehypothecate the Purchased Assets, all on terms that Buyer may determine; provided, that no such transaction shall affect the obligations of Buyer to transfer the Purchased Assets to Sellers on the applicable Repurchase Dates free and clear of any pledge, Lien, security interest, encumbrance, charge or other adverse claim.  In the event Buyer engages in a repurchase transaction with any of the Purchased Assets or otherwise pledges or hypothecates any of the Purchased Assets, Buyer shall have the right to assign to Buyer’s counterparty any of the applicable representations or warranties herein and the remedies for breach thereof, as they relate to the Purchased Assets that are subject to such repurchase transaction.

Section 18.10                      Confidentiality.  All information regarding the terms set forth in any of the Repurchase Documents or the Transactions, and the identities of the parties hereto, shall be kept confidential and shall not be disclosed by either Party to any Person except (a) to the Affiliates of such Party or its or their respective directors, officers, employees, agents, advisors, underwriters, financing sources and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential, (b) to the extent requested by any regulatory authority or required by Requirements of Law, (c) to the extent required to be included in the financial statements or filings with the Securities and Exchange Commission of either Party or an Affiliate thereof; provided, that Sellers shall cause Guarantor to (i) in connection with the execution of this Agreement, provide Buyer with copies of any such filing with the Securities and Exchange Commission on Form 8-K at least one (1) day prior to filing such statement and Buyer shall have the right to provide comments in its discretion and (ii) use its commercially reasonable efforts to provide Buyer with copies of any other filings (other than Form 10-Q and Form 10-K) to be made with the Securities and Exchange Commission in connection with this Agreement at least one (1) day prior to filing such statements, (d) to the extent required to exercise any rights or remedies under the Repurchase Documents, Purchased Assets, Underlying Assets or Underlying Mortgaged Properties, (e) to the extent required to consummate and administer a Transaction, (f) to any actual or prospective Participant or Eligible Assignee which agrees to comply with this Section 18.10; provided, further that no such disclosure made with respect to any Repurchase Document shall include a copy of such Repurchase Document to the extent that a summary would suffice, but if it is necessary for a copy of any Repurchase Document to be disclosed, all pricing and other economic terms set forth therein shall be redacted before disclosure. Notwithstanding the generality of the foregoing, Sellers, Guarantor, Investment Advisor and any of their respective Affiliates shall maintain the confidentiality of the sensitive economic terms (i.e., Applicable Percentage, Pricing Margin and the like) set forth in any of the Repurchase Documents or the Transactions in negotiations, discussions, agreements or due diligence in connection with any financing, repurchase, credit or similar transactions with any third-party (including any credit facility or any similar structure with respect to mortgage related assets including mortgage loans, RMBS or any similar assets).

Section 18.11                      No Implied Waivers.  No failure on the part of Buyer to exercise, or delay in exercising, any right or remedy under the Repurchase Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy thereunder preclude any further exercise thereof or the exercise of any other right.  The rights and remedies in the Repurchase Documents are cumulative and not exclusive of any rights and remedies provided by law.  Application of the Default Rate after an Event of Default shall not be deemed to constitute a waiver of any Event of Default or Buyer’s rights and remedies with respect thereto, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate is applied.  Except as otherwise expressly provided in the Repurchase Documents, no amendment, waiver or other modification of any provision of the Repurchase Documents shall be effective without the signed agreement of Sellers and Buyer.  Any waiver or consent under the Repurchase Documents shall be effective only if it is in writing and only in the specific instance and for the specific purpose for which given.

Section 18.12                      Notices and Other Communications.  Unless otherwise provided in this Agreement, all notices, consents, approvals, requests and other communications required or permitted to be given to a Party hereunder shall be in writing and sent prepaid by hand delivery, by certified or registered mail, by expedited commercial or postal delivery service, or by facsimile or email if also sent by one of the foregoing, to the address for such Party specified in Schedule 2 or such other address as such Party shall specify from time to time in a notice to the other Party.  Any of the foregoing communications shall be effective when delivered or upon the first attempted delivery on a Business Day.  A Party receiving a notice that does not comply with the technical requirements of this Section 18.12 may elect to waive any deficiencies and treat the notice as having been properly given.

Section 18.13                      Counterparts; Electronic Transmission.  This Agreement and any other Repurchase Document may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.  The parties agree that this Agreement, any documents to be delivered pursuant to this Agreement, any other Repurchase Document and any notices hereunder may be transmitted between them by email and/or facsimile.  The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties.

Section 18.14                      No Personal Liability.  No administrator, incorporator, Affiliate, owner, member, partner, stockholder, officer, director, employee, agent or attorney of Buyer, any Indemnified Person, Sellers, or Guarantor, as such, shall be subject to any recourse or personal liability under or with respect to any obligation of Buyer, Sellers, or Guarantor under the Repurchase Documents, whether by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed that the obligations of Buyer, Sellers, or Guarantor under the Repurchase Documents are solely their respective corporate, limited liability company or partnership obligations, as applicable, and that any such recourse or personal liability is hereby expressly waived.  This Section 18.14 shall survive the termination of the Repurchase Documents.

Section 18.15                      Protection of Buyer’s Interests in the Purchased Assets; Further Assurances.

(a)                                 Sellers shall cause the Repurchase Documents and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of Buyer to the Purchased Assets and Underlying Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect such right, title and interest.  Sellers shall deliver to Buyer file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing.  Sellers shall execute any and all documents reasonably required to fulfill the intent of this Section 18.15.

(b)                                 Sellers will promptly at its expense execute and deliver such instruments and documents and take such other actions as Buyer may reasonably request from time to time in order to perfect, protect, evidence, exercise and enforce Buyer’s rights and remedies under and with respect to the Repurchase Documents, the Transactions and the Purchased Assets.

(c)                                  If a Seller fails to perform any of its Repurchase Obligations, Buyer may (but shall not be required to) perform or cause to be performed such Repurchase Obligation, and the costs and expenses incurred by Buyer in connection therewith shall be payable by Sellers.  Without limiting the generality of the foregoing, each Seller authorizes Buyer, at the option of Buyer and the expense of Sellers, at any time and from time to time, to take all actions and pay all amounts that Buyer deems necessary or appropriate to protect, enforce, preserve, insure, service, administer, manage, perform, maintain, safeguard, collect or realize on the Purchased Assets and Underlying Assets and Buyer’s Liens and interests therein or thereon and to give effect to the intent of the Repurchase Documents.  No Default or Event of Default shall be cured by the payment or performance of any Repurchase Obligation by Buyer on behalf of Sellers.  Buyer may make any such payment in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax Lien, title or claim except to the extent such payment is being contested in good faith by Sellers in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

(d)                                 Without limiting the generality of the foregoing, Sellers will no earlier than six (6) or later than three (3) months before the fifth (5th) anniversary of the date of filing of each UCC financing statement filed in connection with to any Repurchase Document or any Transaction, (i) deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; provided that Buyer may elect to file such continuation statement, and (ii) deliver or cause to be delivered to Buyer an opinion of counsel, in form and substance reasonably satisfactory to Buyer, confirming and updating the opinion delivered pursuant to Section 6.01(a) with respect to perfection and otherwise to the effect that the security interests hereunder continue to be enforceable and perfected security interests, subject to no other Liens of record except as provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.

(e)                                  Except as provided in the Repurchase Documents, the sole duty of Buyer, Custodian or any other designee or agent of Buyer with respect to the Purchased Assets shall be to use reasonable care in the custody, use, operation and preservation of the Purchased Assets in its possession or control.  Buyer shall incur no liability to Sellers or any other Person for any act of Governmental Authority, act of God or other destruction in whole or in part or negligence or wrongful act of custodians or agents selected by Buyer with reasonable care, or Buyer’s failure to provide adequate protection or insurance for the Purchased Assets.  Buyer shall have no obligation to take any action to preserve any rights of Sellers in any Purchased Asset against prior parties, and Sellers hereby agree to take such action.  Buyer shall have no obligation to realize upon any Purchased Asset except through proper application of any distributions with respect to the Purchased Assets made directly to Buyer or its agent(s).  So long as Buyer and Custodian shall act in good faith in their handling of the Purchased Assets, Sellers waive or are deemed to have waived the defense of impairment of the Purchased Assets by Buyer and Custodian.

Section 18.16                      Default Rate.  To the extent permitted by Requirements of Law, Sellers shall pay interest at the Default Rate on the amount of all Repurchase Obligations not paid when due under the Repurchase Documents until such Repurchase Obligations are paid or satisfied in full.

Section 18.17                      Set-off.  In addition to any rights now or hereafter granted under the Repurchase Documents, Requirements of Law or otherwise, Sellers and Guarantor, each on behalf of itself and each of its respective Affiliates, hereby grants to Buyer and each Indemnified Person, to secure repayment of the Repurchase Obligations, a right of set-off upon any and all of the following:  (i)  monies, securities, collateral or other property of each Seller, Guarantor and each of their respective Affiliates and any proceeds from the foregoing, now or hereafter held or received by Buyer (other than prior to an Event of Default, amounts held in the Participation Account and the Underlying Mortgage Loans), any Affiliate of Buyer or any Indemnified Person, for the account of Sellers or such Affiliate of a Seller, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (ii) any and all deposits (general, specified, special, time, demand, provisional or final) and credits, claims or Indebtedness of Sellers, Guarantor or any Affiliate thereof at any time existing, (iii) any obligation owed by Buyer or any Affiliate of Buyer to a Seller, Guarantor or any Affiliate thereof and (iv) any Repurchase Obligations or Indebtedness owed by a Seller, Guarantor or any Affiliate thereof and any Indebtedness owed by Buyer or any Affiliate of Buyer to Sellers, Guarantor or any Affiliate thereof, in each case whether direct or indirect, absolute or contingent, matured or unmatured, whether or not arising under the Repurchase Documents and irrespective of the currency, place of payment or booking office of the amount or obligation and in each case at any time held or owing by Buyer, any Affiliate of Buyer or any Indemnified Person to or for the credit of a Seller, Guarantor or any Affiliate thereof.  Each of Buyer, each Affiliate of Buyer and each Indemnified Person is hereby authorized upon any amount becoming due and payable by Sellers, Guarantor or any Affiliate thereof to Buyer or any Indemnified Person under the Repurchase Documents, the Repurchase Obligations or otherwise or upon the occurrence of an Event of Default, without notice to Sellers, Guarantor or any Affiliate thereof, any such notice being expressly waived by Sellers and each Affiliate of any Seller to the extent permitted by any Requirements of Law, to set-off, appropriate, apply and enforce such right of set-off against any and all items hereinabove referred to against any amounts owing to Buyer or any Indemnified Person by Sellers, Guarantor or any Affiliate thereof under the Repurchase Documents and the Repurchase Obligations, irrespective of whether Buyer, any Affiliate of Buyer or any Indemnified Person shall have made any demand under the Repurchase Documents and regardless of any other collateral securing such amounts, and in all cases without waiver or prejudice of Buyer’s rights to recover any deficiency.  Notwithstanding the foregoing, with respect to obligations owing to Buyer regarding the Purchased REO Entity Interests, (a) Buyer shall have no right to (i) set off such obligations against Purchased Mortgage Loans or Purchased REMIC Certificates or other collateral held by it with respect to any Seller, or (ii) set off collateral held by it on behalf of any Seller against such obligations or collateral held by it with respect to such Purchased REO Entity Interests and (b) any such set off rights exercised by Buyer against Guarantor in respect of such obligations shall be subject to the Recourse Limit.  Sellers and all Affiliates of each Seller shall be deemed directly indebted to Buyer and the other Indemnified Persons in the full amount of all amounts owing to Buyer and the other Indemnified Parties by Sellers and all Affiliates of each Seller under the Repurchase Documents and the Repurchase Obligations, and Buyer and the other Indemnified Persons shall be entitled to exercise the rights of set-off provided for above.  ANY AND ALL RIGHTS TO REQUIRE BUYER OR OTHER INDEMNIFIED PERSONS TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO THE PURCHASED ASSETS OR OTHER INDEMNIFIED PERSONS UNDER THE REPURCHASE DOCUMENTS, PRIOR TO EXERCISING THE FOREGOING RIGHT OF SET-OFF, ARE

HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY SELLERS AND EACH AFFILIATE OF EACH SELLER.

Buyer or any Indemnified Person shall promptly notify the Sellers or Affiliate of each Seller after any such set-off and application made by Buyer or such Indemnified Person; provided that the failure to give such notice shall not affect the validity of such set-off and application.  If an amount or obligation is unascertained, Buyer may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant Party accounting to the other Party when the amount or obligation is ascertained.  Nothing in this Section 18.17 shall be effective to create a charge or other security interest.  This Section 18.17 shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which any Party is at any time otherwise entitled.

Section 18.18                      Power of Attorney.  Sellers hereby authorize Buyer to file such financing statement or statements relating to the Purchased Assets without any Seller’s signature thereon as Buyer, at its option, may deem appropriate.  Each Seller hereby appoints Buyer as such Seller’s agent and attorney in fact to execute any such financing statement or statements in such Seller’s name and to perform all other acts which Buyer deems appropriate to perfect and continue its ownership interest in and/or the security interest granted hereby, if applicable, and to protect, preserve and realize upon the Purchased Assets, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing (including, but not limited, to sending “good-bye letters” on behalf of Sellers and Servicer to any Mortgagor in the form of Exhibit N with respect to Purchased Assets which are Mortgage Loans), and sign assignments on behalf of each Seller as its agent and attorney in fact.  This agency and power of attorney is coupled with an interest and is irrevocable without Buyer’s consent.  Notwithstanding the foregoing, the power of attorney hereby granted may be exercised only during the occurrence and continuance of any Event of Default hereunder. The Sellers shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 18.18.  In addition, Sellers shall execute and deliver to Buyer and power of attorney in the form set forth in Exhibit K attached hereto (“Seller’s Power of Attorney”).

Section 18.19                      Sellers’ Waiver of Setoff.  Each Seller hereby waives any right of setoff it may have or to which it may be or become entitled under the Repurchase Documents or otherwise against Buyer, any Affiliate of Buyer, any Indemnified Person or their respective assets or properties.

Section 18.20                      Periodic Due Diligence Review.  Buyer may perform continuing due diligence reviews with respect to the Purchased Assets, Sellers and Affiliates of any Seller, including ordering new third party reports, for purposes of, among other things, verifying compliance with the representations, warranties, ordering BPOs at any time during the term of this Agreement, covenants, agreements, duties, obligations and specifications made under the Repurchase Documents or otherwise.  Upon reasonable prior notice to Sellers, unless a Default or Event of Default exists, in which case no notice is required, Buyer or its representatives may during normal business hours inspect any properties and examine, inspect and make copies of the books and records of Sellers and Affiliates of any Seller, the Asset Documents and the Servicing Files.  Sellers shall make available to Buyer one or more knowledgeable financial or accounting officers and representatives of the independent certified public accountants of Sellers for the purpose of answering questions of Buyer concerning any of the foregoing.  Sellers shall cause Servicer to cooperate with Buyer by permitting Buyer to conduct due diligence reviews of the related Servicing Files and Servicing Records.  Buyer may purchase Purchased Assets from Sellers based solely on the information provided by Sellers to Buyer in the Underwriting Materials and the representations, warranties, duties, obligations and covenants contained herein, and Buyer may at any time conduct a partial or complete due diligence review on some or all of the Purchased Assets, including ordering new credit reports and new appraisals on the Underlying Mortgaged Properties and otherwise regenerating the information used to originate and underwrite such Purchased Assets.  Buyer may underwrite such Purchased Assets itself or engage a mutually acceptable third-party underwriter to do so.  Sellers shall be responsible for all of the due diligence costs and expenses incurred by Buyer.

Section 18.22                      Time of the Essence.  Time is of the essence with respect to all obligations, duties, covenants, agreements, notices or actions or inactions of a Seller under the Repurchase Documents.

Section 18.23                      Joint and Several Repurchase Obligations.

(a)                                 Subject to Section 18.23(c), at all times when there is more than one Seller under this Agreement, each Seller hereby acknowledges and agrees that (i) each Seller shall be jointly and severally liable to Buyer to the maximum extent permitted by Requirements of Law for each Transaction and all Repurchase Obligations, (ii) the liability of each Seller (A) shall be absolute and unconditional and shall remain in full force and effect (or be reinstated) until all Repurchase Obligations shall have been paid in full and the expiration of any applicable preference or similar period pursuant to any Insolvency Law, or at law or in equity, without any claim having been made before the expiration of such period asserting an interest in all or any part of any payment(s) received by Buyer, and (B) until such payment has been made, shall not be discharged, affected, modified or impaired on the occurrence from time to time of any event, including any of the following, whether or not with notice to or the consent of each Seller, (1) the waiver, compromise, settlement, release, termination or amendment (including any extension or postponement of the time for payment or performance or renewal or refinancing) of any of the Repurchase Obligations, (2) the failure to give notice to each Seller of the occurrence of an Event of Default, (3) the release, substitution or exchange by Buyer of any Purchased Asset (whether with or without consideration) or the acceptance by Buyer of any additional collateral or the availability or claimed availability of any other collateral or source of repayment or any nonperfection or other impairment of collateral, (4) the release of any Person primarily or secondarily liable for all or any part of the Repurchase Obligations, whether by Buyer or in connection with any Insolvency Proceeding affecting any Seller or any other Person who, or any of whose property, shall at the time in question be obligated in respect of the Repurchase Obligations or any part thereof, or (5) to the extent permitted by Requirements of Law, any other event, occurrence, action or circumstance that would, in the absence of this Section 18.22, result in the release or discharge of any or all of Sellers from the performance or observance of any Repurchase Obligation, (iii) Buyer shall not be required first to initiate any suit or to exhaust its remedies against any Seller or any other Person to become liable, or against any of the Purchased Assets, in order to enforce the Repurchase Documents and each Seller expressly agrees that, notwithstanding the occurrence of any of the foregoing, each Seller shall be and remain directly and primarily liable for all sums due under any of the Repurchase Documents, (iv) when making any demand hereunder against any Seller, Buyer may, but shall be under no obligation to, make a similar demand on any other Seller, and any failure by Buyer to make any such demand or to collect any payments from any other Seller, or any release of any such other Seller shall not relieve any Seller in a respect of which a demand or collection is not made or Sellers not so released of their obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Buyer against Sellers, and (v) on disposition by Buyer of any property encumbered by any Purchased Assets, each Seller shall be and shall remain jointly and severally liable for any deficiency.

(b)                                 To the extent that any Seller (the “paying Seller”) pays more than its proportionate share of any payment made hereunder, the paying Seller shall be entitled to seek and receive contribution from and against any other Seller that has not paid its proportionate share; provided, that the provisions of this Section 18.22 shall not limit the duties, covenants, agreements, obligations and liabilities of any Seller to Buyer, and, notwithstanding any payment or payments made by the paying Seller hereunder or any setoff or application of funds of the paying Seller by Buyer, the paying Seller shall not be entitled to be subrogated to any of the rights of Buyer against any other Seller or any collateral security or guarantee or right of setoff held by Buyer, nor shall the paying Seller seek or be entitled to seek any contribution or reimbursement from any other Seller in respect of payments made by the paying Seller hereunder, until all Repurchase Obligations are paid in full.  If any amount shall be paid to the paying Seller on account of such subrogation rights at any time when all such amounts shall not have been paid in full, such amount shall be held by the paying Seller in trust for Buyer, segregated from other funds of the paying Seller, and shall, forthwith upon receipt by the paying Seller, be turned over to Buyer in the exact form received by the paying Seller (duly indorsed by the paying Seller to Buyer, if required), to be applied against the Repurchase Obligations, whether matured or unmatured, in such order as Buyer may determine.

(c)                                  The Repurchase Obligations with respect to the Purchased Mortgage Loans and Purchased REMIC Certificates are full recourse obligations to each Seller, and each Seller hereby forever waives, demises, acquits and discharges any and all defenses, and shall at no time assert or allege any defense to the contrary.  Notwithstanding anything to the contrary herein, Buyer shall have no recourse to any Seller for any Repurchase Obligations with respect to the Purchased REO Entity Interests.

Section 18.24                      Patriot Act Notice.  Buyer hereby notifies Sellers that Buyer is required by the Patriot Act to obtain, verify and record information that identifies Sellers.

Section 18.25                      Acknowledgement Of Anti-Predatory Lending Policies.  Sellers and Buyer each have in place internal policies and procedures that expressly prohibit their purchase of any High Cost Mortgage Loan.

Section 18.26                      Successors and Assigns; No Third Party Beneficiaries.  Subject to the foregoing, the Repurchase Documents and any Transactions shall be binding upon and shall inure to the benefit of the Parties and their successors and permitted assigns.  Nothing in the Repurchase Documents, express or implied, shall give to any Person other than the Parties any benefit or any legal or equitable right, power, remedy or claim under the Repurchase Documents.

[ONE OR MORE UNNUMBERED SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

PENNYMAC CORP., as a Seller	WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Buyer

By:
Its:	By:
Title:	Its:
Title:

PENNYMAC MORTGAGE INVESTMENT TRUST
HOLDINGS I, LLC, as a Seller

By:
Its:
Title:

Signature Page to Master Repurchase Agreement